FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-06

BANK 2019-BNK20

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,237,475,835

(Approximate Total Mortgage Pool Balance)

$1,060,980,000

 (Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

 Wells Fargo Bank, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2019-BNK20

September 9, 2019

MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	BofA MERRILL LYNCH Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$26,600,000	30.000%	(7)	2.92	1-60	21.0%	38.4%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$47,100,000	30.000%	(7)	7.45	60-117	21.0%	38.4%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	21.0%	38.4%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	21.0%	38.4%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$822,921,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-B	A-sf/A(sf)/AAA(sf)	$238,059,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AAA(sf)	$146,950,000	17.500%	(7)	9.89	119-119	17.8%	45.2%
Class B	AA-sf/AA(sf)/AA-(sf)	$45,555,000	13.625%	(7)	9.96	119-120	17.0%	47.3%
Class C	A-sf/A(sf)/A-(sf)	$45,554,000	9.750%	(7)	9.97	120-120	16.3%	49.5%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB-(sf)	$47,024,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB+(sf)/BBB+(sf)	$27,921,000	7.375%	(7)	9.97	120-120	15.9%	50.8%
Class E	BBB-sf/NR/BBB-(sf)	$19,103,000	5.750%	(7)	9.97	120-120	15.6%	51.6%
Class F	BB-sf/NR/BB-(sf)	$22,043,000	3.875%	(7)	9.97	120-120	15.3%	52.7%
Class G	B-sf/NR/B-(sf)	$11,756,000	2.875%	(7)	9.97	120-120	15.1%	53.2%
Class H	NR/NR/NR	$33,799,042	0.000%	(7)	10.03	120-121	14.7%	54.8%

Non-Offered Eligible Vertical Interest(11)

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$61,873,791.74	N/A	(12)	9.62	1-121	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), and Kroll Bond Rating Agency, Inc. (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the total initial certificate balance of all the principal balance certificates (other than the RR Interest).

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $749,221,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$200,000,000 - $350,000,000	9.78 – 9.79	117 – 118 / 117 – 119
Class A-3	$399,221,000 - $549,221,000	9.87 – 9.89	118– 119 / 119 – 119

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

Issue Characteristics

Offered Certificates:	$1,060,980,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of seven principal balance classes (Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Rating Agencies:	Fitch, S&P and KBRA
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund V, L.P. or its affiliate
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors or any other party to this transaction intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates in a manner prescribed by Article 6 of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under such regulation.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2019 (or, in the case of any mortgage loan that has its first due date after September 2019, the date that would have been its due date in September 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of September 9, 2019
Expected Closing Date:	September 26, 2019
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in October 2019.
Rated Final Distribution Date:	The distribution date in September 2062
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2019-BN20<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:

The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, any primary servicers, the special servicers, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class and then in the amount of interest thereon;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then in the amount of interest thereon;

Fifth, to the principal balance certificates (other than the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B and Class C certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.
Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (a) with respect to Midland Loan Services, a Division of PNC Bank, National Association, the greater of (i) 0.25000% per annum and (ii) the per annum rate that would result in a special servicing fee for the related month of (x) $3,500 or (y) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with such special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% per annum and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:
If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:  (i)(a) to the holders of each class of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates as described above, (c) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C certificates as described above, and (d) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.  All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class F, Class G, Class H, Class V or Class R Certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Park Tower at Transbay (prior to the securitization of the related control note), The Tower at Burbank, NKX Multifamily Portfolio, Solstice on the Park, Hawthorne Works Shopping Center, Eleven Seventeen Perimeter and Polo Towne Crossing SC. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Park Tower at Transbay whole loan (the “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of such promissory note, such loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Park Tower at Transbay (after the securitization of the related control note), Grand Canal Shoppes and Legacy Tower. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the related pooling and servicing agreement and applicable intercreditor agreement) and the applicable special servicer (for any serviced mortgage loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any serviced mortgage loan) receipt of information from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2019-BNK20 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.
Appointment and Replacement of Special Servicers:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, either special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the BANK 2019-BNK20 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the operating advisor, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each master servicer and each special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of Special Servicers”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Structural Overview

mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	13	13	$437,077,825	35.3%
Morgan Stanley Mortgage Capital Holdings LLC	23	44	$350,092,091	28.3%
Wells Fargo Bank, National Association	12	14	$321,306,386	26.0%
National Cooperative Bank, N.A.(2)	23	23	$88,999,532	7.2%
Morgan Stanley Mortgage Capital Holdings LLC/ Wells Fargo Bank, National Association(3)	1	1	$40,000,000	3.2%
Total:	72	95	$1,237,475,835	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,237,475,835
Number of Mortgage Loans:	72
Average Cut-off Date Balance per Mortgage Loan:	$17,187,164
Number of Mortgaged Properties:	95
Average Cut-off Date Balance per Mortgaged Property:	$13,026,061
Weighted Average Mortgage Rate:	3.7315%
% of Pool Secured by 5 Largest Mortgage Loans:	34.3%
% of Pool Secured by 10 Largest Mortgage Loans:	51.9%
% of Pool Secured by ARD Loans(4):	11.4%
Weighted Average Original Term to Maturity (months)(4):	120
Weighted Average Remaining Term to Maturity (months)(4):	119
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	15.6%
% of Pool Secured by Refinance Loans:	78.5%
% of Pool Secured by Acquisition Loans:	12.8%
% of Pool Secured by Recapitalization Loans:	8.7%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	30.0%
% of Pool with Subordinate Mortgage Debt(5):	9.9%
% of Pool with Mezzanine Debt:	8.5%

Credit Statistics(6)(7)

Weighted Average UW NOI DSCR:	3.43x
Weighted Average UW NOI Debt Yield(8):	14.7%
Weighted Average UW NCF DSCR:	3.29x
Weighted Average UW NCF Debt Yield(8):	14.0%
Weighted Average Cut-off Date LTV Ratio(8)(9):	54.8%
Weighted Average Maturity Date LTV Ratio(4)(9):	51.4%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(10):	353
Weighted Average Remaining Amortization Term (months)(10):	353
% of Pool Interest Only through Maturity:	50.5%
% of Pool Interest Only followed by Amortizing Balloon:	22.5%
% of Pool Amortizing Balloon:	15.6%
% of Pool Full IO ARD:	10.1%
% of Pool Partial IO ARD:	1.3%

Lockboxes

% of Pool with Springing Lockboxes:	46.2%
% of Pool with Hard Lockboxes:	40.0%
% of Pool with No Lockboxes:	9.8%
% of Pool with Soft Lockboxes:	4.0%

Reserves

% of Pool Requiring Tax Reserves:	69.9%
% of Pool Requiring Insurance Reserves:	21.6%
% of Pool Requiring Replacement Reserves:	56.9%
% of Pool Requiring TI/LC Reserves(11):	75.4%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	55.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	14.6%
% of Pool with lockout period, followed by yield maintenance until open period:	9.7%
% of Pool with no lockout period. The greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.1%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	7.2%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance plus 0.75%, followed by defeasance or the greater of a prepayment premium and yield maintenance plus 0.75% until open period:	1.3%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to September 2019.

(2)	Eighteen (18) of the twenty-three (23) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	The Grand Canal Shoppes mortgage loan was co-originated by Morgan Stanley Bank, N.A and Wells Fargo Bank, National Association. Such mortgage loan is evidenced by three promissory notes: (i) note A-1-7 and A-1-8, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller; and (ii) note A-2-2-1, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.

(4)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(5)	Nineteen (19) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(6)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(7)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Collateral Overview

(8)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(10)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(11)	Excludes hospitality, multifamily, manufactured housing, other leased fee and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Park Tower at Transbay	San Francisco	CA	Office	$120,000,000	9.7%	764,659	$719.27	2.93x	10.2%	49.1%	49.1%
2	WFB	The Tower at Burbank	Burbank	CA	Office	$100,000,000	8.1%	490,807	$397.30	3.07x	10.0%	62.1%	62.1%
3	BANA	214-224 West 29th Street	New York	NY	Office	$74,000,000	6.0%	200,454	$369.16	2.19x	9.7%	46.3%	46.3%
4	MSMCH	NKX Multifamily Portfolio	Houston	TX	Multifamily	$70,000,000	5.7%	1,558	$64,826.70	2.25x	8.6%	69.1%	69.1%
5	BANA	Jess Ranch Marketplace	Apple Valley	CA	Retail	$60,500,000	4.9%	393,465	$153.76	2.06x	12.3%	65.4%	59.0%
6	WFB	Pan American Life Center	New Orleans	LA	Office	$49,800,000	4.0%	669,529	$74.38	1.68x	12.1%	57.9%	45.6%
7	BANA	White Rock Corporate Center	Rancho Cordova	CA	Office	$45,300,000	3.7%	518,252	$87.41	3.06x	12.0%	55.8%	55.8%
8	MSMCH	Solstice on the Park	Chicago	IL	Multifamily	$45,000,000	3.6%	250	$180,000.00	5.45x	15.3%	31.0%	31.0%
9	MSMCH/WFB	Grand Canal Shoppes	Las Vegas	NV	Retail	$40,000,000	3.2%	759,891	$1,000.14	2.46x	9.6%	46.3%	46.3%
10	MSMCH	Hawthorne Works Shopping Center	Cicero	IL	Retail	$37,457,853	3.0%	284,095	$131.85	1.64x	9.7%	66.2%	54.2%
		Total/Wtd. Avg.				$642,057,853	51.9%			2.69x	10.7%	55.2%	53.0%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	Park Tower at Transbay	$120,000,000	$430,000,000	$550,000,000	BANK 2019-BNK20	Wells Fargo	Midland	(2)	2.93x	10.2%	49.1%
2	WFB	The Tower at Burbank	$100,000,000	$95,000,000	$195,000,000	BANK 2019-BNK20	Wells Fargo	Midland	BANK 2019-BNK20	3.07x	10.0%	62.1%
4	MSMCH	NKX Multifamily Portfolio	$70,000,000	$31,000,000	$101,000,000	BANK 2019-BNK20	Wells Fargo	Midland	BANK 2019-BNK20	2.25x	8.6%	69.1%
9	MSMCH/WFB	Grand Canal Shoppes	$40,000,000	$720,000,000	$760,000,000	MSC 2019-H7	Midland	LNR	(3)	2.46x	9.6%	46.3%
21	MSMCH	Eleven Seventeen Perimeter	$17,000,000	$27,000,000	$44,000,000	BANK 2019-BNK20	Wells Fargo	Midland	BANK 2019-BNK20	2.45x	11.3%	65.8%
23	MSMCH	Polo Towne Crossing SC	$16,000,000	$14,250,000	$30,250,000	BANK 2019-BNK20	Wells Fargo	Midland	BANK 2019-BNK20	1.44x	9.0%	65.9%
36	MSMCH	Legacy Tower	$8,500,000	$13,500,000	$22,000,000	MSC 2019-H7	Midland	LNR	MSC 2019-H7	1.44x	12.2%	63.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The Park Tower at Transbay pari passu companion loans are currently held by Bank of America, National Association, and are expected to be contributed to one or more future securitization transactions. The Park Tower at Transbay whole loan will be serviced pursuant to the BANK 2019-BNK20 pooling and servicing agreement until the securitization of the related controling pari passu companion loan.

(3)	The initial directing holder is the holder of the related Note B until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(2)	Whole Loan UW NOI Debt Yield(2)	Whole Loan Cut-off Date LTV(2)
8	MSMCH	Solstice on the Park	$45,000,000	$180,000.00	$40,000,000	5.45x	15.3%	31.0%	2.08x	8.1%	58.6%
9	MSMCH/WFB	Grand Canal Shoppes	$40,000,000	$1,000.14	$215,000,000	2.46x	9.6%	46.3%	1.67x	7.5%	59.5%
10	MSMCH	Hawthorne Works Shopping Center	$37,457,853	$131.85	$4,994,380	1.64x	9.7%	66.2%	1.28x	8.6%	75.0%

(1)	In addition, nineteen (19) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
5	BANA	Jess Ranch Marketplace	$60,500,000	$153.76	$15,000,000	2.06x	12.3%	65.4%	1.38x	9.9%	81.6%
8	MSMCH	Solstice on the Park	$45,000,000	$180,000.00	$25,000,000	5.45x	15.3%	31.0%	1.36x	6.3%	75.9%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
4.01	MSMCH	Providence at Memorial(3)	Houston	TX	Multifamily	$18,400,990	1.5%	321	$64,826.70	2.25x	8.6%	69.1%	69.1%	JPMDB 2017-C5
4.03	MSMCH	Diamond Hill(3)	Houston	TX	Multifamily	$14,000,000	1.1%	305	$64,826.70	2.25x	8.6%	69.1%	69.1%	JPMCC 2017-JP6
9	MSMCH/WFB	Grand Canal Shoppes	Las Vegas	NV	Retail	$40,000,000	3.2%	759,891	$1,000.14	2.46x	9.6%	46.3%	46.3%	GSMS 2012-SHOP
11	WFB	Japan Center East and West	San Francisco	CA	Retail	$35,000,000	2.8%	71,221	$491.43	2.90x	10.8%	58.0%	58.0%	GSMS 2012-GCJ7
15	WFB	Rivercrest Portfolio(4)	Various	Various	Retail	$25,180,000	2.0%	256,202	$98.28	1.84x	11.3%	75.0%	66.4%	GSMS 2011-GC5; WFRBS 2011-C2
19	WFB	Barrington Court	Hayward	CA	Industrial	$18,500,000	1.5%	203,518	$90.90	3.37x	12.0%	43.3%	43.3%	WFCM 2012-LC5
20	MSMCH	2001 Coit Road	Plano	TX	Retail	$18,500,000	1.5%	140,956	$131.25	1.52x	10.4%	66.0%	53.9%	CGCMT 2017-B1
21	MSMCH	Eleven Seventeen Perimeter	Atlanta	GA	Office	$17,000,000	1.4%	392,726	$112.04	2.45x	11.3%	65.8%	65.8%	GSMS 2011-GC5
26	BANA	Hotel St. Marie - New Orleans	New Orleans	LA	Hospitality	$14,945,809	1.2%	103	$145,104.94	2.29x	16.3%	48.7%	35.5%	MSC 2004-T15
34	MSMCH	Nottingham Place Apartments	Kalamazoo	MI	Multifamily	$9,500,000	0.8%	283	$33,568.90	3.06x	11.9%	62.5%	62.5%	COMM 2012-CR2
38	BANA	Centre Court Shopping Center	Sandy Springs	GA	Retail	$8,250,000	0.7%	68,913	$119.72	1.61x	10.7%	60.0%	52.7%	LBUBS 2005-C5
48	NCB	Hidden Meadows, Inc. A/K/A Middle Island Owners, Inc.	Middle Island	NY	Multifamily	$4,500,000	0.4%	143	$31,468.53	7.10x	38.4%	32.6%	25.4%	WFRBS 2014-C23
49	NCB	Chelsea-Warren Corp.	New York	NY	Multifamily	$4,393,342	0.4%	107	$41,059.27	15.07x	81.0%	4.1%	3.2%	WFRBS 2013-C15
61	NCB	The Knolls Cooperative Section No. 2, Inc.	Bronx	NY	Multifamily	$2,493,420	0.2%	251	$9,933.94	21.26x	156.9%	3.6%	2.2%	WFRBS 2013-C12
		Total				$230,663,561	18.6%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(3)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

(4)	The Highlands Square property and Northpointe Commons property, which are a part of the Rivercrest Portfolio, were previously securitized in the GSMS 2011-GC5 transaction. The Hillside Plaza – NC property was previously securitized in the WFRBS 2011-C2 transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	12	$501,205,000	40.5%	3.6922%	2.52x	10.5%	56.2%	54.2%
CBD	4	$343,800,000	27.8%	3.6008%	2.63x	10.3%	53.6%	51.8%
Suburban	8	$157,405,000	12.7%	3.8918%	2.29x	10.9%	61.9%	59.5%
Retail	38	$337,305,791	27.3%	3.9298%	2.15x	11.0%	61.5%	55.7%
Anchored	12	$209,349,424	16.9%	3.8987%	2.04x	11.4%	64.8%	57.0%
Specialty Retail	1	$40,000,000	3.2%	3.7408%	2.46x	9.6%	46.3%	46.3%
Lifestyle Center	1	$35,000,000	2.8%	3.5700%	2.90x	10.8%	58.0%	58.0%
Single Tenant	19	$25,550,617	2.1%	4.3922%	2.14x	11.8%	59.1%	54.3%
Shadow Anchored	2	$18,700,000	1.5%	4.4274%	1.45x	9.1%	66.7%	60.9%
Unanchored	3	$8,705,751	0.7%	4.5657%	1.62x	10.9%	59.6%	52.0%
Multifamily	31	$216,994,977	17.5%	3.3433%	7.61x	32.4%	37.5%	36.6%
Cooperative	23	$88,999,532	7.2%	3.3995%	13.65x	62.8%	12.3%	10.5%
Garden	7	$82,995,445	6.7%	3.6046%	2.32x	9.1%	68.1%	67.6%
High Rise	1	$45,000,000	3.6%	2.7500%	5.45x	15.3%	31.0%	31.0%
Hospitality	4	$76,214,389	6.2%	4.0975%	2.13x	14.3%	62.8%	50.8%
Full Service	2	$40,532,825	3.3%	4.1316%	2.16x	14.7%	62.1%	48.5%
Select Service	1	$21,000,000	1.7%	3.9110%	1.92x	12.1%	64.4%	55.7%
Limited Service	1	$14,681,564	1.2%	4.2700%	2.37x	16.1%	62.5%	50.3%
Self Storage	4	$43,277,678	3.5%	4.2219%	2.06x	9.7%	64.8%	60.4%
Self Storage	4	$43,277,678	3.5%	4.2219%	2.06x	9.7%	64.8%	60.4%
Industrial	2	$24,000,000	1.9%	3.4802%	3.22x	12.0%	45.7%	45.7%
Flex	1	$18,500,000	1.5%	3.4000%	3.37x	12.0%	43.3%	43.3%
Warehouse	1	$5,500,000	0.4%	3.7500%	2.71x	11.8%	53.9%	53.9%
Other	1	$22,000,000	1.8%	3.2000%	3.12x	10.1%	50.9%	50.9%
Leased Fee	1	$22,000,000	1.8%	3.2000%	3.12x	10.1%	50.9%	50.9%
Mixed Use	3	$16,478,000	1.3%	4.0790%	2.35x	10.0%	61.2%	61.2%
Office/Retail	2	$9,100,000	0.7%	4.3214%	2.11x	9.5%	56.8%	56.8%
Retail/Multifamily	1	$7,378,000	0.6%	3.7800%	2.65x	10.5%	66.5%	66.5%
Total/Wtd. Avg.	95	$1,237,475,835	100.0%	3.7315%	3.29x	14.7%	54.8%	51.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	10	$446,100,000	36.0%	3.4682%	2.77x	10.7%	57.6%	56.6%
California – Northern(2)	5	$234,300,000	18.9%	3.4665%	2.91x	10.8%	52.6%	52.2%
California – Southern(2)	5	$211,800,000	17.1%	3.4701%	2.61x	10.6%	63.2%	61.4%
New York	34	$186,507,938	15.1%	3.8706%	7.63x	35.2%	31.6%	30.2%
Texas	11	$140,864,241	11.4%	4.0775%	1.96x	9.8%	67.4%	62.4%
Illinois	5	$94,478,964	7.6%	3.4417%	3.50x	12.8%	49.7%	43.4%
Louisiana	2	$64,745,809	5.2%	4.0000%	1.82x	13.1%	55.8%	43.3%
North Carolina	5	$55,794,250	4.5%	3.9098%	2.07x	11.4%	67.7%	61.8%
Nevada	2	$47,410,000	3.8%	3.7393%	2.48x	9.7%	48.1%	48.1%
Florida	3	$44,672,016	3.6%	4.1312%	2.15x	12.1%	66.4%	58.5%
Washington	2	$27,910,000	2.3%	3.4223%	2.87x	9.9%	53.9%	53.9%
Georgia	7	$26,770,907	2.2%	4.3321%	2.15x	11.3%	63.2%	60.2%
Oregon	1	$26,500,000	2.1%	4.1500%	1.72x	10.1%	60.2%	54.9%
Pennsylvania	2	$24,416,688	2.0%	3.8671%	1.73x	11.1%	63.3%	54.5%
New Jersey	1	$16,000,000	1.3%	3.3500%	4.15x	15.2%	43.4%	43.4%
Michigan	4	$14,969,500	1.2%	3.8372%	2.58x	12.0%	61.5%	56.8%
Arizona	2	$10,020,859	0.8%	4.1864%	1.67x	11.1%	71.4%	61.8%
South Carolina	2	$8,869,279	0.7%	3.8593%	1.84x	11.4%	74.6%	65.9%
Alabama	1	$1,067,761	0.1%	4.8500%	1.80x	14.5%	52.1%	38.9%
Kansas	1	$377,622	0.0%	4.8500%	1.80x	14.5%	52.1%	38.9%
Total/Wtd. Avg.	95	$1,237,475,835	100.0%	3.7315%	3.29x	14.7%	54.8%	51.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,000,000 - 10,000,000	39	166,519,665	13.5
10,000,001 - 20,000,000	15	218,631,300	17.7
20,000,001 - 30,000,000	6	144,267,016	11.7
30,000,001 - 40,000,000	4	143,457,853	11.6
40,000,001 - 50,000,000	3	140,100,000	11.3
50,000,001 - 120,000,000	5	424,500,000	34.3
Total:	72	$1,237,475,835	100.0%
Min: $1,000,000	Max: $120,000,000 Avg: $17,187,164

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	10	446,100,000	36.0
California – Northern(3)	5	234,300,000	18.9
California – Southern(3)	5	211,800,000	17.1
New York	34	186,507,938	15.1
Texas	11	140,864,241	11.4
Illinois	5	94,478,964	7.6
Louisiana	2	64,745,809	5.2
North Carolina	5	55,794,250	4.5
Nevada	2	47,410,000	3.8
Florida	3	44,672,016	3.6
Washington	2	27,910,000	2.3
Georgia	7	26,770,907	2.2
Oregon	1	26,500,000	2.1
Pennsylvania	2	24,416,688	2.0
New Jersey	1	16,000,000	1.3
Michigan	4	14,969,500	1.2
Arizona	2	10,020,859	0.8
South Carolina	2	8,869,279	0.7
Alabama	1	1,067,761	0.1
Kansas	1	377,622	0.0
Total:	95	$1,237,475,835	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	12	501,205,000	40.5
CBD	4	343,800,000	27.8
Suburban	8	157,405,000	12.7
Retail	38	337,305,791	27.3
Anchored	12	209,349,424	16.9
Specialty Retail	1	40,000,000	3.2
Lifestyle Center	1	35,000,000	2.8
Single Tenant	19	25,550,617	2.1
Shadow Anchored	2	18,700,000	1.5
Unanchored	3	8,705,751	0.7
Multifamily	31	216,994,977	17.5
Cooperative	23	88,999,532	7.2
Garden	7	82,995,445	6.7
High Rise	1	45,000,000	3.6
Hospitality	4	76,214,389	6.2
Full Service	2	40,532,825	3.3
Select Service	1	21,000,000	1.7
Limited Service	1	14,681,564	1.2
Self Storage	4	43,277,678	3.5
Self Storage	4	43,277,678	3.5
Industrial	2	24,000,000	1.9
Flex	1	18,500,000	1.5
Warehouse	1	5,500,000	0.4
Other	1	22,000,000	1.8
Leased Fee	1	22,000,000	1.8
Mixed Use	3	16,478,000	1.3
Office/Retail	2	9,100,000	0.7
Retail/Multifamily	1	7,378,000	0.6
Total:	95	$1,237,475,835	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.7500 - 4.4999	63	1,165,806,291	94.2
4.5000 - 4.9999	8	67,669,543	5.5
5.0000 - 5.0500	1	4,000,000	0.3
Total:	72	$1,237,475,835	100.0%
Min: 2.7500%	Max: 5.0500% Wtd Avg: 3.7315%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	70	1,208,039,585	97.6
121	2	29,436,250	2.4
Total:	72	$1,237,475,835	100.0%
Min: 120 mos.	Max: 121 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
117 - 119	45	1,013,629,585	81.9
120 - 121	27	223,846,250	18.1
Total:	72	$1,237,475,835	100.0%
Min: 117 mos.	Max: 121 mos. Wtd Avg: 119 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	750,444,250	60.6
240	1	2,493,420	0.2
300	3	73,032,675	5.9
360	34	392,707,043	31.7
420	1	12,500,000	1.0
480	2	6,298,447	0.5
Total:	72	$1,237,475,835	100.0%
Min: 240 mos.	Max: 480 mos. Wtd Avg: 353 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	750,444,250	60.6
239 - 300	4	75,526,094	6.1
359 - 480	37	411,505,490	33.3
Total:	72	$1,237,475,835	100.0%
Min: 239 mos.	Max: 480 mos. Wtd Avg: 353 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
BANA	13	437,077,825	35.3
MSMCH	23	350,092,091	28.3
WFB	12	321,306,386	26.0
NCB	23	88,999,532	7.2
MSMCH/WFB	1	40,000,000	3.2
Total:	72	$1,237,475,835	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	625,344,250	50.5
Partial Interest Only	13	278,125,000	22.5
Amortizing Balloon	27	193,406,585	15.6
Interest Only ARD	2	125,100,000	10.1
Partial Interest Only ARD	1	15,500,000	1.3
Total:	72	1,237,475,835	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.7 - 55.0	35	460,332,207	37.2
55.1 - 60.0	6	149,304,823	12.1
60.1 - 65.0	17	299,858,259	24.2
65.1 - 70.0	10	282,905,547	22.9
70.1 - 75.0	4	45,075,000	3.6
Total:	72	$1,237,475,835	100.0%
Min: 1.7%	Max: 75.0%	Wtd Avg: 54.8%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.7 - 40.0	27	159,232,207	12.9
40.1 - 50.0	7	321,844,823	26.0
50.1 - 55.0	11	168,784,862	13.6
55.1 - 60.0	8	218,279,694	17.6
60.1 - 65.0	15	249,776,250	20.2
65.1 - 69.1	4	119,558,000	9.7
Total:	72	$1,237,475,835	100.0%
Min: 1.7%	Max: 69.1%	Wtd Avg: 51.4%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.44 - 1.60	5	60,682,678	4.9
1.61 - 1.80	11	190,090,164	15.4
1.81 - 2.00	5	62,935,000	5.1
2.01 - 2.20	6	208,216,839	16.8
2.21 - 2.40	4	110,563,623	8.9
2.41 - 67.04	41	604,987,532	48.9
Total:	72	$1,237,475,835	100.0%
Min: 1.44x	Max: 67.04x	Wtd Avg: 3.29%

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.6 - 9.0	4	105,495,000	8.5
9.1 - 10.0	11	319,800,531	25.8
10.1 - 12.0	21	445,639,695	36.0
12.1 - 14.0	7	176,626,839	14.3
14.1 - 16.0	5	75,786,866	6.1
16.1 - 224.6	24	114,126,905	9.2
Total:	72	$1,237,475,835	100.0%
Min: 8.6%	Max: 224.6%	Wtd Avg: 14.7%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #1	Cut-off Date Balance:	$120,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		U/W NCF DSCR:	2.93x
		U/W NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #1	Cut-off Date Balance:	$120,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		U/W NCF DSCR:	2.93x
		U/W NOI Debt Yield:	10.2%

Park Tower at Transbay
250 Howard Street
San Francisco, CA 94105
San Francisco Bay
Chinatown
Financial District
Union Square
SoMa
SAN FRANCISCO
South Beach
Mission Bay
McCovey Cove
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Columbus Ave
Battery St
Drumm St
Front St
Sansome St
Montgomery St
Kearny St
Grant Ave
Stockton St
Powell St
Mason St
Embarcadero
Spear St
Main St
Beale St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
6th St
Minna St
Natoma St
Tehama St
Clementina St
Delancey St
Ritch St
Bluxome St
Portsmouth Square
Transamerica Pyramid
Maritime Plaza
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Justin Herman Plaza
Ferry Building
Ferry Building Marketplace
The Fairmont SF
Omni San Francisco
InterContinental Mark Hopkins
Ritz Carlton
Bank of America Bldg.
California Center
101 California
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
100 Spear
455 Market Street
50 Fremont Center
Millennium Tower
Salesforce Tower
Golden Gate University
Fitbit
Okta
JPMorgan Chase Bldg.
WeWork
TRANSBAY TRANSIT CENTER
Bit Torrent
Twilio
DocuSign
Gap HQ
Google SF
The Infinity Towers
The Wharton School, Univ. of PA
Fusionstorm
SF-Oakland Bay Bridge
Sir Francis Drake
Grand Hyatt SF
Crocker Galleria
Macy's
Four Seasons Hotel SF
Academy of Art University
Museum of the African Diaspora
The Mexican Museum
LinkedIn
Yerba Buena Center for the Arts
Yerba Buena Gardens
SF Museum of Modern Art
Yerba Buena Ctr. for the Arts Theatre
Westfield San Francisco Centre
Hallidie Plaza
POWELL
MONTGOMERY
EMBARCADERO
Metreon
Moscone Ctr. North
Moscone Ctr. South
Moscone Ctr. West
MOSCONE CONVENTION CENTER
Children's Creativity Museum
YERBA BUENA SQUARE
Riverbed Technology
UBM Tech
Terra Gallery and Event Ctr.
One Rincon Hill
SF Mint
Univ. of the Pacific School of Dentistry
Yahoo
InterContinental SF
Comcast SportsNet
Lamplighter Music Theatre
South Park
GitHub
Dropbox
Oracle Park
Pier 48
Pier 50
CENTRAL SUBWAY (Under Constr.)
CABLE CAR LINE
BART
MUNI METRO
CALTRAIN
CALTRAIN DEPOT
EMBARCADERO & WASHINGTON
DON CHEE/STEUART ST
EMBARCADERO & FOLSOM
EMBARCADERO & HARRISON
EMBARCADERO & BRANNAN
KING & 2ND
4TH & KING
4TH & BRANNAN
MISSION ROCK
UNION SQUARE
YERBA BUENA/MOSCONE
CHINATOWN
80
280
San Francisco Intl. Airport 11 miles
Univ. of California - San Francisco Mission Bay Campus
San Rafael
Richmond
El Cerrito
Berkeley
Emeryville
OAKLAND
Alameda
Piedmont
Orinda
Lafayette
Moraga
Walnut Creek
Concord
Pittsburg
Pinole
Martinez
Pleasant Hill
Alamo
Danville
San Ramon
Castro Valley
San Leandro
Dublin
Pleasanton
Hayward
Union City
Fremont
Newark
Sunol
Milpitas
SAN JOSE
Santa Clara
Sunnyvale
Mtn. View
Palo Alto
Menlo Park
Redwood City
San Carlos
Belmont
Foster City
San Mateo
Burlingame
San Bruno
South San Francisco
Daly City
Pacifica
Moss Beach
Half Moon Bay
Woodside
Portola Valley
Sausalito
Tiburon
Corte Madera
Mill Valley
San Francisco Bay
Pacific Ocean
SAN FRANCISCO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Park Tower at Transbay

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A/BBB-/NR			Location:	San Francisco, CA 94105
Original Balance:	$120,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$120,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance(1):	9.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018-2019/N/A
Borrower Sponsor:	MetLife, Inc.			Size:	764,659 SF
Guarantor:	Park Tower Owner LLC			Cut-off Date Balance per SF(1):	$719
Mortgage Rate:	3.4500%			Maturity Date/ARD Balance per SF(1):	$719
Note Date:	7/23/2019			Property Manager:	MA West Management LLC
First Payment Date:	9/1/2019				(borrower-related)
Anticipated Repayment Date (ARD)(2):	8/1/2029			Underwriting and Financial Information
Maturity Date(2):	8/1/2034			UW NOI:	$56,350,668
Original Term to ARD:	120 months			UW NOI Debt Yield(1):	10.2%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity/ARD(1):	10.2%
IO Period:	120 months			UW NCF DSCR(1):	2.93x
Seasoning:	1 month			Most Recent NOI(4):	N/A
Prepayment Provisions:	LO(23); YM(90); O(7)			2nd Most Recent NOI(4):	N/A
Lockbox/Cash Mgmt Status:	Hard / Springing			3rd Most Recent NOI(4):	N/A
Additional Debt Type:	Pari Passu			Most Recent Occupancy(5):	98.9% (9/1/2019)
Additional Debt Balance(1):	$430,000,000			2nd Most Recent Occupancy(4):	N/A
Future Debt Permitted (Type)(1):	No (N/A)			3rd Most Recent Occupancy(4):	N/A
Reserves(3)				Appraised Value (as of)(6):	$1,120,000,000 (10/1/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF(6):	$1,465
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(6):	49.1%
Insurance:	$0	Springing	N/A	Maturity Date/ARD LTV Ratio(1)(6):	49.1%
Deferred Maintenance:	$4,412,926	$0	N/A
TI/LC:	$80,198,366	$0	N/A
Regulatory Fees Reserve:	$5,528,653	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$550,000,000	100.0%	Loan Payoff:	$294,460,472	53.5%
			Reserves(7):	$145,173,206	26.4%
			Return of Equity:	$108,543,869	19.7%
			Closing Costs:	$1,822,453	0.3%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Park Tower at Transbay Mortgage Loan (as defined below) is a part of the Park Tower at Transbay Whole Loan (as defined below) with an original aggregate principal balance of $550,000,000. The Cut-off Date Balance per SF, Maturity Date/ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity/ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio numbers presented above are based on the Park Tower at Transbay Whole Loan.

(2)	The Park Tower at Transbay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) and will be interest-only prior to the ARD. From and after the ARD, the Park Tower at Transbay Whole Loan will accrue additional interest at a fixed rate of 2.5000% which will be deferred and due and payable on the Maturity Date (or earlier repayment in full of the Park Tower at Transbay Whole Loan.) The ARD automatically triggers a Cash Sweep Period (see “Lockbox and Cash Management”) whereby all excess cash flow is required to be used to pay down the principal balance of the Park Tower at Transbay Whole Loan and repay the additional accrued interest.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Prior historical operating statements and occupancy are not applicable, as the Park Tower at Transbay Property (as defined below) was constructed in 2018-2019.

(5)	The sole office tenant, Facebook, Inc. (98.9% of NRA) is currently in the process of building out its space and, according to the borrower sponsor, is expected to move into the building in phases between September 2019 and September 2020.

(6)	The Appraised Value shown reflects a “Prospective Market Value At Stabilization” value as of October 1, 2019, which assumes that Facebook, Inc. has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). The “as-is” value as of May 30, 2019 of $959,000,000 results in both a Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of 57.4% for the Park Tower at Transbay Whole Loan. The appraiser also provided an “as dark” value as of May 30, 2019 of $1,004,000,000, which results in both a Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of 54.8% for the Park Tower at Transbay Whole Loan. The “as dark” value is greater than the “as-is” value due to the market rent being higher than the current contract rent at the Park Tower at Transbay Property.

(7)	Reserves include $55,033,261 paid by the Park Tower at Transbay Borrower (as defined below) at loan origination, which amount was subsequently disbursed to Facebook, Inc. by the escrow agent to buy out Facebook Inc.’s rent abatement period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #1	Cut-off Date Balance:	$120,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		U/W NCF DSCR:	2.93x
		U/W NOI Debt Yield:	10.2%

The Mortgage Loan. The largest mortgage loan (the “Park Tower at Transbay Mortgage Loan”) is a part of a whole loan (the “Park Tower at Transbay Whole Loan”) evidenced by ten promissory notes in the aggregate original principal amount of $550,000,000. The Park Tower at Transbay Whole Loan is secured by a first priority fee mortgage on a 764,659 SF newly constructed, Class A office tower located in San Francisco, California (the “Park Tower at Transbay Property”).

The Park Tower at Transbay Mortgage Loan is evidenced by the non-controlling promissory Note A-1 and non-controlling promissory Note A-8 in the original aggregate principal amount of $120,000,000. The controlling promissory Note A-3, and non-controlling promissory Notes A-2, A-4, A-5, A-6, A-7, A-9 and A-10 (together, the “Park Tower at Transbay Pari Passu Companion Loans”), are in the aggregate original principal amount of $430,000,000, currently held by Bank of America, N.A. and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The Park Tower at Transbay Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK20 securitization trust and from and after the securitization of the controlling promissory Note A-3, will be serviced pursuant to the pooling and servicing agreement for the securitization to which promissory Note A-3 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Park Tower at Transbay Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2019-BNK20	No
A-2	$100,000,000	$100,000,000	Bank of America, N.A.	No
A-3	$100,000,000	$100,000,000	Bank of America, N.A.	Yes
A-4	$80,000,000	$80,000,000	Bank of America, N.A.	No
A-5	$50,000,000	$50,000,000	Bank of America, N.A.	No
A-6	$50,000,000	$50,000,000	Bank of America, N.A.	No
A-7	$25,000,000	$25,000,000	Bank of America, N.A.	No
A-8	$20,000,000	$20,000,000	BANK 2019-BNK20	No
A-9	$15,000,000	$15,000,000	Bank of America, N.A.	No
A-10	$10,000,000	$10,000,000	Bank of America, N.A.	No
Total	$550,000,000	$550,000,000

The Borrower and the Borrower Sponsor. The borrower is Park Tower Owner LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors (the “Park Tower at Transbay Borrower”).

The borrower sponsor is MetLife, Inc. (NYSE: MET), a Fortune 500 financial services company, providing insurance, annuities, employee benefits and asset management. The borrower sponsor was the original developer of the Park Tower at Transbay Property. There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Park Tower at Transbay Whole Loan.

The Property. The Park Tower at Transbay Property is comprised of a newly constructed, Class A, pre-certified LEED Gold, 43-story high-rise office building located on the northeast corner of Beale Street and Howard Street in the Transbay Transit District in the South Financial District of downtown San Francisco, California. The Park Tower at Transbay Property contains a total of 764,659 SF. All of the office space (755,914 SF) and the two-level subterranean parking are leased to Facebook, Inc. (“Facebook”). Facebook’s space includes a mix of open and private offices, various common areas, a cafeteria, fitness/wellness center and a child care center. There is 50,000 SF of outdoor space including fourteen skydecks: large rooftop terraces on floors 12 and 28, and outside terraces on every third floor starting on floor 13 and ending on the top floor, 43. 70% of the floors have San Francisco Bay views.

The remaining rentable area is comprised of three vacant retail spaces (8,745 SF) on the ground floor, as to which, according to the borrower sponsor, prospective tenants are presently in lease negotiations. Building amenities include bike parking, an open plaza on the ground level, and two non-collateral adjacent public park spaces which are required to be maintained by the Park Tower at Transbay borrower sponsor.

The Park Tower at Transbay Property is located adjacent to the recently completed multi-billion-dollar Salesforce (f/k/a Transbay) Transit Center and City Park, providing immediate proximity to all forms of public transportation. The Park Tower at Transbay Property is within walking distance to the Ferry Building, waterfront AT&T Park, Moscone Center, Westfield Shopping Centre, SF MoMA, Union Square and South Park.

Major Tenant.

Facebook leases all of the office space (755,914 SF) on a long term, triple-net lease which commenced on March 1, 2019. Facebook’s lease is divided into three phases: Phase I includes floors 2-12, Phase II includes floors 13-25 and Phase III includes floors 26-43. The initial rent for Phase I, Phase II and Phase III is $60.00 PSF, $66.00 PSF and $72.00 PSF, respectively, resulting in a current weighted average rent of $65.82 PSF. The Facebook office lease requires annual rental increases of 3.0%. Facebook also leases the subterranean parking (110 spaces with capacity for 140 spaces with valet operations) based on an annual rent of $594,000 ($450/space per month), with increases to market rent every five years.

Facebook is currently in the process of building out its space and, according to the borrower sponsor, is expected to move into the building in phases between September 2019 and September 2020. The Park Tower at Transbay Borrower provided Facebook with a tenant improvement allowance of $110 PSF (of which $80,198,366 ($106 PSF) was outstanding as of the loan origination date and has been fully reserved by the lender) and estimates that Facebook will be spending an additional $300-$350 PSF on its buildout. Pursuant to its lease, Facebook was entitled to rent abatements, which have been bought out by the Park Tower at Transbay Borrower as of July 25, 2019. Facebook is now paying full unabated rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #1	Cut-off Date Balance:	$120,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		U/W NCF DSCR:	2.93x
		U/W NOI Debt Yield:	10.2%

Facebook’s lease expiration for Phase I is February 28, 2033 and for Phases II and III are February 28, 2034. Each phase has two eight-year renewal options at fair market rent. In order to exercise the renewal option for Phase II, Facebook must exercise its option for Phase I. In order to exercise the renewal option for Phase III, Facebook must exercise both options for Phase I and II.

Facebook has a right of first offer to purchase the Park Tower at Transbay Property, as discussed in “Right of First Offer” below.

Facebook (NYSE: FB) provides various products to connect and share “online”. The company's products include Facebook, which enables people to connect, share and discover through mobile devices and personal computers; Instagram, a community for sharing photos, videos, and messages; and Messenger and WhatsApp, both messaging applications. Facebook also provides Oculus, a hardware, software and developer platform, which allows people to connect through its virtual reality products. As of December 31, 2018, Facebook had approximately 1.52 billion daily active users. The company was founded in 2004 and is headquartered in Menlo Park, California. Facebook also has large block leases at 181 Fremont and 215 Fremont, in downtown San Francisco, both within one block of the Park Tower at Transbay Property. For the fiscal year ending December 31, 2018, Facebook reported total revenue of $55.8 billion, up from $40.7 billion in the prior year and $27.6 billion in 2016. Facebook has a current market capitalization of $478 billion.

The following table presents certain information relating to the tenants at the Park Tower at Transbay Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Facebook, Inc. – Phase I(1)	NR/NR/NR	269,814	35.3%	$16,188,822	32.5%	$60.00	2/28/2033	2 x 8 Yrs	N
Facebook, Inc. – Phase II(1)	NR/NR/NR	238,962	31.3%	$15,771,464	31.7%	$66.00	2/28/2034	2 x 8 Yrs	N
Facebook, Inc. – Phase III(1)	NR/NR/NR	247,138	32.3%	$17,793,967	35.8%	$72.00	2/28/2034	2 x 8 Yrs	N
Office Total/Wtd. Avg.		755,914	98.9%	$49,754,253	100.0%	$65.82

Vacant Space (Retail)		8,745	1.1%	$0	0.0%
Total/Wtd. Avg.		764,659	100.0%	$49,754,253	100.0%

Information is based on the underwritten rent roll.

(1)	Facebook is currently in the process of building out its space and expected to move into the building in phases between September 2019 and September 2020.

The following table presents certain information relating to the lease rollover schedule at the Park Tower at Transbay Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	755,914	$65.82	98.9%	98.9%	$49,754,253	100.0%	100.0%
Vacant	0	8,745	$0.00	1.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(1)	1	764,659	$65.82	100.0%		$49,754,253	100.0%

Information is based on the underwritten rent roll.

(1)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #1	Cut-off Date Balance:	$120,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		U/W NCF DSCR:	2.93x
		U/W NOI Debt Yield:	10.2%

The Market. The Park Tower at Transbay Property is located in the South Financial District of San Francisco, California, just north of the Rincon Hill/South Beach/SOMA District, which has seen a resurgence in leasing activity particularly with respect to the technology sector, and east of the Yerba Buena District, home to several major redevelopment projects including the Yerba Buena complex, Moscone convention center and Westfield Shopping Center.

A significant development in the San Francisco central business district is the redevelopment of the approximately 40-acre area surrounding the Transbay Terminal, the primary transit hub in the downtown area. Redevelopment plans include replacing the outdated Transbay Terminal (which was completed in August 2018), extending Caltrain 1.3 miles (which construction began in 2012) and developing the surrounding neighborhood by widening Folsom Street and promoting sidewalk cafes and markets, and developing approximately 2,600 new homes, 3 million SF of office and commercial space, and 100,000 SF of retail space. Recent developments of the office space include the 61-story Salesforce Tower.

Salesforce has also leased approximately 325,000 SF at Transbay Parcel F (550 Howard) and approximately 335,000 SF at 350 Mission. Other technology firms leasing large blocks of space in the area include Facebook at 181 Fremont (432,000 SF) and at 215 Fremont (300,000 SF), Adobe at 100 Hooper (280,000 SF), Stripe at 510 Townsend (269,063 SF), Blend Labs at 500 Pine Street (72,000 SF), Twitch at 350 Bush Street (185,000 SF), LinkedIn at 222 Second Street (430,650 SF) and Pinterest at 88 Bluxome Street (490,000 SF). As of the first quarter of 2019, large block demand greater than 50,000 SF has climbed 41% year over year, outpacing supply. According to the appraisal, there are currently 20 tenant requirements of 100,000 SF or more but only five contiguous space options that can offer occupancy through 2023.

According to a third party market report, the Park Tower at Transbay Property is located in the South Financial District office submarket of the San Francisco office market. For the first quarter of 2019, the submarket had total inventory of approximately 28.2 million SF with a vacancy rate of 6.7% and average asking rents of $83.02 PSF.

According to the appraisal, the estimated 2019 population within a one-half-, one- and three-mile radius of the Park Tower at Transbay Property was 16,122, 59,433 and 378,299, respectively. The 2019 median household income within the same radii was $204,917, $105,624 and $113,407, respectively.

The following table presents recent leasing data at comparable office properties with respect to the Park Tower at Transbay Property:

Comparable Lease Summary
Property	Year Built/ Renovated	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF NNN	Lease Term (Yrs.)	TI PSF
Park Tower at Transbay	2018-2019	N/A	764,659	Facebook	755,914	March-19	$65.82	15	$110
Parcel F 546-550 Howard Street	2023 (projected)	0.2 miles	1,100,000	Salesforce	325,000	4Q18	$80.00	15	$100
88 Bluxome Street	TBD	1.4 miles	1,000,000	Pinterest	490,000	1Q19	$78.00	10-15	N/A
181 Fremont Street	2018	0.1 miles	432,000	Facebook	432,000	Sep-17	$65.00	10	$100
45 Fremont	1978	0.3 miles	602,780	Slack Technologies	208,459	Aug-19	$69.00	11.3	$100-$130
One Tehama	1929	0.2 miles	98,566	Social Finance	98,566	Sep-18	$70.00	11	$105

Source: Appraisal and Facebook lease.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Office – Low	Office – Mid	Office - High	Retail
Market Rent	$75.00	$80.00	$85.00	$65.00
Lease Term (Yrs.)	12	12	12	10
Rental Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #1	Cut-off Date Balance:	$120,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		U/W NCF DSCR:	2.93x
		U/W NOI Debt Yield:	10.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Park Tower at Transbay Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$50,322,681	$65.81
Straight Line Rent	$7,996,394	$10.46
Reimbursements	$29,328,101	$38.35
Parking Income	$594,000	$0.78
Vacancy(3)	($2,908,912)	($3.80)
Effective Gross Income	$85,332,264	$111.60

Real Estate Taxes	$16,161,609	$21.14
Insurance	$1,561,863	$2.04
Other Operating Expenses	$11,258,124	$14.72
Total Operating Expenses	$28,981,596	$37.90

Net Operating Income	$56,350,668	$73.69
TI/LC	$0	$0.00
Capital Expenditures	$72,995	$0.10
Net Cash Flow	$56,277,673	$73.60

Occupancy %(3)	96.7%
NOI DSCR(4)	2.93x
NCF DSCR(4)	2.93x
NOI Debt Yield(4)	10.2%
NCF Debt Yield(4)	10.2%

(1)	Prior historical operating statements and occupancy are not applicable, as the Park Tower at Transbay Property was constructed in 2018-2019.

(2)	UW Base Rent includes the vacant ground floor retail space (8,745 SF) grossed up to an estimated NNN rent of $65.00 PSF.

(3)	The Park Tower at Transbay Property is 98.9% leased to Facebook. UW Vacancy is 2.5% for the office floors and 100.0% for the retail space.

(4)	The debt service coverage ratios and debt yields shown are based on the Park Tower at Transbay Whole Loan.

Escrows and Reserves.

Taxes and Insurance Reserves - So long as (x) no Cash Sweep Period (as defined below) exists and (y) the Park Tower at Transbay Borrower provides evidence to the lender that all property taxes and insurance premiums have been paid in full, monthly escrows for taxes and insurance will be waived.

Deferred Maintenance - The Park Tower at Transbay Borrower deposited at loan origination $4,412,926, which is equal to 110% of the estimated cost for the completion of the outstanding project costs for the construction of the Park Tower at Transbay Property.

TI/LC Reserve - The Park Tower at Transbay Borrower deposited at loan origination $80,198,366 for outstanding tenant improvement allowances owed to Facebook.

Regulatory Fees Reserve - The Park Tower at Transbay Borrower deposited at loan origination $5,528,653 which is equal to 100% of the estimated cost for the regulatory fees in connection with the development of the Park Tower at Transbay Property as required pursuant to an owner participation/disposition and development agreement between the Successor Agency to the Redevelopment Agency of the City of San Francisco and the Park Tower at Transbay Borrower and as required for Municipal Transportation Agency additional street use fees.

Lockbox and Cash Management. The Park Tower at Transbay Whole Loan documents require a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Park Tower at Transbay Whole Loan documents. Additionally, during a Cash Sweep Period, all excess cash flow is required to be held as additional security for the Park Tower at Transbay Whole Loan until the discontinuance of the Cash Sweep Period.

A “Cash Sweep Period” will commence upon:

(i)	an event of default under the Park Tower at Transbay Whole Loan documents beyond notice and cure periods (a “Default Trigger”),

(ii)	the Park Tower at Transbay Borrower seeking bankruptcy protection (a “Borrower Bankruptcy Trigger”),

(iii)	Facebook seeking bankruptcy protection (a “Facebook Bankruptcy Trigger”),

(iv)	Facebook (A) being in monetary or material non-monetary default beyond notice and cure periods or (B) terminating or giving notice to terminate its lease (each, a “Tenant Trigger”),

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #1	Cut-off Date Balance:	$120,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		U/W NCF DSCR:	2.93x
		U/W NOI Debt Yield:	10.2%

(v)	the Park Tower at Transbay Borrower failing to repay the Park Tower at Transbay Whole Loan in full on or before the ARD (an “ARD Trigger”), or

(vi)	together with a Facebook Bankruptcy Trigger or a Tenant Trigger, the debt yield is less than 7.000% (not including any straight line rent) for two consecutive calendar quarters (a “Debt Yield Trigger”)

(vii)	any replacement tenant (should the Facebook lease be terminated) subsequently going dark in more than 50% the office SF at the Park Tower at Transbay Property (a “Replacement Tenant Trigger”), unless the replacement tenant has a credit rating of at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s.

A Cash Sweep Period will end when (provided no other Cash Sweep Period is continuing):

(a)	if triggered by a Default Trigger, the cure of the event of default under the Park Tower at Transbay Whole Loan documents,

(b)	if triggered by a Facebook Bankruptcy Trigger, the replacement or assumption of the Facebook lease by the bankruptcy court and the dismissal of such bankruptcy proceedings,

(c)	if triggered by a Tenant Trigger or a Debt Yield Trigger, the debt yield being equal to or greater than 7.00% (not including any straight line rent) for the trailing two quarters, and

(d)	if triggered by a Replacement Tenant Trigger (x) delivery of a replacement lease(s) for at least 50% of the office SF at the Park Tower at Transbay Property, or (y) the dark replacement tenant re-opens business in at least 50% of the office SF at the Park Tower at Transbay Property.

A Cash Sweep Period triggered by a Borrower Bankruptcy Trigger or an ARD Trigger may not be cured and will continue until the full repayment of the Park Tower at Transbay Whole Loan. All excess cash collected after an ARD Trigger will be applied to the reduction of principal, then to pay off additional accrued interest.

Additional Secured Indebtedness (not including trade debts). The Park Tower at Transbay Property also secures the Park Tower at Transbay Pari Passu Companion Loans which have an aggregate Cut-off Date principal balance of $430,000,000. The Park Tower at Transbay Pari Passu Companion Loans accrue interest at the same rate as the Park Tower at Transbay Mortgage Loan. The Park Tower at Transbay Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Park Tower at Transbay Pari Passu Companion Loans. The holders of the Park Tower at Transbay Mortgage Loan and the Park Tower at Transbay Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Park Tower at Transbay Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer. Facebook has a right of first offer to purchase the Park Tower at Transbay Property at the same terms as any purchase offer received by the Park Tower at Transbay Borrower. If Facebook fails to exercise its right of first offer, the Park Tower at Transbay Borrower will be free to sell the Park Tower at Transbay Property to another party other than a Facebook competitor, namely Alphabet Inc., Amazon.com, Inc., Apple Inc., Microsoft Corporation, salesforce.com, inc., Snap Inc. and Samsung Electronics, which list of competitors is subject to change by Facebook in accordance with its lease.

Letter of Credit. None.

Terrorism Insurance. The Park Tower at Transbay Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Park Tower at Transbay Property and business interruption insurance for 36 months with a twelve month extended period of indemnity, provided, if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be further modified, amended, or extended) is not in effect, the Park Tower at Transbay Borrower will not be required to pay annual premiums in excess of two times the premium then payable for the property and business interruption/loss of rents insurance in order to obtain the terrorism coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

The Tower at Burbank

Floor	Tenant	SF / Expiration
32	STX Filmworks, LLC	18,900 SF 11/2025
31	STX Filmworks, LLC	19,097 SF 11/2025
30	Disney	9,665 SF 12/2029
30	Disney	9,621 SF 12/2029
29	Disney	19,294 SF 12/2029
28	Disney	19,261 SF 12/2029
27	Disney	19,270 SF 12/2029
26	Disney	19,281 SF 12/2029
25	Disney	19,281 SF 12/2029
24	Prime Focus	19,281 SF 9/2030
23	Prime Focus	11,018 SF 9/2030
23	Stalwart Films	8,255 SF 5/2021
22	Stalwart Films	19,092 SF 10/2023
21	Abrams Garfinkel Margolis Berg	8,340 SF 5/2028
21	Vacant	5,606 SF
21	Vacant	4,519 SF
20	RT Specialty	14,279 SF 12/2023
20	Consensus	4,624 SF 7/2024
19	Vubiquity, Inc.	18,605 SF 6/2026
18	Vubiquity, Inc.	18,605 SF 6/2026
17	Vubiquity, Inc.	18,605 SF 6/2026
16	ZestFinance	18,863 SF 6/2028
15	WeWork	18,686 SF 4/2032
14	WeWork	18,685 SF 4/2032
12	WeWork	18,686 SF 4/2032
11	WeWork	18,685 SF 4/2032
10	PictureHead	18,605 SF 6/2026
9	PictureHead	18,605 SF 6/2026
8	Bellum Entertainment	10,889 SF 1/2021
8	Nettwork Management	7,866 SF 5/2022
7	44 Blue Productions	18,605 SF 9/2020
6	44 Blue Productions	8,844 SF 9/2020
5		
4		
3		
2		
1	Union Bank of California	5,759 SF 1/2026
1	Vacant	3,060 SF

Vacant | Building | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

The Tower at Burbank
3900 West Alameda Avenue
Burbank, CA 91505
BURBANK
North Hollywood
LOS ANGELES
GLENDALE
Toluca Lake
Studio City
Bob Hope-Burbank Airport
LA Marriott Burbank Airport
METROLINK VENTURA COUNTY LINE
ANTELOPE VALLEY LINE
McCambridge Recreation Center
Deluxe Entertainment Services Group
Burbank Empire Center
Lowe's Home Improvement
Target
Walmart
Costco
Monterey High School
Ralph Foy Park
The Colony Theatre Company
Burbank Town Center
AMC Burbank 16
DOWNTOWN BURBANK
Golden State Fwy
Hilton Garden Inn
IKEA
Burbank Adult School
Martial Arts History Museum
Nickelodeon Animation Studio
Gordon R. Howard Museum
Olive Recreation Center
Clear Lake Recording Studios
Bearded Lady's Mystic Museum
John Burroughs High School
Rosen Sound
Encore Recording Studio
Rancho Marketplace Shopping Center
Pickwick Gardens
Los Angeles Equestrian Center
Betty Davis Picnic Area
Verdugo Park
Warner Bros. Ranch
Providence Saint Joseph Medical Center
Disney Studios
Hollywood Records
Fremantle Media
Warner Music Group
NBC Studios
iHeart Media
Johnny Carson Park
Buena Vista Park
Buena Vista Home Entertainment
Disney-ABC Television Group
New York Film Academy/ Los Angeles
Warner Bros. Studios
Travel Town Museum
Walt Disney's Carolwood Barn
Pasadena 10 miles
MOUNT SINAI MEMORIAL CEMETERY
FOREST LAWN MEMORIAL CEMETERY
Griffith Park
Toluca Lake
Lakeside Golf Course
Los Angeles River
LOS ANGELES COUNTY
Universal Studios Hollywood
Universal/ Studio City
Hilton Los Angeles/ Universal City
Universal CityWalk
RED LINE METRO
SANTA MONICA MTS.
Upper Hollywood Reservoir
Downtown Los Angeles 11 miles
Ventura Fwy
Hollywood Fwy
Victory Blvd
Burbank Blvd
Magnolia Blvd
Olive Ave
Alameda Ave
Riverside Dr
Buena Vista St
Hollywood Way
Cahuenga Blvd
Barham Blvd
Forest Lawn Dr
Pacific Ocean
Burbank
Glendale
Pasadena
Santa Monica
Long Beach
Anaheim

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – The Tower at Burbank

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Burbank, CA 91505
Original Balance(1):	$100,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$100,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1989/2015-2019
Borrower Sponsor:	BPP Burbank Holdings LLC			Size:	490,807 SF
Guarantor:	BPP Burbank Holdings LLC			Cut-off Date Balance per SF(1):	$397
Mortgage Rate:	3.1300%			Maturity Balance per SF(1):	$397
Note Date:	8/8/2019			Property Manager:	The Worthe Real Estate Group,
First Payment Date:	9/11/2019				Inc. (borrower-related)
Maturity Date:	8/11/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI(4):	$19,595,795
Original Amortization Term:	0 months			UW NOI Debt Yield(1):	10.0%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1):	10.0%
Seasoning:	1 month			UW NCF DSCR(1):	3.07x
Prepayment Provisions(2):	YM0.5 (25); DEF/YM0.5 (88); O (7)			Most Recent NOI(4):	$10,881,903 (12/31/2018)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI(4):	$5,444,777 (12/31/2017)
Additional Debt Type(1):	Pari Passu			3rd Most Recent NOI(5):	N/A
Additional Debt Balance(1):	$95,000,000			Most Recent Occupancy(6):	97.3% (7/1/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(6):	64.2% (12/31/2018)
Reserves(3)				3rd Most Recent Occupancy:	56.7% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$314,000,000 (6/24/2019)
Real Estate Taxes:	$0	Springing	N/A	Appraised Value per SF:	$640
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	62.1%
Recurring Replacements:	$0	Springing	$122,702	Maturity Date LTV Ratio(1):	62.1%
TI/LC:	$0	Springing	$490,807
Existing TI/LC Obligations Reserve:	$15,934,738	$0	N/A
Free Rent Obligations Guaranty:	(3)	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$195,000,000	100.0%	Loan Payoff Amount:	$143,131,029	73.4%
			Upfront Reserves:	$15,934,738	8.2%
			Closing Costs:	$1,401,244	0.7%
			Return of Equity:	$34,532,989	17.7%
Total Sources:	$195,000,000	100.0%	Total Uses:	$195,000,000	100.0%

(1)	The Tower at Burbank Mortgage Loan (as defined below) is a part of The Tower at Burbank Whole Loan (as defined below) with an original aggregate principal balance of $195,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Tower at Burbank Whole Loan.

(2)	Defeasance of The Tower at Burbank Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Tower at Burbank Whole Loan to be securitized and (b) August 8, 2022. The Tower at Burbank Borrower may prepay The Tower at Burbank Whole Loan in whole or in part at any time, provided that such prepayment is accompanied by the greater of a yield maintenance premium or a prepayment premium equal to 0.5% of the principal amount being prepaid. No prepayment premium shall apply on or after February 11, 2029.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	See “Operating History and Underwritten Net Cash Flow” below for a discussion of the increases in historical NOI and from historical to UW NOI.

(5)	Occupancy in 2016 ranged from 12.8% to 39.2% and accordingly the net operating income for such period was not considered relevant to underwriting and was not obtained from the borrower sponsor.

(6)	The increase from the 2nd Most Recent Occupancy to the Most Recent Occupancy is attributed to leases signed with 4 new tenants totaling approximately 35.3% of net rentable area.

The Mortgage Loan. The second largest mortgage loan (“The Tower at Burbank Mortgage Loan”) is part of a whole loan (“The Tower at Burbank Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $195,000,000. The Tower at Burbank Whole Loan is secured by a first priority fee mortgage encumbering a Class A office building located in Burbank, California (“The Tower at Burbank Property”). The Tower at Burbank Mortgage Loan is evidenced by the controlling promissory Note A-1 in the original principal amount of $100,000,000. The non-controlling promissory notes A-2 and A-3 in the aggregate original principal amount of $95,000,000 (collectively, “The Tower at Burbank Serviced Pari Passu Companion Loans”) are currently held by Wells Fargo Bank, N.A. and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The Tower at Burbank Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK20 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of The Tower at Burbank Whole Loan were primarily used pay off existing debt, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

The Tower at Burbank Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2019-BNK20	Yes
A-2	$50,000,000	$50,000,000	Wells Fargo Bank, N.A.	No
A-3	$45,000,000	$45,000,000	Wells Fargo Bank, N.A.	No
Total	$195,000,000	$195,000,000

The Borrower and the Borrower Sponsor. The borrower is Tower Burbank Owner, LLC (“The Tower at Burbank Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Tower Fitness Center/Café TRS, LLC (“TRS Entity”), the operating lessee solely managing the fitness center and café at The Tower at Burbank Property, is a party to certain of The Tower at Burbank Whole Loan documents.

The borrower sponsor and non-recourse carveout guarantor is BPP Burbank Holdings LLC (the “Guarantor”), a Delaware limited liability company and an affiliate of both The Blackstone Group L.P. (“Blackstone”) and The Worthe Real Estate Group, Inc. (“Worthe”). Blackstone is a global investment firm that has approximately $545 billion in assets under management as of June 30, 2019. Founded in 1985, Blackstone currently employs approximately 2,500 people in 24 offices around the world, while its portfolio companies employ over 400,000 people globally. Worthe’s current commercial real estate portfolio includes 37 assets and 11 development sites in California totaling approximately 5.6 million SF and 3.2 million SF of future development. Worthe acquired The Tower at Burbank Property from BlackRock in 2014. According to a third party news provider, Blackstone and Worthe together control approximately 70% of the office supply within the Burbank media district.

The Tower at Burbank Whole Loan documents provide that the Guarantor’s aggregate liability for various bankruptcy-related springing recourse events is subject to a cap equal to 20% of the then-outstanding principal balance of The Tower at Burbank Whole Loan at the time of such event, plus specified costs of enforcement.  The Tower at Burbank Whole Loan documents also provide for, among other losses carveouts, a losses carve-out (instead of springing recourse) for voluntary transfers of The Tower at Burbank Property or controlling equity interest in The Tower at Burbank Borrower made in violation of The Tower at Burbank Whole Loan documents. In connection with a cap on the Guarantor’s limits of liability for environmental losses, The Tower at Burbank Borrower provided a pollution legal liability-type environmental insurance policy (“PLL Policy”) issued by Great American E & S Insurance Company in the amount of $5,000,000 with an initial term of 6 years. The Tower at Burbank Whole Loan documents provide that the Guarantor has no liability for environmental matters if the policy has a term through the “required policy period” (at least two years past The Tower at Burbank Whole Loan maturity date). If the PLL Policy does not run through the required policy period, the Guarantor’s liability for environmental matters is capped at the amount of the related PLL policy limits. A Phase I environmental site assessment was required at loan origination and indicated no recognized environmental conditions at The Tower at Burbank Property. See “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in the Preliminary Prospectus.

The Property. The Tower at Burbank Property is a 490,807 SF, 32-story Class A, LEED Gold certified office building located in Burbank, California. Constructed in 1989 and situated on a 1.5-acre site, The Tower at Burbank Property includes a nine-story parking garage with 1,346 spaces (resulting in a parking ratio of approximately 2.7 spaces per 1,000 SF of net rentable area). The Tower at Burbank Property was renovated from 2015 to 2018 at an approximate cost of $11.1 million, which included roof, HVAC, parking garage, fitness center, lobby, individual floor lobby/corridor and restroom upgrades, along with exterior improvements. Additional repairs were completed in 2019, totaling approximately $3.0 million, including lobby/corridor improvements, wall/window seal repairs, installation of electric vehicle charging stations and additional restroom upgrades. Amenities at The Tower at Burbank Property include a recently renovated fitness center with locker rooms, valet service, ground floor cafe, and a tenant lounge inclusive of an arcade, pool table, and bar. According to the borrower sponsor, additional renovations and capital improvements estimated at $7.6 million are currently planned from 2020 to 2023; however, such renovations are not required by The Tower at Burbank Whole Loan documents and were not reserved for at origination.

Worthe acquired The Tower at Burbank Property in March 2014 when it was 3.9% occupied, and Blackstone subsequently acquired an ownership interest in September 2017 (at which point the building was approximately 55.1% occupied; at an allocated purchase price of $230.0 million), as part of Worthe’s 14-property Burbank portfolio recapitalization.

As of July 1, 2019, The Tower at Burbank Property was 97.3% leased to 15 media, entertainment, technology, real estate, finance and co-working tenants with approximately 36.2% of the net rentable area and 37.2% of underwritten base rent attributed to investment grade tenants. As of September 2019, three tenants totaling 33.6% of NRA and 35.7% of underwritten base rent have executed leases but have not yet taken occupancy or commenced paying rent, including Disney (23.6% of NRA; 25.3% of underwritten base rent; see details in “Major Tenants” section below), ZestFinance (3.8% of NRA; 4.0% of underwritten base rent; expected occupancy and rent commencement by year-end 2019) and Prime Focus (6.2% of NRA; 6.3% of underwritten base rent; expected occupancy and rent commencement by year-end 2019). The Tower at Burbank Whole Loan was not structured with a reserve or guaranty related to gap rent for the period from loan origination through the commencement of rent for such tenants not yet paying rent. There is no assurance that Disney, ZestFinance and Prime Focus will take occupancy and begin paying rent by the estimated dates noted herein.

Major Tenants.

Disney (115,673 SF, 23.6% of NRA; 25.3% of underwritten base rent). The Walt Disney Company (“Disney”; rated A/A2/A by Fitch/Moody’s/S&P), together with its subsidiaries and affiliates, is a diversified international family entertainment and media enterprise with multiple business segments, including, media networks; theme parks, experiences and products; studio entertainment and direct-to-consumer. Disney reported annual net income of approximately $13.1 billion for fiscal year (“FY”) 2018, a 39.5% increase over FY 2017. As of August 22, 2019, Disney had a total market capitalization of approximately $245.3 billion. Walt Disney Animation is expected to operate at The Tower at Burbank Property. From the first fully-animated feature film, 1937’s Snow White and the Seven Dwarfs, to 2013's Academy Award-winning Frozen, the studio has produced films including Cinderella, Sleeping Beauty, The Jungle Book, Beauty and the Beast, and The Lion King. Disney’s lease is guaranteed by ABC Cable Networks Group and has two, five-year renewal options, each with 12 months’ notice, at the fair market rental rate following lease expiration in December 2029.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

Disney has an executed lease but has not yet taken occupancy or commenced paying rent.  Disney is expected to take occupancy of its space in two phases: “Phase I” (floors 25, 26, 27 and 29, totaling 77,126 SF) and “Phase II” (floors 28 and 30, totaling 38,547 SF).  As of September 2019, with respect to the Phase I space, Disney is (i) expected to commence a 10-month free rent period in February 2020, (ii) expected to take occupancy in April 2020, and (iii) required to commence paying full unabated rent following the 10-month free period (expected in December 2020). With respect to the Phase II space, Disney is (i) expected to take occupancy and commence a 10-month free rent period in July 2020, and (ii) required to commence paying full unabated rent following the 10-month free rent period (expected in May 2021). Approximately $4.7 million was guaranteed by the Guarantor pursuant to the Free Rent Obligations Guaranty with respect to Disney’s 10-month free rent period (for both the Phase I and Phase II space; see “Escrows and Reserves” below). Disney is not required to commence paying rent until the expiration of its free rent periods, and the Tower at Burbank Whole Loan was not structured with a reserve or guaranty related to gap rent for the period from loan origination through the commencement of Disney’s free rent periods. There is no assurance that Disney will take occupancy or begin paying rent by the estimated dates noted herein.

WeWork (74,742 SF, 15.2% of NRA; 15.7% of underwritten base rent). WeWork Companies Inc. (rated B/B by Fitch/S&P) provides furnished and fully-serviced shared workspaces, primarily to small and midmarket enterprises. According to the appraisal, WeWork currently leases approximately 10 million square feet of space across 280 locations in 86 cities, including cities in the United States, Israel, Mexico, China, France, South Korea, Australia, the United Kingdom, Hong Kong, Germany, and the Netherlands. The entity on the WeWork lease is 3900 W Alameda Ave Tenant LLC, and the lease is guaranteed by WeWork Companies Inc. The initial maximum aggregate liability of the lease guarantor was limited to $5,300,000; and beginning May 2019, was reduced to $2,650,000. As long as the tenant is not then in default under its lease beyond any applicable notice and cure periods, the lease guarantor’s cap on liability will be reduced to $2,000,000 beginning in April 2022. WeWork’s lease at The Tower at Burbank Property commenced in April 2017 for its 11th-12th floor space and May 2017 for its 14th-15th floor space and has two, 5-year renewal options remaining, each with 12 months’ notice, at the fair market rental rate following its April 2032 lease expiration.

Vubiquity, Inc. (56,055 SF, 11.4% of NRA; 11.1% of underwritten base rent). Vubiquity, Inc. (“Vubiquity”), part of the Amdocs Media division of Amdocs (NASDAQ: DOX; Baa2/BBB by Moody’s/S&P), connects content owners and video distributors to deliver media to viewers on any screen. Headquartered at The Tower at Burbank Property with additional offices in Toronto and London, Vubiquity works with film studios, television networks, independent producers and digital first networks and brings content to over 1,000 global video distributors. Vubiquity has the one-time right to terminate its lease effective August 1, 2022, with nine months’ prior notice, subject to a termination fee equal to (i) three times the then current monthly base rent, plus (ii) the then unamortized amount (based on the monthly straight line amortization over the initial lease term using a 7.0% interest rate) of tenant improvements and leasing commissions, as of the effective date of termination. Vubiquity’s lease is guaranteed by Vubiquity Holdings, Inc. and has two, five-year renewal options, each with 12 months’ notice, at the fair market rental rate following its lease expiration in June 2026. Vubiquity has a total of five months of free rent, which will occur each July from 2020 to 2024. $1.1 million in outstanding free rent was guaranteed by the Guarantor pursuant to the Free Rent Obligations Guaranty.

The following table presents certain information relating to the tenancy at The Tower at Burbank Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approx. % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Termination Option (Y/N)
Disney(3)	A/A2/A	115,673	23.6%	$5,621,708(3)	25.3%	$48.60(3)	12/31/2029(4)	N
WeWork(5)	B/NR/B	74,742	15.2%	$3,479,253	15.7%	$46.55	4/30/2032(6)	N
Vubiquity, Inc.	NR/Baa2/BBB	56,055	11.4%	$2,460,525(7)	11.1%	$43.89(7)	6/30/2026(8)	Y(9)
STX Filmworks, LLC	NR/NR/NR	38,077	7.8%	$1,853,951(10)	8.4%	$48.69(10)	11/30/2025(11)	N
PictureHead	NR/NR/NR	37,370	7.6%	$1,640,350(12)	7.4%	$43.89(12)	6/30/2026(13)	N
Subtotal/Wtd. Avg.		321,917	65.6%	$15,055,787	67.8%	$46.77

Other Tenants		155,705	31.7%	$7,135,180	32.2%	$45.82
Vacant Space		13,185	2.7%	$0	0.0%	$0.0
Total/Wtd. Avg.		490,807	100.0%	$22,190,967	100.0%	$46.46(14)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through September 2020 totaling $415,805. The lender’s underwriting gives separate credit for straight-line rent averaging for investment grade tenants through the lesser of the lease terms or the loan term totaling $974,059 ($794,074 for Disney, $160,716 for Vubiquity, Inc. and $19,268 for Union Bank of California; see “Operating History and Underwritten Net Cash Flow” below). The Annual UW Rent and Annual UW Rent PSF shown in the table above do not include credit given for straight-line rent averaging for such investment grade tenants.

(3)	Disney has an executed lease but has not yet taken occupancy or commenced paying rent (see tenant description in “Major Tenants” above for further information).

(4)	Disney has two, five-year renewal options remaining, each with 12 months’ notice, at the fair market rental rate.

(5)	The entity on the WeWork lease is 3900 W Alameda Ave Tenant LLC, and the lease is guaranteed by WeWork Companies Inc. (which is the rated entity). The initial maximum aggregate liability of the lease guarantor was limited to $5,300,000; and beginning May 2019, was reduced to $2,650,000. As long as the tenant is not then in default under its lease beyond any applicable notice and cure periods, the lease guarantor’s cap on liability will be reduced to $2,000,000 beginning in April 2022.

(6)	WeWork has two, five-year renewal options remaining, each with 12 months’ notice, at the fair market rental rate.

(7)	Vubiquity has a total of five months of free rent, which will occur each July from 2020 to 2024. $1.1 million in outstanding free rent was guaranteed by the Guarantor pursuant to Free Rent Obligations Guaranty.

(8)	Vubiquity has two, 5-year renewal options remaining, each with 12 months’ written notice, at the fair market rental rate.

(9)	Vubiquity has the one-time right to terminate its lease effective August 1, 2022, with nine months’ prior notice, subject to a termination fee equal to (i) three times the then current monthly base rent plus (ii) the then unamortized amount (based on the monthly straight line amortization over the initial lease term using a 7.0% interest rate) of tenant improvements and leasing commissions, as of the effective date of termination.

(10)	STX Filmworks, LLC has will receive one month of free rent in March 2023. $84,152 in outstanding free rent was guaranteed by the Guarantor pursuant to the Free Rent Obligations Guaranty.

(11)	STX Filmworks, LLC has one, 5-year renewal option remaining, with 12 months’ written notice, at the fair market rental rate.

(12)	PictureHead has a total of four months of free rent, which will occur each July from 2020 to 2023. $571,885 in outstanding free rent was guaranteed by the Guarantor pursuant to the Free Rent Obligations Guaranty.

(13)	PictureHead has two, 5-year renewal options remaining, each with 12 months’ written notice and at the fair market rental rate.

(14)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover schedule at The Tower at Burbank Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	2	27,529	$43.89	5.6%	5.6%	$1,208,381	5.4%	5.4%
2021	2	19,074	$45.78	3.9%	9.5%	$873,177	3.9%	9.4%
2022	1	7,866	$43.93	1.6%	11.1%	$345,535	1.6%	10.9%
2023	2	33,371	$46.08	6.8%	17.9%	$1,537,838	6.9%	17.9%
2024	1	4,624	$45.89	0.9%	18.8%	$212,216	1.0%	18.8%
2025	2	38,077	$48.69	7.8%	26.6%	$1,853,951	8.4%	27.2%
2026	3	99,164	$44.09	20.2%	46.8%	$4,372,158	19.7%	46.9%
2027	0	0	$0.00	0.0%	46.8%	$0	0.0%	46.9%
2028	2	27,203	$47.31	5.5%	52.3%	$1,286,936	5.8%	52.7%
2029	7	115,673	$48.60	23.6%	75.9%	$5,621,708	25.3%	78.0%
2030 & Beyond	4	105,041	$46.45	21.4%	97.3%	$4,879,067	22.0%	100.0%
Vacant	0	13,185	$0.00	2.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	26	490,807	$46.46	100.0%		$22,190,967	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Tower at Burbank Property is located within the central business district of Burbank, Los Angeles County, California, approximately 0.4 miles west of Route 134/Ventura freeway (provides access east to Glendale and Pasadena and west (via Route 101) to Thousand Oaks and Ventura), 3.6 miles southwest of Interstate 5 (provides access south to Los Angeles), 10.5 miles northwest of the Los Angeles central business district, 3.2 miles southeast of Bob Hope (Hollywood/Burbank) Airport and 24.3 miles northeast of Los Angeles International Airport. The Tower at Burbank Property is situated approximately 0.5 miles southeast of the intersection of Ventura Freeway and Clybourn Avenue, which, according to a third party market research provider, had an average daily traffic count of 225,581 vehicles as of 2018.

The City of Burbank serves as the headquarters for Walt Disney and Warner Brothers. Walt Disney’s corporate headquarters is situated approximately 1.2 miles northeast of The Tower at Burbank Property and Warner Brothers Studios’ world headquarters is located approximately 0.7 miles southeast of The Tower at Burbank Property. According to the appraisal, Los Angeles County has an estimated 2,116 employers within the Motion Picture and Video Production industry and also includes the corporate headquarters for Paramount Pictures (approximately 6.0 miles southeast of The Tower at Burbank Property), 21st Century Fox (11.2 miles southwest), Sony (17.3 miles southwest), and Universal Pictures (2.0 miles southwest).

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of The Tower at Burbank Property was approximately 176,822 and 643,279, respectively; and the estimated 2019 average household income within the same radii was approximately $100,083 and $90,277, respectively.

According to a third-party market research report, The Tower at Burbank Property is situated within the Burbank Office submarket of the Los Angeles Office Market. As of August 23, 2019, the Burbank Office submarket reported a total inventory of approximately 14.5 million SF with a 6.2% vacancy rate and average asking rent of $39.06 per SF, gross. The submarket vacancy rate has decreased from 12.5% in 2013 and averaged 9.3% from 2013 through 2018. The appraiser identified a competitive set of 28 Burbank office properties totaling approximately 5.4 million SF, with an average occupancy rate of 91.8% and quoted rents ranging from $39.60 to $48.60 per SF, full-service gross.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Tower at Burbank Property:

Market Rent Summary
	Office – Floor 1	Office – Floors 6-19	Office – Floors 20-32
Market Rent (PSF)	$46.80	$47.40	$48.60
Lease Term (Years)	7	7	7
Lease Type (Reimbursements)	Full-Service	Full-Service	Full-Service
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

The following table presents information relating to comparable office property sales for The Tower at Burbank Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
The Tower at Burbank (subject) Burbank, CA	N/A	1989/2015-2019	490,807	97.3%
1055 E. Colorado Boulevard Pasadena, CA	Jun. 2019	2000/N/A	173,327	89%	$85,000,000	$490.40
Wilshire Courtyard 5700 & 5750 Wilshire Boulevard Los Angeles, CA	Jan. 2019	1987/N/A	1,006,645	60%	$628,000,000	$623.85
C3 5800 Bristol Parkway Culver City, CA	May 2019	2017/N/A	283,207	100%	$260,000,000	$918.06
5161 Lankershim Boulevard North Hollywood, CA	Jun. 2019	1990/N/A	201,652	100%	$102,700,000	$509.29
Campus at Playa Vista 12015, 12025, 12035, and 12045 Waterfront Drive Los Angeles, CA	Nov. 2018	2009/N/A	325,269	99%	$335,000,000	$1,029.92
The Wedbush Center 1000 Wilshire Boulevard Los Angeles, CA	Mar. 2018	1987/N/A	476,491	86%	$196,000,000	$411.34
5670 Wilshire Boulevard Los Angeles, CA	Oct. 2017	1964/N/A	407,059	96%	$215,000,000	$528.18
177 E. Colorado Boulevard Pasadena, CA	Sep. 2017	1973/N/A	321,062	88%	$161,500,000	$503.02
One California Plaza 300 S. Grand Avenue Los Angeles, CA	Jun. 2017	1985/N/A	1,031,183	88%	$459,000,000	$445.12
Buena Vista Plaza 2411 W. Olive Avenue Burbank, CA	Jan.2017	1991/2004	117,858	100%	$52,500,000	$445.45

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to comparable office leases for The Tower at Burbank Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
The Tower at Burbank Property 3900 W. Alameda Avenue Burbank, CA	1989/2015-2019	490,807	97.3%	-
Buena Vista Plaza 2411 W. Olive Burbank, CA	1991/2004	117,858	100.0%	1.0 Miles	Q1 2018 / 7.2 Yrs	4,306	$46.00	Full Service
4000 W. Alameda Building 4000 W. Alameda Avenue Burbank, CA	1983/1998	118,818	100.0%	0.1 Miles	Q3 2018 / 7.0 Yrs	8,462	$40.20	Full Service
Legacy Media Tower 2600 West Olive Avenue Burbank, CA	1986/N/A	150,755	82.9%	0.9 Miles	Q1 2019 / 5.4 Yrs	4,835	$43.80	Full Service
					Q3 2018 / 5.5 Yrs.	9,187	$43.80	Full Service
Business Arts Plaza 3601 West Olive Avenue Burbank, CA	1985/N/A	152,469	93.6%	0.3 Miles	Q2 2019 / 1.8 Yrs.	27,305	$48.60	Full Service
					Q2 2018 / 6.0 Yrs.	7,523	$46.20	Full Service
Burbank Empire Center 2300 Empire Avenue Burbank, CA	2009/N/A	351,748	66.3%	3.5 Miles	Q4 2018 / 7.1 Yrs	11,855	$41.40	Full Service
					Q3 2018 / 10.0 Yrs	27,000	$40.20	Full Service
Media Studios N. Phase II 2255 N. Ontario Street Burbank, CA	1998/N/A	217,230	71.0%	3.4 Miles	Q1 2019 / 5.4 Yrs	41,647	$45.00	Full Service
					Q2 2018 / 2.0 Yrs.	8,716	$42.00	Full Service
Allianz Building 2350 Empire Avenue Burbank, CA	2002/N/A	229,946	100.0%	3.3 Miles	Q3 2018 / 5.4 Yrs.	27,000	$39.00	Full Service
Burbank Executive Plaza 300 E. Magnolia Boulevard Burbank, CA	1983/N/A(1)	65,179(1)	79.8%(1)	3.1 Miles	Q1 2019 / 11.0 Yrs	17,123	$40.80	Full Service
Citibank Building 333 N. Glenoaks Boulevard Burbank, CA	1978/N/A(1)	87,908(1)	87.3%(1)	3.1 Miles	Q4 2018 / 5.5Yrs	5,759	$39.00	Full Service

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from a third party market research provider.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Tower at Burbank Property:

Cash Flow Analysis(1)
	2017(2)	2018(2)(3)	UW(3)	UW PSF
Gross Potential Base Rent	$10,944,511	$15,671,096	$22,190,967(4)	$45.21(4)
Rent Average Benefit	$0	$0	$974,059(5)	$1.98
Free Rent Adjustment	($2,612,837)	($1,914,832)	$0	$0.00
Grossed Up Vacant Space	$0	$0	$640,791	$1.31
Total Recoveries	$269,605	$358,552	$658,692	$1.34
Parking Income	$1,186,002	$1,934,782	$2,793,563	$5.69
Other Income	$280,236	$418,148	$357,979	$0.73
Less Vacancy & Credit Loss	$0	$0	($1,369,905)(6)	($2.79)
Effective Gross Income	$10,067,516	$16,467,745	$26,246,146	$53.48

Real Estate Taxes	$1,235,056	$1,394,963	$1,382,528	$2.82
Insurance	$147,780	$396,405	$423,541	$0.86
Other Operating Expenses	$3,239,903	$3,794,474	$4,844,283	$9.87
Total Expenses	$4,622,739	$5,585,842	$6,650,351	$13.55

Net Operating Income	$5,444,777	$10,881,903	$19,595,795	$39.93
Capital Expenditures	$0	$0	$98,161	$0.20
TI/LC	$0	$0	$490,807	$1.00
Net Cash Flow	$5,444,777	$10,881,903	$19,006,826	$38.73

Occupancy %	56.7%	64.2%	97.3%(5)
NOI DSCR(7)	0.88x	1.76x	3.17x
NCF DSCR(7)	0.88x	1.76x	3.07x
NOI Debt Yield(7)	2.8%	5.6%	10.0%
NCF Debt Yield(7)	2.8%	5.6%	9.7%

(1)	Occupancy in 2016 ranged from 12.8% to 39.2% and accordingly the operating history for the period prior to 2017 was not considered relevant to underwriting and was not obtained from the borrower sponsor.

(2)	The increase in Gross Potential Base Rent and Net Operating Income from 2017 to 2018 was driven by 5 new leases totaling 23.2% of underwritten base rent commencing between April 2017 and June 2018.

(3)	The increase in Gross Potential Base Rent and Net Operating Income from 2018 to UW was driven by leases with 4 new tenants totaling 37.5% of underwritten base rent. UW includes credit for three tenants totaling 35.7% of underwritten base rent that have executed leases but have not yet taken occupancy or commenced paying rent (see “The Property” section above for further details).

(4)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through September 2020 totaling $415,805.

(5)	Represents straight-line rent averaging over the lesser of the remaining lease terms or the loan term for investment grade tenants Disney ($794,074), Vubiquity, Inc. ($160,716) and Union Bank of California ($19,268).

(6)	The underwritten economic vacancy is 6.0%. The Tower at Burbank Property was 97.3% leased as of July 1, 2019.

(7) The debt service coverage ratios and debt yields are based on The Tower at Burbank Whole Loan.

Escrows and Reserves.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), The Tower at Burbank Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, The Tower at Burbank Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months, provided, that so long as no event of default is continuing, to the extent insurance is maintained by The Tower at Burbank Borrower under one or more blanket policies reasonably acceptable to the lender, The Tower at Burbank Borrower is not required to make ongoing monthly insurance reserve deposits applicable to such blanket policy.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, The Tower at Burbank Whole Loan documents require ongoing monthly replacement reserves (or letter of credit in lieu thereof) equal to one-twelfth of the aggregate square footage of The Tower at Burbank Property multiplied by $0.25 (currently $10,225), subject to a cap of the aggregate square footage of The Tower at Burbank Property multiplied by $0.25 (currently $122,702).

Rollover Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, The Tower at Burbank Whole Loan documents require ongoing monthly rollover reserves (or letter of credit in lieu thereof) equal to one-twelfth of the aggregate square footage of The Tower at Burbank Property multiplied by $1.00 (currently $40,901), subject to a cap of the aggregate square footage of The Tower at Burbank Property multiplied by $1.00 (currently $490,807).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$100,000,000
3900 West Alameda Avenue	The Tower at Burbank	Cut-off Date LTV:	62.1%
Burbank, CA 91505		UW NCF DSCR:	3.07x
		UW NOI Debt Yield:	10.0%

Existing TI/LC Obligations Reserve – The Tower at Burbank Borrower deposited an upfront reserve of $15,934,738 for outstanding tenant improvement and leasing commission obligations attributable to the 12-month period following loan origination related to certain tenants at The Tower at Burbank Property.

Free Rent Obligations Guaranty – In lieu of an upfront deposit of outstanding free rent under certain leases at The Tower at Burbank Property, the Guarantor delivered to the lender a free rent guaranty in the amount of outstanding free rent obligations related to 9 leases (totaling $8,917,465 at the time of loan origination, which includes $4,684,757 related to the Disney free rent period). Upon the occurrence and during the continuance of an event of default, the Guarantor is required to deposit the amount due on the outstanding free rent obligations into the cash management subaccount, and such funds are required to be applied by the lender in accordance with The Tower at Burbank Whole Loan documents. The amount of the unfunded free rent obligations covered by the Free Rent Obligations Guaranty are required to be reduced, on a monthly basis, pursuant to the free rent disbursement schedule in The Tower at Burbank Whole Loan documents.

Lockbox and Cash Management. The Tower at Burbank Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The Tower at Burbank Borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by The Tower at Burbank Borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to The Tower at Burbank Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for The Tower at Burbank Whole Loan during the continuance of the Cash Trap Event Period.

In lieu of The Tower at Burbank Borrower depositing any excess cash flow into the lender-controlled excess cash flow subaccount, so long as no event of default has occurred and is continuing, The Tower at Burbank Borrower has the right to cause the Guarantor to deliver to the lender an excess cash flow guaranty with a guaranteed liability amount equal to (x) the aggregate amount of excess cash flow disbursed to The Tower at Burbank Borrower in lieu of being deposited into the excess cash flow subaccount less (y) the aggregate amount of excess cash flow The Tower at Burbank Borrower actually spends for items permitted under The Tower at Burbank Whole Loan documents, provided that, among other requirements outlined in The Tower at Burbank Whole Loan documents, (i) such excess cash flow guaranty is required to be accompanied by a legal opinion concerning the validity, authority, execution and enforceability of such excess cash flow guaranty which may be relied upon by the lender and the rating agencies and (ii) to the extent that the amounts guaranteed under the excess cash flow guaranty equal or exceed 15% of the outstanding principal balance of The Tower at Burbank Whole Loan, such excess cash flow guaranty is required to be accompanied by an additional insolvency opinion reasonably acceptable to the lender and the rating agencies.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under The Tower at Burbank Whole Loan documents;

(ii)	The Tower at Burbank Borrower or the TRS Entity (see “The Borrower and the Borrower Sponsor” section) filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding (collectively, a “Bankruptcy Action”); or

(iii)	the net operating income debt service coverage ratio (“NOI DSCR”) falling below 1.20x for two consecutive calendar quarters.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), in the event of the respective Bankruptcy Action not being consented to by The Tower at Burbank Borrower, TRS Entity or any SPE constituent entity, the respective Bankruptcy Action being discharged, stayed or dismissed within 90 days of its filing; or

●	with regard to clause (iii), (x) the NOI DSCR being greater than or equal to 1.20x for two consecutive calendar quarters or (y) The Tower at Burbank Borrower prepaying The Tower at Burbank Whole Loan (with any applicable yield maintenance premium) in an amount sufficient such that the NOI DSCR is greater than or equal to 1.20x.

Additional Secured Indebtedness (not including trade debts). The Tower at Burbank Property also secures The Tower at Burbank Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $95,000,000. The Tower at Burbank Serviced Pari Passu Companion Loans accrue interest at the same rate as The Tower at Burbank Mortgage Loan. The Tower at Burbank Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with The Tower at Burbank Serviced Pari Passu Companion Loans. The holders of The Tower at Burbank Mortgage Loan and The Tower at Burbank Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on The Tower at Burbank Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Tower at Burbank Borrower may obtain the release of one or more parcels of unimproved non-income producing land located at The Tower at Burbank Property for which no value was attributed in the appraisal obtained as of loan origination, provided that, among other things, and in accordance with The Tower at Burbank Whole Loan documents, including REMIC related conditions, (i) no event of default has occurred and is continuing and (ii) The Tower at Burbank Borrower is required to pay all costs and expenses incurred by the lender in connection with the release.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Tower at Burbank Whole Loan documents require that the “all risk” insurance policy required to be maintained by The Tower at Burbank Borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Tower at Burbank Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, The Tower at Burbank Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #3	Cut-off Date Balance:	$74,000,000
214-224 West 29th Street	214-224 West 29th Street	Cut-off Date LTV:	46.3%
New York, NY 10001		U/W NCF DSCR:	2.19x
		U/W NOI Debt Yield:	9.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #3	Cut-off Date Balance:	$74,000,000
214-224 West 29th Street	214-224 West 29th Street	Cut-off Date LTV:	46.3%
New York, NY 10001		U/W NCF DSCR:	2.19x
		U/W NOI Debt Yield:	9.7%

214-224 West 29th Street
214-224 West 29th Street
New York, NY 10001
Theater District
West Side
Midtown
MANHATTAN
Chelsea
Flatiron District
Meatpacking District
Hudson River Park
Chelsea Waterside Park
Hudson River
Bryant Park
Lincoln 495 Tunnel
Jacob Javits Convention Center
Madison Square Garden
Penn Station
James A. Farley General Post Office
Fashion Institute of Technology
The Museum at FIT
Magnet Theater
Morgan General Mail Facility
Hudson Yards
The High Line Elevated Park
Chelsea Piers Sports & Entertainment Complex
Chelsea Galleries
Chelsea Market
Google Corporate Office Campus
Port Authority Bus Terminal
Manhattan Mall
Long Island Railroad
Times Square
Broadway
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
W. 42nd St.
W. 34th St.
W. 29th St.
W. 23rd St.
W. 14th St.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Long Island City
Greenpoint
Williamsburg
Central Park
Upper West Side
Upper East Side
Astoria

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – 214-224 West 29th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	New York, NY 10001
Original Balance:	$74,000,000			General Property Type:	Office
Cut-off Date Balance:	$74,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1925/2019
Borrower Sponsor:	David I. Berley			Size:	200,454 SF
Guarantor:	David I. Berley			Cut-off Date Balance per SF:	$369
Mortgage Rate:	4.2330%			Maturity Date Balance per SF:	$369
Note Date:	6/27/2019			Property Manager:	Walter & Samuels, Inc.
First Payment Date:	8/1/2019				(borrower-related)
Maturity Date:	7/1/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI(2):	$7,207,380
Original Amortization Term:	0 months			UW NOI Debt Yield:	9.7%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	9.7%
Seasoning:	2 months			UW NCF DSCR:	2.19x
Prepayment Provisions:	LO (26); DEF (90); O (4)			Most Recent NOI(2):	$2,561,247 (4/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$2,813,522 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,953,112 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	82.6% (6/17/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	77.3% (12/31/2018)
Reserves(1)				3rd Most Recent Occupancy:	90.6% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of)(3):	$160,000,000 (6/1/2021)
RE Tax:	$245,064	$122,532	N/A	Appraised Value per SF(3):	$798
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(3):	46.3%
Recurring Replacements:	$637,277	$4,176	N/A	Maturity Date LTV Ratio(3):	46.3%
TI/LC:	$7,995,264	$16,705	N/A
Free Rent Reserve:	$1,912,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$74,000,000	98.3%	Loan Payoff:	$59,179,117	78.6%
Borrower Equity:	$1,303,512	1.7%	Reserves:	$10,789,605	14.3%
			Closing Costs:	$5,334,790	7.1%
Total Sources:	$75,303,512	100.0%	Total Uses:	$75,303,512	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “Operating History and Underwritten Net Cash Flow” below for a discussion of the increases in historical NOI and from historical to UW NOI.

(3)	The Appraised Value shown reflects a “Prospective Upon Stabilization” value as of June 1, 2021, after which time the rent abatements for WeWork (51.2% of NRA) are expected to expire. The lender reserved 100% of WeWork’s outstanding rent abatements ($1,912,000) at loan origination. The “as-is” value as of June 4, 2019 of $140,000,000 results in both a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 52.9%. The appraiser also provided a value for the land (unimproved) of $95,000,000 which results in a both a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.9%.

The Mortgage Loan. The third largest mortgage loan (the “214-224 West 29th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $74,000,000 and secured by a first priority fee mortgage on two adjacent interconnected office buildings located in New York, New York (the “214-224 West 29th Street Property”).

The Borrower and the Borrower Sponsor. The borrower is Walsam New 29 LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors (the “214-224 West 29th Street Borrower”).

The borrower sponsor and non-recourse carveout guarantor is David I. Berley, the Chairman and owner of Walter & Samuels, Inc. and former Chairman of the Young Men’s/Women’s Real Estate Association of New York, and former Chairman of the Board of Governors of its New York Chapter. Walter & Samuels, Inc. is a privately held, full-service real estate firm with over 85 years of experience in the New York City market which provides third-party building and asset management as well as leasing services for over 3.1 million SF of commercial office space. Walter & Samuels, Inc. also develops residential properties and undertakes condominium conversions.

The Property. The 214-224 West 29th Street Property is comprised of two adjacent Class B office buildings located at 214-224 West 29th Street with 150 feet of frontage along West 29th Street between Seventh and Eighth Avenues in New York, New York. The two buildings are interconnected through floors 2, 3 and 4 and contain a total of 200,454 rentable SF which is 93.3% office space and 6.7% retail space. The ground floor level contains 13,471 SF of retail space with 15-18 foot ceiling heights, and two lobbies to serve the upper floors. The upper floor office space features functional floor plates and 10-12 foot ceiling heights.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #3	Cut-off Date Balance:	$74,000,000
214-224 West 29th Street	214-224 West 29th Street	Cut-off Date LTV:	46.3%
New York, NY 10001		U/W NCF DSCR:	2.19x
		U/W NOI Debt Yield:	9.7%

Between 2014 and 2019, the 214-224 West 29th Street borrower sponsor reportedly spent approximately $10.94 million on upgrades to the 214-224 West 29th Street Property, including renovations to the lobby and common spaces, elevator modernization, upgrades to the mechanical systems, a new roof and façade work, and tenant space improvements. Additionally, for the largest tenant space (which is leased to a subsidiary of WeWork Companies, Inc. (such subsidiary, “WeWork”)), the 214-224 West 29th Street borrower sponsor spent approximately $4.7 million on demolition and mechanical improvements.

Historical occupancy at the 214-224 West 29th Street Property was 95.2%, 93.5%, 94.5%, 90.6% and 77.3% for year-end 2014, 2015, 2016, 2017 and 2018, respectively. In 2017 and 2018, the 214-224 West 29th Street borrower sponsor was vacating space in preparation for its lease to WeWork, which is now the largest tenant. As of June 17, 2019, the 214-224 West 29th Street Property was 82.6% leased by WeWork and 25 other tenants at an average underwritten base rent of $60.37 PSF. Since 2018, approximately 109,665 SF of leasing has occurred, primarily with the execution of the lease to WeWork of 102,663 SF.

Major Tenant.

WeWork (102,663 SF, 51.2% of NRA, 66.4% of underwritten base rent). WeWork leases a total of 102,663 SF under a lease that commenced April 5, 2018, expires January 31, 2034. Provided WeWork is occupying at least three contiguous full floors, the lease contains one ten-year and two five-year renewal options upon 15 months prior notice at the greater of fair market rent or contract rent for the last year of the initial term or the first renewal term. WeWork’s lease is guaranteed for the entire lease term by WeWork Companies Inc., subject to a cap that adjusts annually and ranges during the loan term between 175.5% and 129.1% of WeWork’s annual rent.

WeWork’s leased space includes floors 2-6 and portions of floors 7-8 at the 214-224 West 29th Street Property. WeWork’s initial space included the entire second floor (16,717 SF), entire sixth floor (15,451 SF) and a portion of the eighth floor (10,850 SF). In September 2018, WeWork expanded taking the entire third floor (16,691 SF). In April 2019, WeWork expanded further taking the entire fifth floor (15,403 SF) and a portion of the seventh floor (10,850 SF). The fourth floor (16,701 SF) of the 214-224 West 29th Street Property is currently demised into six suites, two of which are occupied by existing tenants; WeWork has leased the entire fourth floor and is anticipated to take occupancy of the space after November 2022 when the existing tenants are expected to vacate. The lease commencement date for the fourth floor space will be upon WeWork taking occupancy if the space is vacated early by the existing tenants, or the later of (x) April 1, 2023 or (y) delivery of the space to WeWork. If the lease commencement for the fourth floor does not occur by April 1, 2024, WeWork may terminate its lease for that space.

On its leased and expansion space, WeWork was entitled to nine months of abated rent from the respective lease commencement dates, of which as of the loan origination date, $320,395 for the seventh floor and $454,844 for the fifth floor remained outstanding (with rent commencing in January 2020) and $814,174 for the fourth floor remained outstanding. In addition, WeWork received $322,588 as a rent credit for capital improvements completed. The lender reserved 100.0% ($1,912,000) of the free rent for WeWork. WeWork also was entitled to $10,204,100 for tenant improvements, of which $7,995,264 remained outstanding as of the loan origination date and has been fully reserved by the lender (see “Escrows and Reserves”).

WeWork Companies Inc. was founded in 2010 as a provider of co-working and flexible office spaces for individuals and start-up companies and since 2016 expanded its business to include corporate clients. As of year-end 2018, WeWork Companies Inc. was one of the largest corporate landlords, with reportedly 401,000 members worldwide, which include 30% of Fortune 500 companies. WeWork Companies Inc. became the largest office tenant in Manhattan in September 2018 with over 7.8 million SF leased in 71 locations (including the 214-224 West 29th Street Property). WeWork Companies Inc. is a part of The WeCompanies, which also includes WeLive which offers flexible living arrangements, and WeGrow which offers private elementary schooling. In April 2019, The WeCompanies announced that it had filed a draft registration statement with the Securities and Exchange Commission to start the process of potentially making an initial public securities offering.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #3	Cut-off Date Balance:	$74,000,000
214-224 West 29th Street	214-224 West 29th Street	Cut-off Date LTV:	46.3%
New York, NY 10001		U/W NCF DSCR:	2.19x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the tenants at the 214-224 West 29th Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Major Tenant
WeWork(2)	B/NR/B	102,663	51.2%	$6,632,665	66.4%	$64.61	1/31/2034	1x10 + 2x5 Yrs	Y

Small Office Tenants
Microsol Resource Corp	NR/NR/NR	5,946	3.0%	$336,187	3.4%	$56.54	1/31/2025	N	N
Philosophie Group, Inc(3)	NR/NR/NR	5,258	2.6%	$341,034	3.4%	$64.86	11/30/2027	N	Y
Nelson Byrd Woltz	NR/NR/NR	5,007	2.5%	$280,442	2.8%	$56.01	10/31/2022	N	N

Other Office Tenants		46,705	23.3%	$2,405,424	24.1%	$51.50
Subtotal/Wtd. Avg.		165,579	82.6%	$9,995,752	100.0%	$60.37

Vacant Office Space		21,404	10.7%	$0	0.0%
Vacant Retail Space		13,471	6.7%	$0	0.0%
Total/Wtd. Avg.		200,454	100.0%	$9,995,752	100.0%

Information is based on the underwritten rent roll.

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	WeWork Tenant SF includes 16,701 SF of expansion space, for which WeWork has an executed lease but has not yet taken occupancy. If the lease for the expansion space does not commence by April 1, 2024, WeWork may terminate its lease for such 16,701 SF. WeWork is entitled to rent abatements totaling $1,912,000 which were fully reserved by the lender. WeWork has one ten-year and two five-year renewal options upon 15 months’ prior notice at the greater of fair market rent or contract rent for the last year of the initial term or the first renewal term. Pursuant to the WeWork lease, rent will be subject to a $5.00 PSF increase every five years.

(3)	Philosophie Group, Inc has a termination option effective April 30, 2023, upon 180 days’ prior notice and payment of a termination fee of unamortized landlord work, broker commissions and rent abatements.

The following table presents certain information relating to the lease rollover schedule at the 214-224 West 29th Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	6	12,931	$52.87	6.5%	6.5%	$683,621	6.8%	6.8%
2021	2	2,780	$57.34	1.4%	7.8%	$159,406	1.6%	8.4%
2022	5	13,278	$47.74	6.6%	14.5%	$633,840	6.3%	14.8%
2023	4	10,739	$53.43	5.4%	19.8%	$573,819	5.7%	20.5%
2024	1	1,280	$74.38	0.6%	20.5%	$95,206	1.0%	21.5%
2025	1	5,946	$56.54	3.0%	23.4%	$336,187	3.4%	24.8%
2026	2	3,544	$45.33	1.8%	25.2%	$160,642	1.6%	26.4%
2027	4	12,418	$58.01	6.2%	31.4%	$720,366	7.2%	33.6%
2028	0	0	$0.00	0.0%	31.4%	$0	0.0%	33.6%
2029	0	0	$0.00	0.0%	31.4%	$0	0.0%	33.6%
2030 & Beyond	9	102,663	$64.61	51.2%	82.6%	$6,632,665	66.4%	100.0%
Vacant	0	34,875	$0.00	17.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	34	200,454	$60.37	100.0%		$9,995,752	100.0%

Information is based on the underwritten rent roll.

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 214-224 West 29th Street Property is located in the Chelsea area of Manhattan, New York. Chelsea is a mixed-use area with commercial, retail, residential and industrial/loft uses and is bordered by the recently redeveloped Hudson Yards area and Highline park. The 214-224 West 29th Street Property is located in the Midtown South office market which attracts technology, advertising, media, and information (TAMI) companies financial companies, venture capitalists, and fashion, art and advertising businesses. Google is one of the largest TAMI tenants in the market with others including Facebook, BuzzFeed, Yelp, Sony, Squarespace, Twitter, Oracle, Apple, Samsung, IBM Watson, Zocdoc, Spotify, Peloton, WebMD, PayPal, Netflix and Square. There are 48 Fortune 500 companies headquartered in Midtown South.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #3	Cut-off Date Balance:	$74,000,000
214-224 West 29th Street	214-224 West 29th Street	Cut-off Date LTV:	46.3%
New York, NY 10001		U/W NCF DSCR:	2.19x
		U/W NOI Debt Yield:	9.7%

The 214-229 West 29th Street Property is located in the Chelsea submarket of the Midtown South office market. As of the first quarter of 2019, the Chelsea submarket had Class B inventory of approximately 4.6 million SF with a vacancy rate of 10.5% and average asking rents of $60.95 PSF. According to the appraisal, there is a lack of Class A office space in the market compared to neighboring New York City markets which is driving Class B rents to the highest in its class.

The appraisal identified 39 buildings in the vicinity that would be competitive to the 214-224 West 29th Street Property, totaling 5,882,882 SF, with an average year built of 1931, an average occupancy of 92.8% and asking rents between $40.00 and $75.00 PSF. Seven of those properties would be considered most directly competitive totaling 942,028 SF that is 92.2% occupied, with asking rents between $50.00 and $65.00 PSF.

The following table presents recent leasing data at comparable office properties with respect to the 214-224 West 29th Street Property:

Comparable Lease Summary
Property	Year Built	Property Size (SF)	Tenant	Lease Area (SF) / Floor	Lease Date	Initial Rent PSF (FSG)	Lease Term (Yrs.)	TI PSF/ Free Rent (mos)
214-224 West 29th Street	1925	200,454	WeWork	102,663 / 2nd, 3rd, 4th, 6th, 7th, 8th	Various	$64.61	15.7	$100.00 / 9
260 West 39th Street	1925	179,928	Knotel	5,500 / 19th	May 2019	$52.04	10	$50.00 / 5
25 West 39th Street	1907	162,000	The Wing	12,252 / 11th	April 2019	$56.50	10	$75.00 / 10
259 West 30th Street	1930	85,800	Knotel	9,530 / 13th, 14th	April 2019	$55.17	10	$50.00 / 5
322 Eighth Avenue	1925	175,000	Breather	17,850 / 3rd & 18th	March 2019	$68.07	5	$10.00 / 3
44-50 West 28th Street	1911	189,315	WeWork	36,249 / 3rd, 5th & 12th	Dec 2018	$54.83	10	$54.96 / 7
109 West 27th Street	1908	43,968	CVE Group North America	3,000 / 8th	Dec 2018	$63.12	5	$85.00 / 3
330 Seventh Avenue	1922	200,000	BetterCloud	12,850 / 4th	Sep 2018	$52.22	12	$50.00 / 6
151 West 26th Street	1911	165,000	TheatreworksUSA	17,610 / 6th	May 2018	$54.17	10	$35.00 / 6
251 West 30th Street	1927	120,000	Primary	31,083 / 2nd, 3rd, 5th & 6th	Feb 2018	$54.72	10.5	$65.00 / 6

Source: Appraisal and WeWork lease.

The following table presents the appraiser’s market rent conclusions for the 214-224 West 29th Street Property:

Market Rent Summary
	Large Office Floors 2-5	Large Office Floors 6-10	Large Office Floors 11-15	Large Office Floors 16-17	Small Office Floors 2-5	Small Office Floors 6-10	Small Office Floors 11-15	Retail
Market Rent	$55	$58	$60	$62	$56	$59	$61	$90
Lease Term	10 years	10 years	10 years	10 years	5 years	5 years	5 years	10 years
Rental Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #3	Cut-off Date Balance:	$74,000,000
214-224 West 29th Street	214-224 West 29th Street	Cut-off Date LTV:	46.3%
New York, NY 10001		U/W NCF DSCR:	2.19x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 214-224 West 29th Street Property:

Cash Flow Analysis
	2016	2017	2018	4/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,399,875	$5,798,399	$7,615,270	$7,881,473	$12,473,108	$62.22
Reimbursements	$553,094	$504,112	$438,615	$394,740	$424,575	$2.12
Other Income	$23,108	$29,816	$30,160	$26,353	$26,353	$0.13
Vacancy	($241,094)	($424,064)	($2,325,298)	($2,706,269)	($2,575,864)	($12.85)
Effective Gross Income	$5,734,983	$5,908,263	$5,758,747	$ 5,596,297	$10,348,172	$51.62

Real Estate Taxes	$1,244,276	$1,319,635	$1,354,239	$1,354,239	$1,409,965	$7.03
Insurance	$115,484	$117,732	$100,529	$100,530	$111,958	$0.56
Other Operating Expenses	$1,529,785	$1,517,784	$1,490,457	$1,580,281	$1,618,869	$8.08
Total Operating Expenses	$2,889,545	$2,955,151	$2,945,225	$3,035,050	$3,140,792	$15.67

Net Operating Income(2)	$2,845,438	$2,953,112	$2,813,522	$2,561,247	$7,207,380	$35.96
TI/LC	$0	$0	$0	$0	$200,454	$1.00
Capital Expenditures	$0	$0	$0	$0	$50,114	$0.25
Net Cash Flow	$2,845,438	$2,953,112	$2,813,522	$2,561,247	$6,956,812	$34.71

Occupancy %	94.5%	90.6%	77.3%	81.9%	80.0%
NOI DSCR	0.90x	0.93x	0.89x	0.81x	2.27x
NCF DSCR	0.90x	0.93x	0.89x	0.81x	2.19x
NOI Debt Yield	3.8%	4.0%	3.8%	3.5%	9.7%
NCF Debt Yield	3.8%	4.0%	3.8%	3.5%	9.4%

(1)	UW Gross Potential Rent is based on the June 2019 rent roll, with rent steps taken through July 1, 2020 of $139,394.

(2)	The increase in the UW NOI from the 4/30/2019 TTM NOI is attributable to the UW NOI including full contractual rent for WeWork, which represents 66.4% of base rent. WeWork commenced rental payments on 25.6% of its leased space in January 2019, payments on 16.3% of its leased space in July 2019 and is in a free rent period for the remainder of its leased space. The lender reserved 100% of the free rent outstanding owed to WeWork ($1,912,000).

Escrows and Reserves.

Taxes and Insurance Reserves - The 214-224 West 29th Street Borrower deposited $245,064 at loan origination for property taxes and is required to reserve monthly 1/12 of the estimated property taxes (initially $122,532) and 1/12 of the estimated insurance premiums (unless waived, as currently, if a blanket policy is in place).

Replacement Reserve - The 214-224 West 29th Street Borrower deposited $637,277 at loan origination for capital expenditures relating to WeWork’s space and is required to reserve monthly $4,176 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The 214-224 West 29th Street Borrower deposited $7,995,264 at loan origination for tenant improvements and leasing commissions due to WeWork and is required to reserve monthly $16,705 for general leasing reserves.

Free Rent Reserve - The 214-224 West 29th Street Borrower deposited $1,912,000 at loan origination in connection with WeWork’s free rent periods for its leased space on the fourth, fifth and seventh floors ($775,239 expected to be released by December 2019, $322,588 expected to be released by March 2020, and $814,173 expected to be released no later than January 1, 2024).

Lockbox and Cash Management. The 214-224 West 29th Street Mortgage Loan documents require a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Period. Upon and during the continuance of a Cash Sweep Period, the 214-224 West 29th Street Borrower is required to establish a lender-controlled cash management account to which funds in the lockbox account are required to be transferred on each business day and disbursed in accordance with the 214-224 West 29th Street Mortgage Loan documents. Additionally, during a Cash Sweep Period all excess cash flow is required to be held as additional security for the 214-224 West 29th Street Mortgage Loan until the discontinuance of the Cash Sweep Period.

A “Cash Sweep Period” means any of (a) the period commencing when the debt service coverage ratio is less than 1.45x for any calendar quarter, ending when the debt service coverage ratio is equal to or greater than 1.55x for two consecutive calendar quarters, (b) the occurrence and continuance of an event of default or (c) a WeWork Trigger Period.

A “WeWork Trigger Period” will commence upon: (i) WeWork being in default of payment of rent beyond applicable notice and cure periods, (ii) WeWork failing to be in physical possession of its leased space or failing to be open for business for a period exceeding thirty consecutive days, (iii) WeWork giving notice to vacate or terminate all or any portion of its leased space, or terminating, cancelling and/or otherwise failing to have its lease in full force and effect, (iv) WeWork or its assets becoming the subject of any bankruptcy proceeding, or (v) WeWork failing to extend its lease on or prior to the earlier of (a) the extension deadline per its lease and (b) twelve months prior to its lease maturity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #3	Cut-off Date Balance:	$74,000,000
214-224 West 29th Street	214-224 West 29th Street	Cut-off Date LTV:	46.3%
New York, NY 10001		U/W NCF DSCR:	2.19x
		U/W NOI Debt Yield:	9.7%

A “WeWork Trigger Period” will end upon either (1) the satisfaction of the WeWork Trigger Cure Conditions, or (2) at least 90% of WeWork’s leased space being re-leased to one or more replacement tenant(s) that (a) achieve at least the same net rent proceeds as the WeWork lease, (b) are in physical occupancy of the space and open for business, and (c) are paying full rent.

“WeWork Trigger Cure Conditions” mean: (I) if triggered by clause (i) of the WeWork Trigger Period, WeWork curing all defaults, (II) if triggered by clause (ii) of the WeWork Trigger Period, WeWork being in physical possession of its leased space and open for business, (III) if triggered by clause (iii) of the WeWork Trigger Period, WeWork revoking its notices and re-affirming its lease as being in full force and effect, (IV) if triggered by clause (iv) of the WeWork Trigger Period, WeWork or its assets no longer being the subject of any bankruptcy proceedings and assuming its lease without any alteration of material terms, (V) if triggered by clause (v) of the WeWork Trigger Period, WeWork renewing or extending its lease, and (VI) WeWork paying full, unabated rent under its lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The 214-224 West 29th Street Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 214-224 West 29th Street Property and business interruption insurance for eighteen months with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

PROVIDENCE
AT MEMORIAL
APARTMENT HOMES
Providence at Memorial

CASA DEL MAR
2431
Casa Del Mar

The
Diamond Hill
APARTMENTS
Diamond Hill

Buena Vista

Sedona Pointe

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

NKX Multifamily Portfolio
1 Providence at Memorial Houston, TX
2 Casa Del Mar Houston, TX
3 Diamond Hill Houston, TX
4 Sedona Pointe Houston, TX
5 Buena Vista Houston, TX
MONTGOMERY COUNTY
HARRIS COUNTY
HOUSTON
The Woodlands
Spring
Willow
Tomball
Klein
Kingwood
Humble
Atascocita
Dyersdale
Aldine
North Houston
Jersey Village
East Houston
Cloverleaf
Northside
Energy Corridor
Westchase
Uptown
Bellaire
Gulfton
Downtown
Midtown
Montrose
River Oaks
Houston Heights
Hunters Creek Village
Bunker Hill Village
Jacinto City
Galena Park
Pasadena
George Bush Intercontinental Airport
David Wayne Hooks Memorial Airport
Sam Houston Tollway
North Frwy
Hardy Toll Road
Eastex Frwy
Northwest Frwy
Katy Frwy
Gulf Frwy
Westpark Tollway
South Loop
North Loop
West Loop
East Loop
METRORail
Gulf of Mexico
MEXICO
OKLAHOMA
TEXAS
NEW MEXICO
HOUSTON
DALLAS
AUSTIN
SAN ANTONIO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – NKX Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Houston, TX Various
Original Balance(1):	$70,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Nitya Capital			Size:	1,558 Units
Guarantor:	Swapnil Agarwal			Cut-off Date Balance per Unit(1):	$64,827
Mortgage Rate:	3.5900%			Maturity Date Balance per Unit(1):	$64,827
Note Date:	8/28/2019			Property Manager:	Karya Property Management,
First Payment Date:	10/1/2019				LLC (borrower-related)
Maturity Date:	9/1/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$8,668,819
Original Amortization Term:	0 months			UW NOI Debt Yield(1):	8.6%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1):	8.6%
Seasoning:	0 months			UW NCF DSCR(1):	2.25x
Prepayment Provisions(2):	LO (23); YM1 (92); O (5)			Most Recent NOI:	$9,135,923 (6/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$8,485,765 (12/31/2018)
Additional Debt Type(1):	Pari Passu			3rd Most Recent NOI:	$8,050,235 (12/31/2017)
Additional Debt Balance(1):	$31,000,000			Most Recent Occupancy(5):	88.3% (6/11/2019)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent Occupancy:	90.2% (12/31/2018)
Reserves(4)				3rd Most Recent Occupancy:	87.8% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$146,070,000 (7/9/2019)
RE Tax:	$1,562,416	$173,602	N/A	Appraised Value per Unit:	$93,755
Insurance:	$286,580	$71,645	N/A	Cut-off Date LTV Ratio(1):	69.1%
Deferred Maintenance:	$78,063	$0	N/A	Maturity Date LTV Ratio(1):	69.1%
Recurring Replacements:	$0	$32,458	N/A
Capital Improvements:	$5,762,758	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$101,000,000	66.8%	Purchase Price:	$139,800,000	92.5%
Borrower Equity:	$50,118,848	33.2%	Reserves:	$7,689,817	5.1%
			Closing Costs:	$3,629,031	2.4%
Total Sources:	$151,118,848	100.0%	Total Uses:	$151,118,848	100.0%

(1)	The NKX Multifamily Portfolio Mortgage Loan (as defined below) is part of the NKX Multifamily Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $101,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the NKX Multifamily Portfolio Whole Loan.
(2)	Prepayment of the NKX Multifamily Portfolio Whole Loan is permitted at any time on and after September 1, 2021.
(3)	See “Mezzanine Loan and Preferred Equity” below for information regarding the future permitted debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Most Recent Occupancy includes 16 fire damaged units at the Sedona Pointe Property, which were destroyed in a fire in April 2019. The damage to these units has been covered by insurance proceeds and the units are expected to be brought back online in the next four months.

The Mortgage Loan. The fourth largest mortgage loan (the “NKX Multifamily Portfolio Mortgage Loan”) is part of a whole loan (the “NKX Multifamily Portfolio Whole Loan”) in the original principal balance of $101,000,000. The NKX Multifamily Portfolio Whole Loan is secured by a first priority fee mortgage encumbering five multifamily properties located in Houston, Texas (the “NKX Multifamily Portfolio” or “Properties”). The NKX Multifamily Portfolio Whole Loan is comprised of two pari passu promissory notes in the aggregate original principal balance of $101,000,000. The controlling Promissory Note A-1, which will be contributed to the BANK 2019-BNK20 securitization transaction, had an original principal balance of $70,000,000. The non-controlling Promissory Note A-2 (the “NKX Multifamily Portfolio Serviced Pari Passu Companion Loan”), with an original principal balance of $31,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The NKX Multifamily Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK20 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

NKX Multifamily Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2019-BNK20	Yes
A-2	$31,000,000	$31,000,000	Morgan Stanley Bank, N.A.	No
Total	$101,000,000	$101,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

The Borrowers and the Borrower Sponsor. The borrowers are BCH Brisas del Mar, LLC, BCH Gallery at Champions, LLC, Diamond Hill at Westheimer, LLC, Providence at Memorial, LLC and BCH Sedona Pointe, LLC (the “NKX Multifamily Portfolio Borrowers”). Providence at Memorial, LLC and Diamondhill at Westheimer, LLC are each a single-purpose Delaware limited liability company with one independent director, and the remaining NKX Multifamily Portfolio Borrowers are Texas limited liability companies, each with a Delaware limited liability company, which has one independent director, as its managing member. The borrower sponsor is Nitya Capital and the non-recourse carve-out guarantor is Swapnil Agarwal, the founder and managing principal of Nitya Capital. The NKX Multifamily Portfolio Borrowers are 86.6% indirectly owned by an affiliate of The Olayan Group as a non-voting member, 6.8% indirectly owned by Nitya NKV, LLC as a voting member and 6.6% indirectly owned by SP Houston 5 LLC (an affiliate of Silverpeak Real Estate Partners (“Silverpeak”)) as a voting member. Nitya Capital is a privately held real estate investment firm that focuses on the acquisition and management of multifamily properties. Since inception, Nitya Capital has acquired over 16,300 units and over 400,000 SF of commercial office throughout Texas. In connection with the origination of the NKX Multifamily Portfolio Whole Loan, the NKX Multifamily Portfolio Borrowers were recapitalized by investments by Nitya Capital (the borrower sponsor), The Olayan Group and Silverpeak.

The Portfolio. The NKX Multifamily Portfolio is comprised of five Class B/C, multifamily garden properties totaling 1,558 units located in Houston, Texas. The Properties were constructed between 1968 and 1980, and have each been recently renovated between 2015 and 2019. As of June 11, 2019, the NKX Multifamily Portfolio was 88.3% leased. Since acquiring the NKX Multifamily Portfolio, according to the borrower sponsor they have invested approximately $12.5 million ($8,027 per unit) in capital improvements across the Properties on general interior and exterior improvements, general renovation costs, flooring, appliance upgrades, bathroom renovations and other renovations. According to the borrower sponsor, the NKX Multifamily Portfolio Borrowers plan to invest an additional $5.76 million ($3,699 per unit) in interior and exterior capital improvements, including new appliances, kitchen upgrades, bathroom upgrades, painting, and other renovations, which amount was escrowed at loan origination.

The following table presents detailed information with respect to each of the Properties included in the NKX Multifamily Portfolio:

NKX Multifamily Portfolio Properties Summary
Building	Occupancy(1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
Providence at Memorial	87.2%	321	20.6%	$41,190,000	$18,400,990	26.3%	$2,104,286	24.3%
Casa Del Mar	89.8%	354	22.7%	$31,600,000	$15,871,287	22.7%	$2,123,893	24.5%
Diamond Hill	89.8%	305	19.6%	$27,880,000	$14,000,000	20.0%	$1,647,743	19.0%
Sedona Pointe	84.7%	352	22.6%	$27,100,000	$12,856,436	18.4%	$1,709,741	19.7%
Buena Vista	90.7%	226	14.5%	$18,300,000	$8,871,287	12.7%	$1,083,157	12.5%
Total/Wtd. Avg.	88.3%	1,558	100.0%	$146,070,000	$70,000,000	100.0%	$8,668,819	100.0%

(1)	Based on the borrower rent roll dated June 11, 2019.

The Properties.

Providence at Memorial

The Providence at Memorial Property is a two story, 321-unit garden-style apartment complex located in the Spring Branch area of Houston. The Providence at Memorial Property was built in 1971 and is situated on 12.07 acres with 427 parking spaces. The unit mix comprises one-, two-, three- and four-bedroom floorplans, an NRA of 352,479 SF and average unit size of 1,098 SF. As of June 11, 2019, the property was 87.2% occupied, with average in place rent of $1,092/unit ($0.98 PSF). Common amenities at the Providence at Memorial Property include two swimming pools, a large clubhouse with business center and billiards table, courtyard with fountain and seating area, pergola with picnic tables, children’s playground, fitness center, two laundry facilities, reading club for children and gated access. Unit amenities include all-electric kitchen, ceiling fans, mini-blinds, and patios or balconies. Select upgraded units include granite countertops, stainless steel or black appliances, ceramic tile backsplashes, wood flooring, brushed nickel hardware, crown molding, walk-in closets, microwaves, and washer/dryer connections.

Casa Del Mar

The Casa Del Mar Property is a two story, 354-unit garden-style apartment complex located in northwest Houston. The Casa Del Mar Property was built in 1979 and is situated on 12.33 acres with 441 parking spaces. The Casa Del Mar Property’s unit mix is comprised of one- and two-bedroom floor plans, an NRA of 266,626 SF and average unit size of 753 SF. As of June 11, 2019, the Casa Del Mar Property was 89.8% occupied, with average in place rent of $845 per unit ($1.13 PSF). Common amenities at the Casa Del Mar Property include two swimming pools and spa, fitness center, playground, 24 hour maintenance surveillance cameras and three laundry centers. Unit amenities include stainless steel appliances, garbage disposals, granite kitchen counter tops, high speed internet, washer/dryer, cable access and fireplaces.

Diamond Hill

The Diamond Hill Property is a three story, 305-unit garden-style apartment complex located in the Woodlake-Briar Meadow area of Houston. The Diamond Hill Property was built in 1968 and is situated on 6.78 acres with 389 parking spaces. The Diamond Hill Property’s unit mix comprises one- and two-bedroom floorplans, an NRA of 248,346 SF and average unit size of 814 SF. As of June 11, 2019, the Diamond Hill Property was 89.8% occupied, with average in place rent of $952 per unit ($1.17 PSF). Common amenities at the Diamond Hill Property include three swimming pools and laundry facilities, night patrol, fitness center, and on-site maintenance. Unit amenities include private balconies, vinyl wood flooring, stainless steel appliances, ceiling fans, crown molding, and kitchen backsplashes.

Sedona Pointe

The Sedona Pointe Property is a two story, 352-unit garden-style apartment complex located in the Cypress Station area of Houston. The Sedona Pointe Property was built in 1979 and is situated on 10.1 acres with 428 parking spaces. The Sedona Pointe Property’s unit mix is comprised of studios, one- and two-bedroom floorplans, an NRA of 240,656 SF and average unit size of 684 SF. As of June 11, 2019, the Sedona Pointe Property was 84.7% occupied, with average in place rent of $735 per unit ($1.13 PSF). There are 16 units that are currently offline due to damage from a fire that occurred in April 2019. When adjusting for the 16 fire-damaged units, the Sedona Pointe Property is 87.6% occupied. Common amenities at the Sedona Pointe

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

Property include two swimming pools, resident clubhouse and business center, children’s playground, three laundry facilities, gated access and on-site maintenance. Unit amenities include a private patio/balcony, all-electric kitchens, some with stainless steel appliances, granite or ceramic tile countertops, ceramic or faux wood flooring, and custom cabinetry.

Buena Vista

The Buena Vista Property is a two story, 226-unit garden-style apartment complex located in northwest Houston. The Buena Vista Property was built in 1980 and is situated on 11.1 acres with 361 parking spaces. The unit mix includes one-, two- and three-bedroom floorplans, an NRA of 200,583 SF and an average unit size of 888 SF. As of June 11, 2019, the property was 90.7% occupied, with average in place rent of $825/unit ($0.95 PSF). Common amenities include a swimming pool, resident clubhouse, children’s playground, laundry facilities, covered parking, gated access, fitness center, and on-site maintenance. Unit amenities include all electric kitchens with black appliances, ceramic tile countertops, ceramic or faux wood flooring, full-size washer and dryer connections and ceiling fans.

The Market. The NKX Multifamily Portfolio is located in Houston, Texas, within the Houston multifamily market. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the Houston multifamily market was approximately 5.8%, with average asking rents of $1,089 per unit and inventory of approximately 574,135 units.

The Buena Vista Property, the Casa Del Mar Property and the Sedona Pointe Property are all located within the Champions/FM 1960 submarket of the Houston multifamily market, with the Buena Vista Property and the Casa Del Mar Property located adjacent to each other. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the Champions/FM 1960 submarket was approximately 7.3%, with average asking rents of $954 per unit and inventory of approximately 26,511 units. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Buena Vista Property, the Casa Del Mar Property and the Sedona Pointe Property was 11,369, 131,181 and 306,633, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $62,744, $72,260 and $85,303, respectively. According to the appraisal, there are three planned developments expected in the Champions/FM 1960 submarket, which are not expected to compete with any of the Properties.

The Diamond Hill Property is located within the Briar Grove submarket of the Houston multifamily market. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the Briar Grove submarket was approximately 5.8%, with average asking rents of $1,166 per unit and inventory of approximately 38,423 units. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Diamond Hill Property was 31,010, 225,312 and 566,378, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $74,405, $85,249 and $94,385, respectively. According to the appraisal, there are two planned and one under construction apartment projects within the Briar Grove submarket, which are not expected to compete with the Diamond Hill Property.

The Providence at Memorial Property is located within the Spring Branch submarket of the Houston multifamily market. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the Spring Branch submarket was approximately 3.9%, with average asking rents of $991 per unit and inventory of approximately 23,458 units. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Providence at Memorial Property was 18,599, 128,681 and 443,723, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $107,247, $114,347 and $113,639, respectively. According to the appraisal, there are two planned and one under construction apartment projects within the Briar Grove submarket, which are not expected to compete with the Providence at Memorial Property.

The following table presents certain information relating to the appraiser’s market rent conclusion for the NKX Multifamily Portfolio:

Market Rent Summary
Building	Units	Average Size	Avg. Monthly Contract Rent per Unit	Avg. Monthly Asking Rent per Unit	Avg. Monthly Market Rent per Unit
Providence at Memorial	321	1,098	$1,092	$1,120	$1,115
Casa Del Mar	354	753	$845	$853	$853
Diamond Hill	305	814	$952	$999	$1,000
Sedona Pointe	352	684	$735	$767	$774
Buena Vista	226	888	$825	$846	$846

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

The following table presents certain information relating to comparable rental properties to the Buena Vista Property and the Casa Del Mar Property:

Comparable Rental Properties (Buena Vista and Casa Del Mar)
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
Buena Vista	1980	2	226	1BR 2BR 3BR	671 930 1,287	$694 $860 $1,181	$1.04 $0.95 $0.92
Casa Del Mar	1979	2	354	1BR 2BR	614 897	$753 $957	$1.24 $1.04
The Abbey at Champions	1982	2	152	1BR 2BR	714 959	$837 $1,017	$1.16 $1.05
Champions at Ponderosa	1978	2	177	1BR 2BR 3BR	711 876 1,198	$732 $877 $1,259	$1.03 $0.99 $1.05
Cypress Ridge	1980	2	260	1BR 2BR 3BR	664 867 1,250	$705 $860 $1,365	$1.05 $0.99 $1.09
North Bend	1984	3	307	1BR 2BR	649 1,009	$762 $1,033	$1.17 $1.02
London Park	1983	2	257	1BR 2BR	711 991	$870 $1,105	$1.22 $1.11

Source: Appraisal

The following table presents certain information relating to comparable rental properties to the Sedona Pointe Property:

Comparable Rental Properties (Sedona Pointe)
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
Sedona Pointe	1979	2	352	Studio 1BR 2BR	520 625 842	$585 $719 $908	$1.25 $1.13 $1.10
Copper Lodge	1978	2	294	1BR 2BR	753 1,020	$743 $974	$0.98 $0.95
The Forest	1979	2	192	1BR 2BR 3BR	657 913 1,180	$723 $865 $1,090	$1.08 $0.95 $0.92
Highland Cross	1979	2	236	1BR 2BR	726 1,037	$698 $993	$0.96 $0.96
Kendell Manor	1981	2	272	1BR 2BR	704 1,072	$717 $984	$1.01 $0.91
The Preakness	1983	2	224	1BR 2BR	634 926	$798 $930	$1.25 $1.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

The following table presents certain information relating to comparable rental properties to the Diamond Hill Property:

Comparable Rental Properties (Diamond Hill)
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
Diamond Hill	1968	3	305	1BR 2BR	714 1,050	$922 $1,181	$1.28 $1.11
Crossview Court	1971	2	167	Studio 1BR 2BR	400 756 1,204	$550 $747 $1,115	$1.38 $0.99 $0.92
The Landing at Westchase	1976	2	304	1BR 2BR	560 922	$752 $1,037	$1.32 $1.12
The Park at Woodlake	1973	2	564	Studio 1BR 2BR	515 900 1,075	$678 $884 $1,080	$1.32 $0.97 $1.01
SunBlossom at Woodlake	1970	3	221	1BR 2BR 3BR	913 1,183 1,430	$885 $1,062 $1,381	$0.96 $0.89 $0.97
Woodlake Oaks	1976	2	396	1BR 2BR	834 1,250	$795 $1,080	$0.94 $0.86

Source: Appraisal

The following table presents certain information relating to comparable rental properties to the Providence at Memorial Property:

Comparable Rental Properties (Providence at Memorial)
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
Providence at Memorial	1971	2	321	1BR 2BR 3BR 4BR	700 1,061 1,463 1,500	$876 $1,103 $1,317 $1,501	$1.21 $1.02 $0.90 $0.97
Banyan Palms at Spring Branch	1970	2	323	1BR 2BR 3BR	723 964 1,300	$721 $821 $1,095	$0.99 $0.85 $0.84
Castlewood Apartments	1972	3	332	1BR 2BR 3BR	700 1,000 1,375	$818 $1,078 $1,301	$1.17 $1.07 $0.95
Hilton Town	1973	2	238	1BR 2BR 3BR	778 950 1,190	$635 $744 $950	$0.81 $0.78 $0.80
Ravenwood	1969	2	236	1BR 2BR 3BR	740 1,200 1,215	$775 $964 $1,070	$1.05 $0.80 $0.88
Woods of Spring Grove	1969	2	144	1BR 2BR 3BR	790 1,177 1,310	$788 $975 $1,118	$1.00 $0.83 $0.85

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the NKX Multifamily Portfolio:

Cash Flow Analysis
	2016	2017	2018	6/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$16,500,437	$16,206,542	$16,249,832	$16,497,130	$16,584,324	$10,644.62
Discounts Concessions	($451,775)	($435,801)	($375,921)	($438,469)	($438,469)	($281.43)
Other Income	$1,321,493	$1,954,004	$2,078,843	$2,493,915	$2,493,915	$1,600.72
Less Vacancy & Credit Loss	($2,546,769)	($2,573,325)	($1,889,858)	($1,920,382)	($1,778,671)	($1,141.64)
Effective Gross Income	$14,823,385	$15,151,420	$16,062,896	$16,632,194	$16,861,099	$10,822.27

Real Estate Taxes	$1,488,694	$1,447,776	$1,448,916	$1,450,197	$2,083,214	$1,337.11
Insurance	$646,558	$504,627	$503,652	$552,517	$552,517	$354.63
Other Expenses	$5,316,372	$5,148,782	$5,624,563	$5,493,557	$5,556,549	$3,566.46
Total Expenses	$7,451,624	$7,101,185	$7,577,131	$7,496,271	$8,192,280	$5,258.20

Net Operating Income	$7,371,761	$8,050,235	$8,485,765	$9,135,923	$8,668,819	$5,564.07
Capital Expenditures	$0	$0	$0	$0	$389,500	$250.00
Net Cash Flow	$7,371,761	$8,050,235	$8,485,765	$9,135,923	$8,279,319	$5,314.07

Occupancy %(2)	86.0%	87.8%	90.2%	88.3%	89.3%
NOI DSCR(3)	2.01x	2.19x	2.31x	2.49x	2.36x
NCF DSCR(3)	2.01x	2.19x	2.31x	2.49x	2.25x
NOI Debt Yield(3)	7.3%	8.0%	8.4%	9.0%	8.6%
NCF Debt Yield(3)	7.3%	8.0%	8.4%	9.0%	8.2%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated June 11, 2019.

(2)	6/30/2019 TTM Occupancy % is as of the borrower rent roll dated June 11, 2019 and includes 16 fire damaged units at the Sedona Pointe Property, which were destroyed in a fire in April 2019. The damage to these units has been covered by insurance proceeds and, according to the borrower sponsor, they are expected to be brought back online in the next four months.

(3)	Debt service coverage ratios and debt yields are based on the NKX Multifamily Portfolio Whole Loan.

Escrows and Reserves.

Tax Funds – The NKX Multifamily Portfolio Whole Loan documents provide for an upfront reserve of approximately $1,562,416 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $173,602).

Insurance Funds – The NKX Multifamily Portfolio Whole Loan documents provide for an upfront reserve of approximately $286,580 for insurance premiums and ongoing monthly reserves for insurance premiums of 1/12 of the annual estimated insurance premiums (currently in place at $71,645); provided that such deposits are not required if (i) the insurance coverage for the NKX Multifamily Portfolio is included in blanket or umbrella insurance policies approved by the lender in its reasonable discretion, (ii) the NKX Multifamily Portfolio Borrowers provide to the lender evidence of renewal and paid receipts for insurance premiums for such policies at least ten days prior to their expiration, and (iii) no event of default exists under the NKX Multifamily Portfolio Whole Loan documents.

Deferred Maintenance Reserve – The NKX Multifamily Portfolio Whole Loan documents provide for an upfront required repairs reserve of approximately $78,063.

Capital Improvement Reserve – The NKX Multifamily Portfolio Whole Loan documents provide for an upfront reserve of approximately $5,762,758 for capital expenditures at the NKX Multifamily Portfolio (which reserve has allocated amounts for each individual Property but is not required to be used for specific purposes, other than $700,000 allocated to the Sedona Repairs (as defined below)). The NKX Multifamily Portfolio Whole Loan Documents also require ongoing monthly reserves for capital expenditures in an amount equal to 1/12 of the Capital Expenditure Shortfall (as defined below) if the Sedona Repairs are not completed as required, and the amount in the capital expenditures reserve is less than $700,000. “Capital Expenditure Shortfall” means an amount equal to $700,000 minus the amount then on deposit in the capital expenditures reserve. The “Sedona Repairs” means the restoration as soon as reasonably practicable after the origination date of Building 8 at the Sedona Pointe Property to the same (or better) condition that Building 8 was in prior to the fire at such building and the completion of work necessary so that Building 8 complies in all material respects with all current building codes, fire codes and any other legal requirements.

Recurring Replacement Reserves– The NKX Multifamily Portfolio Whole Loan documents provide for ongoing monthly replacement reserves of $32,458 for annual replacements reasonably approved by the lender.

Lockbox and Cash Management. The NKX Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), (a) the NKX Multifamily Portfolio Borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the NKX Multifamily Portfolio is required to be deposited by the NKX Multifamily Portfolio Borrowers and property manager within one business day of receipt; and (b) the lender is required to establish, and the NKX Multifamily Portfolio Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all sums on deposit in the lockbox account are required to be deposited during the continuance of a Cash Sweep Event Period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$70,000,000
Various	NKX Multifamily Portfolio	Cut-off Date LTV:	69.1%
Houston, TX Various		U/W NCF DSCR:	2.25x
		U/W NOI Debt Yield:	8.6%

During the continuance of a Cash Sweep Event Period, provided no event of default under the NKX Multifamily Portfolio Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the NKX Multifamily Portfolio Whole Loan, (iii) to make the monthly deposits into the capital expenditure reserve, if any, and the recurring replacements reserve as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the NKX Multifamily Portfolio Whole Loan during the continuance of such Cash Sweep Event Period.

If no Cash Sweep Event Period exists, all funds on deposit in the lockbox account are required to be disbursed to an account designated by the NKX Multifamily Portfolio Borrowers.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the NKX Multifamily Portfolio Whole Loan documents and ending if no event of default under the NKX Multifamily Portfolio Whole Loan documents exists, or

(ii)	commencing upon the debt service coverage ratio on the NKX Multifamily Portfolio Whole Loan (assuming a 30-year amortization schedule) and any then-existing Mezzanine Debt (as defined below) falling below 1.10x as of the end of two consecutive calendar quarters based upon the trailing six months operating statements and current in place rent rolls, and ending on the date the debt service coverage ratio on the NKX Multifamily Portfolio Whole Loan (assuming a 30-year amortization schedule) and any then-existing Mezzanine Debt equals or exceeds 1.10x as of the end of two consecutive calendar quarters based upon the trailing six months operating statements and current in place rent rolls.

Additional Secured Indebtedness (not including trade debts). In addition to the NKX Multifamily Portfolio Mortgage Loan, the NKX Multifamily Portfolio also secures the NKX Multifamily Portfolio Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $31,000,000. The NKX Multifamily Portfolio Serviced Pari Passu Companion Loan accrues interest at the same rate as the NKX Multifamily Portfolio Mortgage Loan. The NKX Multifamily Portfolio Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the NKX Multifamily Portfolio Serviced Pari Passu Companion Loan. The holders of the NKX Multifamily Portfolio Mortgage Loan and the NKX Multifamily Portfolio Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the NKX Multifamily Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The owners of direct or indirect ownership interests in the NKX Multifamily Portfolio Borrowers have a one-time right to obtain a mezzanine loan (or preferred equity investment) (in either case, “Mezzanine Debt”) from a third-party lender secured by such owners’ ownership interest in the NKX Multifamily Portfolio Borrowers, provided certain conditions are satisfied, including (a) no event of default under the NKX Multifamily Portfolio Whole Loan documents is then continuing; (b) the security granted in connection with such Mezzanine Debt consists only of a pledge of the direct or indirect membership interests in the NKX Multifamily Portfolio Borrowers (but not including any interests held by any general partner or managing member required to be a special purpose entity under the NKX Multifamily Portfolio Whole Loan documents); (c) the aggregate debt yield of the NKX Multifamily Portfolio Whole Loan and the Mezzanine Debt is not less than 7.7%; (d) the aggregate loan-to-value ratio of the NKX Multifamily Portfolio Whole Loan and the Mezzanine Debt is equal to or less than 69.1% (based on an updated appraisal acceptable to the lender); (e) the aggregate debt service coverage ratio of the NKX Multifamily Portfolio Whole Loan (assuming that debt service payments are being made based on a 30 year amortization) and the Mezzanine Debt is not less than 1.42x, (f) the maturity date of the Mezzanine Debt is not earlier than the maturity date of the NKX Multifamily Portfolio Whole Loan; (g) the lender and the mezzanine lender enter into an intercreditor agreement in form and substance reasonably acceptable to the lender and acceptable to the rating agencies; and (h) the lender has received a rating agency confirmation as to the implementation of the Mezzanine Debt.

Release of Property. The NKX Multifamily Portfolio Borrowers have the right, at any time after the expiration of the prepayment lockout period, and provided no event of default under the NKX Multifamily Portfolio Whole Loan documents exists, to obtain the release of any of the individual Properties, provided certain conditions are satisfied, including (i) payment of a release price equal to 105% of the allocated loan amount of the related individual Property, together with any then applicable yield maintenance premium, (ii) the aggregate debt yield of the NKX Multifamily Portfolio Whole Loan and any then-existing Mezzanine Debt after giving effect to the release is not less than the greater of (x) the aggregate debt yield immediately prior to the release, and (y) 7.7%; (iii) the aggregate loan-to-value ratio of the NKX Multifamily Portfolio Whole Loan and any then-existing Mezzanine Debt after giving effect to the release is equal to or less than the lesser of (x) the aggregate loan-to-value ratio immediately prior to the release and (y) 69.1% (based on an updated appraisal); (iv) the aggregate debt service coverage ratio of the NKX Multifamily Portfolio Whole Loan and any then-existing Mezzanine Debt after giving effect to the release is not less than the greater of (x) the aggregate debt service coverage ratio (assuming that debt service payments are being made based on a 30 year amortization) immediately prior to the release, and (y)1.42x, and (v) satisfaction of REMIC-related requirements.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The NKX Multifamily Portfolio Borrowers are required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the NKX Multifamily Portfolio together with business income insurance covering no less than the 24-month period commencing at the time of loss, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail - Anchored	Loan #5	Cut-off Date Balance:	$60,500,000
18805-19179 Bear Valley Road	Jess Ranch Marketplace	Cut-off Date LTV:	65.4%
Apple Valley, CA 92308		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	12.3%

RITE AID
PHARMACY
RITE AID
JESS RANCH
MARKETPLACE

JESS RANCH
MARKETPLACE
BEST BUY
BED BATH & BEYOND
Flame Broiler
Denny's

PETSMART

Burlington

BEST BUY

ULTA

CINEMARK

JESS RANCH
MARKETPLACE
WinCo FOODS
PETSMART
RITE AID
FAMOUS footwear

18825
FITNESS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #5	Cut-off Date Balance:	$60,500,000
18805-19179 Bear Valley Road	Jess Ranch Marketplace	Cut-off Date LTV:	65.4%
Apple Valley, CA 92308		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	12.3%

BEAR VALLEY ROAD
JESS RANCH PARKWAY
JESS RANCH DENTAL
metroPCS
Jack in the Box
LOS ALAZANES MEXICAN FOOD
BANNER MATTRESS
at&t
RED ROBIN
BEST BUY
BED BATH & BEYOND
ULTA
Denny's
APPLE VALLEY CLEANERS II
AMERICAS BARBERSHOP
THE FLAME BROILER
POOL & SUPPLIES
ANGEL SPA AND NAILS
GNC
M&M JEWELERS
AWAKE JUICE
OASIS FOOT SPA
GIUSEPPE'S ITALIAN RESTAURANT
24 FITNESS
CINEMARK
WARHAMMER
WESTERN DENTAL
Bank of America
verizon
GOLDEN CHOPSTICKS
RITE AID
CAREMORE'S NIFTY AFTER FIFTY
CAREMORE
EUPHORIA NAIL SALON
rue21
Miracle-Ear
Sprint
Famous Footwear
OPTOMETRY OFFICE
SOYA LOVE SUSHI
carter's
LANE BRYANT
PETSMART
WinCo FOODS
dressbarn
Burlington
Anchor / Major
Inline
Vacant
Not Part of the Collateral

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #5	Cut-off Date Balance:	$60,500,000
18805-19179 Bear Valley Road	Jess Ranch Marketplace	Cut-off Date LTV:	65.4%
Apple Valley, CA 92308		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	12.3%

MOJAVE DESERT
Victorville
Apple Valley
Adelanto
Hesperia
Oak Valley
Bellevue Heights
Sunset Hills
Jess Ranch
George Air Force Base
Southern California Logistics Airport
Apple Valley Airport
Walmart Distribution Center
Mojave Narrows Reg. Park
Spring Valley Lake Country Club
Victor Valley College
Jess Ranch Marketplace
18805-19179 Bear Valley Road
Apple Valley, CA 92308
Bear Valley Rd
Mojave Fwy
Mojave River
Arrowhead Equestrian Estates
SAN BERNARDINO COUNTY
SAN BERNARDINO MOUNTAINS
Los Angeles 70 miles
CALIFORNIA
NEVADA
ARIZONA
MEXICO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Jess Ranch Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Apple Valley, CA 92308
Original Balance:	$60,500,000			General Property Type:	Retail
Cut-off Date Balance:	$60,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.9%			Title Vesting(1):	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2007/N/A
Borrower Sponsors(1):	Various			Size:	393,465 SF
Guarantors(1):	Various			Cut-off Date Balance per SF:	$154
Mortgage Rate:	3.72413%			Maturity Date Balance per SF:	$139
Note Date:	7/30/2019			Property Manager:	Athena Management, Inc.
First Payment Date:	9/1/2019			Underwriting and Financial Information
Maturity Date:	8/1/2029			UW NOI:	$7,444,627
Original Term to Maturity:	120 months			UW NOI Debt Yield:	12.3%
Original Amortization Term:	360 months			UW NOI Debt Yield at Maturity:	13.6%
IO Period:	60 months			UW NCF DSCR:	2.06x (P&I) 3.02x (IO)
Seasoning:	1 month			Most Recent NOI:	$7,287,908 (12/31/2018)
Prepayment Provisions:	LO (25); YM1 (90); O (5)			2nd Most Recent NOI:	$7,176,980 (12/31/2017)
Lockbox/Cash Mgmt Status:	Hard/Springing			3rd Most Recent NOI:	$7,165,421 (12/31/2016)
Additional Debt Type(2):	Mezzanine			Most Recent Occupancy:	97.4% (6/19/2019)
Additional Debt Balance(2):	$15,000,000			2nd Most Recent Occupancy:	96.8% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	97.4% (12/31/2017)
Reserves(3)				Appraised Value (as of):	$92,500,000 (6/6/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$235
RE Tax:	$355,386	$71,077	N/A	Cut-off Date LTV Ratio:	65.4%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	59.0%
Recurring Replacements:	$300,000	$6,558	N/A
TI/LC:	$525,733	$24,592	$884,406
TI/LC/Capex:	$700,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,500,000	65.9%	Purchase Price:	$89,000,000	96.9%
Borrower Equity:	$16,311,270	17.8%	Reserves:	$1,881,119	2.0%
Mezzanine Loan Amount:	$15,000,000	16.3%	Closing Costs:	$930,151	1.0%
Total Sources:	$91,811,270	100.0%	Total Uses:	$91,811,270	100.0%

(1)	The borrower sponsors and nonrecourse carve-out guarantors are individually and collectively, Hugo F. Aviles, Hugo F. Aviles, Trustee of the Aviles Family Trust Dated November 7, 2003, Gary C. Otto, and Gary C. Otto, Trustee of the Otto Family Inter Vivos Trust Dated October 24, 2002.
(2)	See “Mezzanine Loan and Preferred Equity” below for information regarding the existing mezzanine debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Jess Ranch Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $60,500,000 and secured by a first priority fee mortgage on a 393,465 SF retail power center located in Apple Valley, California (the “Jess Ranch Marketplace Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Jess Ranch San Juan Retail XVI, LLC, a Delaware limited liability company, and Jess Ranch Brea Retail XVI, LLC, a Delaware limited liability company, as tenants-in-common (together, the “Jess Ranch Marketplace Borrower”). The Jess Ranch Marketplace Borrower is structured to be bankruptcy-remote with at least two independent directors.

The borrower sponsors and nonrecourse carve-out guarantors are individually and collectively, Hugo F. Aviles, Hugo F. Aviles, Trustee of the Aviles Family Trust Dated November 7, 2003, Gary C. Otto, and Gary C. Otto, Trustee of the Otto Family Inter Vivos Trust Dated October 24, 2002. Hugo F. Aviles and Gary C. Otto are the founders and CEO and CFO, respectively, of JH Real Estate Partners, Inc., a privately held real estate operating company, with a current portfolio that includes seven properties in California and Hawaii (774,812 SF): the Jess Ranch Marketplace Property, Porter Ranch Retail in Porter Ranch, California, 17th Street Promenade in Costa Mesa, California, Coconut Grove in Kailua-Kona, Hawaii, Bristol Center in Santa Ana, California, Pacheco Pass in Gilroy, California, and Redlands Retail Center in Redlands, California.

The Property. The Jess Ranch Marketplace Property is an anchored retail power center consisting of 22 single-story buildings built in 2007 on 50.6 acres in Apple Valley, California, located at the southwest corner and southeast corner of Bear Valley Road and Jess Ranch Parkway. The Jess Ranch Marketplace Property contains 393,465 SF and 2,682 surface parking spaces (approximately 6.8 spaces per 1,000 SF). The Jess Ranch Marketplace Property is a part of a larger shopping center featuring non-collateral shadow anchor tenants including Winco Foods, Target and Staples. Additionally, across Bear Valley Road is a Home Depot, Lowe’s and Stater Bros. Markets.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #5	Cut-off Date Balance:	$60,500,000
18805-19179 Bear Valley Road	Jess Ranch Marketplace	Cut-off Date LTV:	65.4%
Apple Valley, CA 92308		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	12.3%

The Jess Ranch Marketplace Property had year-end occupancy rates ranging from 96.8% to 98.6% between 2014 and 2018. As of June 19, 2019, the Jess Ranch Marketplace Property was 97.4% leased to 52 tenants. Burlington Coat Factory, 24 Hour Fitness, Cinemark, Best Buy and Bed Bath & Beyond are the anchor tenants with junior anchors being PetSmart, Rite-Aid and Big 5 Sporting Goods. Other than the anchors, no single tenant occupies more than 2.5% of NRA or represents more than 3.3% of underwritten base rent. In-line tenants include Ulta, Dress Barn, Famous Footwear, Kirkland’s Home, Lane Bryant Cacique, rue21, Carters, Massage Envy, Oshkosh and GNC.

Major Tenants.

Burlington Coat Factory (81,119 SF, 20.6% of NRA, 11.4% of underwritten base rent). Burlington Coat Factory (“Burlington”) occupies 81,119 SF under a lease that commenced April 2010 and requires base rental payments of $11.55 PSF. The Burlington lease expires January 31, 2021 with four automatic five-year renewal options at fixed rents and is guaranteed by Burlington Coat Factory Warehouse Corporation. At the Jess Ranch Marketplace Property, Burlington achieved sales for 2016, 2017 and 2018 of $126 PSF, $130 PSF and $132 PSF, respectively.

24 Hour Fitness (42,000 SF, 10.7% of NRA, 13.2% of underwritten base rent). 24 Hour Fitness occupies 42,000 SF under a lease that commenced June 2009 and requires base rental payments of $25.71 PSF. The 24 Hour Fitness lease expires June 30, 2024 with three five-year renewal options with 180 days’ prior written notice at fixed rents. 24 Hour Fitness is not required by its lease to provide membership or sales information.

Cinemark (39,861 SF, 10.1% of NRA, 9.3% of underwritten base rent). Cinemark occupies 39,861 SF under a lease that commenced May 2009 and requires base rental payments of $19.25 PSF. The Cinemark lease expires April 30, 2024 with three five-year renewal options plus one four-year and eleven-month option with six months’ prior written notice at fixed rents. Cinemark recently completed an interior remodel, modernizing screens, adding luxury lounger seating and expanding the concession area. At the Jess Ranch Marketplace Property, Cinemark operates twelve screens and achieved sales per screen (excluding concessions) for 2016 of $181,008, which after the remodel increased to $312,463 per screen and $362,090 per screen in 2017 and 2018, respectively.

Best Buy (30,000 SF, 7.6% of NRA, 5.5% of underwritten base rent). Best Buy occupies 30,000 SF under a lease that recently renewed in February 2019 and requires base rental payments of $15.00 PSF. The Best Buy lease expires March 31, 2024 with two remaining five-year renewal options with one year’s prior written notice at fixed rents. Best Buy is not required by its lease to provide sales information.

Bed Bath & Beyond (25,000 SF, 6.4% of NRA, 3.7% of underwritten base rent). Bed Bath & Beyond occupies 25,000 SF, and in May 2018 exercised an early renewal of its lease that was originally set to expire January 31, 2019. The lease extension moves the lease expiration to January 31, 2024 and preserves the four five-year renewal options at fixed rents. The Bed Bath & Beyond lease requires base rental payments of $12.00 PSF. Bed Bath & Beyond is not required by its lease to provide sales information.

The following table presents certain information relating to the major tenants at the Jess Ranch Marketplace Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options
Anchor Tenants
Burlington Coat Factory	Ba1/BB+/BB+	81,119	20.6%	$936,924	11.4%	$11.55	1/31/2021	4 x 5 Yrs	N
24 Hour Fitness	B2/B/NR	42,000	10.7%	$1,079,828	13.2%	$25.71	6/30/2024	3 x 5 Yrs	N
Cinemark	NR/BB/NR	39,861	10.1%	$767,324	9.3%	$19.25	4/30/2024	3 x 5 + 1 x 4 .9 Yrs	N
Best Buy	Baa1/BBB/BBB	30,000	7.6%	$450,000	5.5%	$15.00	3/31/2024	2 x 5 Yrs	N
Bed Bath & Beyond	Baa3/BB+/NR	25,000	6.4%	$300,000	3.7%	$12.00	1/31/2024	4 x 5 Yrs	N
Anchor Subtotal/Wtd. Avg.		217,980	55.4%	$3,534,076	43.0%	$16.21

Junior Anchor Tenants
PetSmart	B3/B-/NR	19,994	5.1%	$411,277	5.0%	$20.57	6/30/2023	3 x 5 Yrs	N
Rite-Aid	B3/B-/B	17,340	4.4%	$541,650	6.6%	$31.24	1/31/2028	4 x 5 Yrs	N
Big 5 Sporting Goods	NR/NR/NR	11,268	2.9%	$205,068	2.5%	$18.20	1/31/2023	3 x 5 Yrs	N
Junior Anchor Subtotal/ Wtd. Avg.		48,602	12.4%	$1,157,995	14.1%	$23.83

In-Line Tenants		116,636	29.6%	$3,519,013	42.9%	$30.17
Vacant Space		10,247	2.6%	$0	0.0%	$0.00
Total/Wtd. Avg.(2)		393,465	100.0%	$8,211,084	100.0%	$21.43

Information is based on the underwritten rent roll.

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #5	Cut-off Date Balance:	$60,500,000
18805-19179 Bear Valley Road	Jess Ranch Marketplace	Cut-off Date LTV:	65.4%
Apple Valley, CA 92308		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	12.3%

The following table presents certain information relating to the lease rollover schedule at the Jess Ranch Marketplace Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling(2)	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	8	23,254	$32.25	5.9%	5.9%	$749,886	9.1%	9.1%
2021	12	111,614	$17.17	28.4%	34.3%	$1,916,945	23.3%	32.5%
2022	6	15,466	$22.29	3.9%	38.2%	$344,797	4.2%	36.7%
2023	8	45,785	$22.79	11.6%	49.8%	$1,043,478	12.7%	49.4%
2024	13	165,944	$20.74	42.2%	92.0%	$3,441,119	41.9%	91.3%
2025	0	0	$0.00	0.0%	92.0%	$0	0.0%	91.3%
2026	0	0	$0.00	0.0%	92.0%	$0	0.0%	91.3%
2027	0	0	$0.00	0.0%	92.0%	$0	0.0%	91.3%
2028	2	18,555	$31.77	4.7%	96.7%	$589,460	7.2%	98.5%
2029	1	2,600	$44.54	0.7%	97.4%	$115,800	1.4%	99.9%
2030 & Beyond	3	0	$0.00	0.0%	97.4%	$9,600	0.1%	100.0%
Vacant	0	10,247	$0.00	2.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	53	393,465	$21.43	100.0%		$8,211,084	100.0%

Information is based on the underwritten rent roll.

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(2)	Number of Leases Rolling include spaces from advertising signs, clothing donation and recycling centers which have no square footage associated with them.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Jess Ranch Marketplace Property is located in the town of Apple Valley, a bedroom community located in the Victor Valley in the County of San Bernardino, California. At an elevation of approximately 3,000 feet, Apple Valley is known as a part of the “High Desert”, approximately 80 miles northeast of Los Angeles. The Victor Valley area is the largest commercial center between San Bernardino and the Nevada border.

Apple Valley is home to the largest medical community in the High Desert anchored by the $40 million expansion of St. Mary Regional Medical Center and the Apple Valley Radiology and Oncology Center. Apple Valley oversees operation of thirteen parks and two recreation centers, is home to two golf courses and also contains a fish hatchery and fishing lake. Apple Valley is ten minutes from a professional minor league baseball stadium and 30-90 minutes away from snow skiing, recreational lakes, beaches, mountain resorts, and desert wilderness areas.

According to the appraisal, the Jess Ranch Marketplace Property is located within the High Desert submarket of the Inland Empire Retail market. As of the first quarter of 2019, the High Desert submarket included a power center inventory of over 1.6 million SF with a vacancy rate of 4.7% and average asking rents of $21.00 PSF. As of the first quarter of 2019, within a three-mile trade area, the appraiser noted an average overall retail occupancy of 94.7%, which has remained stable over the last four years, and asking rents of $18.82 PSF, which have increased 23.4% over the same period.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Jess Ranch Marketplace Property was 3,139, 50,643 and 141,532, respectively with number of households of 1,513, 17,796 and 46,101, respectively. The 2018 average household income within the same radii was $82,945, $82,983 and $69,618, respectively. Apple Valley achieved 2017 retail sales of $489,949,000, a 16.5% increase since 2010.

The following table presents recent leasing data at comparable retail properties with respect to the Jess Ranch Marketplace Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF) / Occupancy	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF (NNN)	Lease Term (Yrs.)	Rent Steps / TI PSF/ Free Rent (mos)
Mojave River Crossing Apple Valley, CA	2006	1.1 miles	158,500 / 97.0%	Papa John's	1,435	Aug 2017	$30.12	5.0	3% / $0.00 / 0
Renaissance Victorville Shopping Center Victorville, CA	1990	4.1 miles	112,159 / 98.0%	QC Financial Services	1,741	April 2017	$25.08	5.0	CPI / $0.00 / 0
Village Center Victorville, CA	1990	6.5 miles	338,762 / 87.0%	St. Joseph	6,028	May 2017	$18.00	3.0	3% / $0.00 / 0
Victorville Pavilion Shops Victorville, CA	2004	6.2 miles	45,567 / 76.0%	Shakey's Pizza	6,296	Nov 2016	$39.00	10.0	4% / $31.77 / 1
Topaz Marketplace Hesperia, CA	2008	9.1 miles	50,359 / 72.0%	Bad Ass Coffee	1,450	Jan 2019	$21.00	5.0	3% / $0.00 / 0
Escondido Plaza Hesperia, CA	2018	10.1 miles	7,000 / 100.0%	Western Dental Centers	4,136	Mar 2019	$36.00	10.0	3% / $0.00 / 0

Source: Appraisal and underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #5	Cut-off Date Balance:	$60,500,000
18805-19179 Bear Valley Road	Jess Ranch Marketplace	Cut-off Date LTV:	65.4%
Apple Valley, CA 92308		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	12.3%

The following table presents the appraiser’s market rent conclusions for the Jess Ranch Marketplace Property:

Market Rent Summary
	Anchor	Junior Anchor	Fitness Center	Movie Theater	Drug Store Building	Full Service Restaurant	Fast Food Restaurant	Shop Space
Market Rent	$10	$15-18	$21	$21	$30	$42	$42	$21-27
Lease Term	10 year	10 year	10 year	10 year	10 year	10 year	10 year	5 year
Rental Increase Projection	10.0% / 5 Yrs	10.0% / 5 Yrs	10.0% / 5 Yrs	10.0% / 5 Yrs	10.0% / 5 Yrs	10.0% / 5 Yrs	10.0% / 5 Yrs	3% per annum

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Jess Ranch Marketplace Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Gross Potential Rent(1)	$7,750,673	$7,897,002	$7,970,695	$8,578,305	$21.80
Reimbursements	$1,433,031	$1,409,274	$1,388,741	$1,633,189	$4.15
Other Income	$6,456	$36,453	$37,185	$26,254	$0.07
Vacancy and Concessions	$6,700	($51,550)	($20,346)	($529,802)	($1.35)
Effective Gross Income	$9,196,860	$9,291,179	9,376,275	9,707,946	$24.67

Taxes	$807,405	$794,718	$800,800	$1,032,400	$2.62
Insurance	$138,426	$136,163	$140,943	$118,020	$0.30
Other Operating Expenses	$1,085,608	$1,183,318	$1,146,624	$1,112,899	$2.83
Total Operating Expenses	$2,031,439	$2,114,199	$2,088,367	$2,263,319	$5.75

Net Operating Income	$7,165,421	$7,176,980	$7,287,908	$7,444,627	$18.92
TI/LC	$0	$0	$0	$462,775	$1.18
Capital Expenditures	$0	$0	$0	$78,693	$0.20
Net Cash Flow	$7,165,421	$7,176,980	$7,287,908	$6,903,159	$17.54

Occupancy %	98.6%	97.4%	96.8%	94.8%
NOI DSCR (IO)	3.14x	3.14x	3.19x	3.26x
NOI DSCR (P&I)	2.14x	2.14x	2.17x	2.22x
NCF DSCR (IO)	3.14x	3.14x	3.19x	3.02x
NCF DSCR (P&I)	2.14x	2.14x	2.17x	2.06x
NOI Debt Yield	11.8%	11.9%	12.0%	12.3%
NCF Debt Yield	11.8%	11.9%	12.0%	11.4%

(1)	UW Gross Potential Rent is based on the June 19, 2019 rent roll, with rent steps taken through August 2020 of $176,772.

Escrows and Reserves.

Taxes and Insurance Reserves - The Jess Ranch Marketplace Borrower deposited $355,386 for property taxes and is required to reserve monthly 1/12th of the estimated property taxes and 1/12 of the estimated insurance premiums (unless waived, as currently, due to a blanket policy in place).

Replacement Reserve - The Jess Ranch Marketplace Borrower deposited $300,000 at loan origination and is required to reserve monthly $6,558 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The Jess Ranch Marketplace Borrower deposited $525,733 at loan origination for tenant improvements and leasing commissions, of which $25,733 has been reserved specifically for three tenants: Guiseppe’s Italian Restaurant ($5,000), Pizza Guys ($19,416) and Awake Juice ($1,316). The Jess Ranch Marketplace Borrower is required to reserve monthly $24,592 for tenant improvements and leasing commissions when the reserve balance is below $884,406 (not including the initial deposit).

TI/LC/Capex Reserve - The Jess Ranch Marketplace Borrower deposited $700,000 at loan origination for additional tenant improvements, leasing commissions and capital expenditures.

Lockbox and Cash Management. The Jess Ranch Marketplace Mortgage Loan documents require a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Jess Ranch Marketplace Mortgage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #5	Cut-off Date Balance:	$60,500,000
18805-19179 Bear Valley Road	Jess Ranch Marketplace	Cut-off Date LTV:	65.4%
Apple Valley, CA 92308		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	12.3%

Loan documents. Also during a Cash Sweep Period, all excess cash flow is required to be held as additional security for the Jess Ranch Marketplace Mortgage Loan until the discontinuance of the Cash Sweep Period.

A “Cash Sweep Period” will occur during (i) the period when the debt service coverage ratio (based on the aggregate amount of amortizing debt service including the Jess Ranch Mezzanine Loan (see “Mezzanine Loan and Preferred Equity”)) is less than 1.10x (tested quarterly) until equal to or greater than 1.10x for two consecutive quarters (tested quarterly), (ii) an Anchor Trigger Event until cured, (iii) the period commencing July 1, 2023 (“Major Tenant Trigger Event”) until cured, or (iv) an event of default under the Jess Ranch Mezzanine Loan until cured.

An “Anchor Tenant Trigger Event” means the earlier of (i) the period commencing upon an Anchor Tenant Bankruptcy Event and ending when cured, or (ii) the period commencing upon (A) an Anchor Tenant Operations Event, (B) an Anchor Tenant Renewal Event or (C) an Anchor Tenant Rent Event and ending when cured as applicable, or when the Sweep Threshold has been satisfied.

An “Anchor Tenant” includes any of 24 Hour Fitness, Cinemark, Burlington Coat Factory or any replacement tenant occupying more than 25,000 SF.

An “Anchor Tenant Bankruptcy Event” will commence when any Anchor Tenant or its lease guarantor subjects itself to any bankruptcy proceedings, and will be cured when (i) the applicable Anchor Tenant lease has been assumed and affirmed by the court without alteration other than approved by the lender, and (ii) the assets of the applicable Anchor Tenant and its lease guarantor are no longer subject to bankruptcy proceedings and its lease obligations remain unaltered.

An “Anchor Tenant Operations Event” will commence when any Anchor Tenant terminates its lease, goes dark, vacates or otherwise ceases to operate, and in each instance ceases to pay rent, and will be cured when the Anchor Tenant’s leased space is re-leased to one or more replacement tenants acceptable to the lender at equal to or greater net rent.

An “Anchor Tenant Renewal Event” will commence when any Anchor Tenant fails to give notice of its lease renewal and/or extension pursuant to the terms of its lease and will be cured when its leased space is extended by the Anchor Tenant pursuant to its lease or when the Anchor Tenant space is leased to one or more replacement tenants acceptable to the lender at equal to or greater net rent.

An “Anchor Tenant Rent Event” will commence when any Anchor Tenant defaults in payment of rent, after notice and cure periods, and will be cured when the Anchor Tenant cures the payment default.

A “Major Tenant” means Bed Bath & Beyond, Best Buy, Cinemark, and 24 Hour Fitness, or any replacement tenant occupying more than 25,000 SF.

A “Major Tenant Trigger Event” will commence on July 1, 2023 and will be cured upon the earlier of (w) the space leased to a Major Tenant is re-leased to one or more replacement tenants which are either acceptable to the lender or which produce equal to or greater net rent than all the Major Tenants’ rent, (x) all the Major Tenants have renewed their leases pursuant to their terms, (y) a combination of clause (w) and clause (x) has occurred with respect to all Major Tenants or (z) the Sweep Threshold has been satisfied.

A “Sweep Threshold” means when the balance of the excess cash collected due to a Cash Sweep Period is at least the sum of (A) twelve months of unabated rent and reimbursements payable under the applicable Anchor Tenant or Major Tenant lease then causing a Cash Sweep Period, minus (B) the amount of rent and reimbursements to be paid during the remainder of such twelve month period by any replacement tenant(s).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. A $15,000,000 mezzanine loan (the “Jess Ranch Mezzanine Loan”) was funded by MSC – Jess Ranch Holdco, LLC, the mezzanine lender, concurrently with the origination of the Jess Ranch Marketplace Mortgage Loan. The Jess Ranch Mezzanine Loan is secured by the direct equity ownership in the Jess Ranch Marketplace Borrower and is coterminous with the Jess Ranch Marketplace Mortgage Loan.

Jess Ranch Marketplace Total Debt Summary
	Original Principal Balance	Interest Rate	Interest Only Term (months)	UW NOI Debt Yield	UW NCF DSCR	Cutoff Date LTV
Jess Ranch Marketplace Mortgage Loan	$60,500,000	3.72413%	60	12.3%	2.06x	65.4%
Jess Ranch Mezzanine Loan	$15,000,000	10.75000%	120	9.9%	1.38x	81.6%
Total Debt	$75,500,000	5.12000%		9.9%	1.38x	81.6%

Release of Property. Not permitted.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Jess Ranch Marketplace Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Jess Ranch Marketplace Property and business interruption insurance for eighteen months with a twelve month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$49,800,000
601 Poydras Street	Pan American Life Center	Cut-off Date LTV:	57.9%
New Orleans, LA 70130		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$49,800,000
601 Poydras Street	Pan American Life Center	Cut-off Date LTV:	57.9%
New Orleans, LA 70130		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.1%

Pan American Life Center
601 Poydras Street
New Orleans, LA 70130
Louis Armstrong New Orleans Intl. Airport 13 miles
Louisiana State Univ. School of Medicine
VA New Orleans Medical Center
Mercedes-Benz Superdome
Smoothie King Center
CHAMPIONS SQUARE
NEW ORLEANS
Central Business District
French Quarter
Storyville
Lafayette Square
DUNCAN PLAZA
Lee Circle
Spanish Plaza
Woldenberg Riverfront Park
Mississippi River
Harrah's Casino
The Shops at Canal Place
Audubon Aquarium of the Americas
Audubon Butterfly Garden and Insectarium
National World War II Museum
Union Station
US Post Office Main Branch
Hyatt Regency New Orleans
City Hall
New Orleans Public Library
Saenger Theatre
Joy Theater
Riverwalk Marketplace
Hilton New Orleans Riverside
World Trade Center
Canal Street Wharf
CANAL STREET FERRY
Jackson Square
Poydras
Canal
Loyola
St. Charles
Carondelet
Baronne
Magazine
Tchoupitoulas
Convention Ctr. Blvd.
S. Claiborne
STREETCAR LINE
Lake Pontchartrain
Metairie
Kenner
Lake Cataouatche

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Pan American Life Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	New Orleans, LA 70130
Original Balance:	$49,800,000			General Property Type:	Office
Cut-off Date Balance:	$49,800,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1980/2016-2018
Borrower Sponsors:	Grady K. Brame; Martin A. Mayer;			Size:	669,529 SF
	Lewis Stirling, III; Gerald E. Songy			Cut-off Date Balance per SF:	$74
Guarantors:	Grady K. Brame; Martin A. Mayer;			Maturity Date Balance per SF:	$59
	Lewis Stirling, III; Gerald E. Songy			Property Manager:	Stirling Properties, L.L.C.
Mortgage Rate:	3.9700%				(borrower-related)
Note Date:	5/23/2019			Underwriting and Financial Information
First Payment Date:	7/11/2019			UW NOI:	$6,017,802
Maturity Date:	6/11/2029			UW NOI Debt Yield:	12.1%
Original Term to Maturity:	120 months			UW NOI Debt Yield at Maturity:	15.4%
Original Amortization Term:	300 months			UW NCF DSCR:	1.68x(P&I) 2.63x (IO)
IO Period:	24 months			Most Recent NOI:	$6,877,465 (6/30/2019 TTM)
Seasoning:	3 months			2nd Most Recent NOI:	$7,226,259 (12/31/2018)
Prepayment Provisions:	LO (27); DEF (86); O (7)			3rd Most Recent NOI:	$7,460,227 (12/31/2017)
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent Occupancy:	79.4% (6/30/2019)
Additional Debt Type:	N/A			2nd Most Recent Occupancy:	83.6% (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent Occupancy:	87.0% (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Appraised Value (as of):	$85,990,000 (4/10/2019)
Reserves(1)				Appraised Value per SF:	$128
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	57.9%
RE Taxes:	$517,104	$103,420	N/A	Maturity Date LTV Ratio:	45.6%
Insurance:	$159,347	$53,114	N/A
Recurring Replacements:	$0	Springing	N/A
TI/LC:	$0	Springing	N/A
Existing TI/LC Obligations Reserve:	$103,203	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,800,000	100.0%	Loan Payoff Amount:	$45,709,265	91.8%
			Upfront Reserves:	$779,654	1.6%
			Closing Costs:	$811,540	1.6%
			Return of Equity:	$2,499,541	5.0%
Total Sources:	$49,800,000	100.0%	Total Uses:	$49,800,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “Pan American Life Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,800,000 which is secured by a first priority fee mortgage encumbering a central business district (“CBD”) office building located in New Orleans, Louisiana (the “Pan American Life Center Property”).

The Borrower and the Borrower Sponsors. The borrower is Stirling 601 Poydras, L.L.C. (the “Pan American Life Center Borrower”), a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsors and non-recourse carveout guarantors are Grady K. Brame, Martin A. Mayer, Lewis Stirling, III and Gerald E. Songy. Each borrower sponsor is either a current or former executive of Stirling Properties L.L.C. (“Stirling”), a full service real estate firm headquartered in Covington, Louisiana, which also serves as the property manager and leasing agent for the Pan American Life Center Property. Founded over 40 years ago, Stirling engages in commercial brokerage, development/redevelopment, acquisitions/investments and asset/property management over an array of property types across the Gulf South region of Louisiana, Mississippi, Alabama, and Florida. In total, Stirling manages and leases a portfolio of approximately 3.7 million square feet of office space (with an approximately 16.7 million square foot total commercial real estate portfolio). The borrower sponsors have owned the Pan American Life Center Property since 2010.

The Property. The Pan American Life Center Property is a 669,529 SF, 28-story Class A office building and attached seven-story parking structure located in the CBD of New Orleans, Louisiana. Constructed in 1980, renovated most recently in 2016-2018 and situated on a 1.5-acre site, the Pan American Life Center Property was 79.4% leased to 48 tenants as of June 30, 2019. The recent renovations completed in 2016-2018 totaled approximately $3.0 million and included caulking of the exterior façade and renovations to the 1st floor shell. Common area amenities at the Pan American Life Center Property include a 24,451 square-foot conference center (including a 252-seat tiered auditorium) and a full-service cafeteria, which

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$49,800,000
601 Poydras Street	Pan American Life Center	Cut-off Date LTV:	57.9%
New Orleans, LA 70130		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.1%

also provides catering for the conference center. In addition, the Pan American Life Center Property includes six ground-level retail spaces totaling 18,082 SF (2.7% of net rentable area; 7.8% of underwritten base rent), which are fully occupied by tenants including Starbucks, Smoothie King, a sushi restaurant, a convenience shop and Iberia Bank. Zoning ordinances do not require parking at the Pan American Life Center Property; however, the Pan American Life Center Property includes an attached seven-story parking garage with 795 parking spaces (resulting in a parking ratio of approximately 1.2 spaces per 1,000 SF of net rentable area).

The Pan American Life Center Property comprises tenants from various industries, including financial, insurance, legal services, real estate, government and energy, with no single tenant representing more than 12.8% of net rentable area or 17.8% of underwritten base rent. Tenants totaling approximately 63.5% of the net rentable area and 76.0% of underwritten base rent have been at the Pan American Life Center Property since at least January 2009; and approximately 32.8% of the NRA and 44.2% of underwritten base rent is attributed to investment grade tenants. In addition, the Pan American Life Center Property serves as the corporate headquarters for four tenants totaling 33.2% of underwritten base rent, including Pan American Life Insurance (15.9% of underwritten base rent), Morris Bart, LLC (11.5% of underwritten base rent), Lugenbuhl Wheaton Pack (4.0% of underwritten base rent) and Laborde Marine Lifts, Inc. (1.8% of underwritten base rent).

Major Tenants.

Iberia Bank (85,476 SF, 12.8% of NRA; 17.8% of underwritten base rent). Iberia Bank (rated BBB+ by S&P) was founded in 1887, in New Iberia, Louisiana and currently has 324 locations, including 191 bank branch offices in 12 states. Iberia Bank also has 29 title insurance offices in three states, mortgage representatives in 83 locations across 12 states and 17 wealth management locations in five states. Iberia Bank reported annual gross profit of approximately $1.1 billion for fiscal year (“FY”) 2018, a 17.0% increase over FY 2017. As of July 25, 2019, Iberia Bank had a total market capitalization of approximately $4.2 billion. Iberia Bank took occupancy of its office space at the Pan American Life Center Property in May 2001 and expanded into its 5,432 SF ground level retail space in January 2007. Iberia Bank’s office space has a lease expiration date of May 31, 2023 with no renewal options remaining.

Pan-American Life Insurance (84,014 SF, 12.5% of NRA; 15.9% of underwritten base rent). Pan-American Life Insurance (“Pan-American”) is a multinational provider of life, accident and health insurance. Founded in 1911 in New Orleans, Louisiana, Pan-American is headquartered at the Pan American Life Center Property. Pan-American currently operates in 22 countries in North and South America, employs approximately 1,950 people and provides insurance coverage for approximately 5.8 million individuals. Pan-American reported FY 2018 revenue of approximately $1.1 billion, a 3.2% increase over FY 2017. Pan-American has the one-time right to terminate its lease, only with respect to its 8,910 SF expansion space, at any time after July 1, 2021 with nine months’ prior notice. Pan-American took occupancy of its space at the Pan American Life Center Property in December 2006 and has six, 5-year renewal options remaining following its December 2024 lease expiration.

Morris Bart, LLC (58,151 SF, 8.7% of NRA; 11.5% of underwritten base rent). Morris Bart, LLC (“Morris Bart”), founded in 1980, is a law firm that specializes in personal injury and accident cases. Headquartered at the Pan American Life Center Property, Morris Bart employs over 100 attorneys in 16 offices throughout Louisiana, Mississippi, Alabama and Arkansas. The firm handles vehicle accidents, slip and fall, wrongful death, offshore injuries and class action lawsuits. The tenant took occupancy of its space at the Pan American Life Center Property in September 2015 and leases a 2,320 SF, ground floor hybrid office/retail space in addition to its 55,831 SF traditional office space. Morris Bart has a lease expiration date of October 31, 2024 with no renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$49,800,000
601 Poydras Street	Pan American Life Center	Cut-off Date LTV:	57.9%
New Orleans, LA 70130		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the Pan American Life Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approx. % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)
Iberia Bank	NR/NR/BBB+	85,476	12.8%	$1,671,046	17.8%	$19.55(3)	Various(4)	N
Pan-American Life Insurance	NR/NR/NR	84,014	12.5%	$1,491,249	15.9%	$17.75	12/31/2024(5)	Y(6)
Morris Bart, LLC	NR/NR/NR	58,151	8.7%	$1,075,836	11.5%	$18.50(7)	10/31/2024	N
McGlinchey Stafford PLCC	NR/NR/NR	54,862	8.2%	$953,336	10.2%	$17.38	1/31/2029	Y(8)
Merrill Lynch Pierce Fenner & Smith, Inc.	A+/A2/NR	29,616	4.4%	$533,088	5.7%	$18.00	7/31/2024(9)	Y(10)
Subtotal/Wtd. Avg.		312,119	46.6%	$5,724,554	61.1%	$18.34

Other Tenants		219,649	32.8%	$3,649,459	38.9%	$16.61
Vacant Space		137,761	20.6%	$0	0.0%	$0.0
Total/Wtd. Avg.		669,529	100.0%	$9,374,014	100.0%	$17.63(11)

(1)	The credit ratings shown are representative of the entities on the applicable leases.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through July 2020 totaling $52,294.

(3)	Iberia Bank’s space includes a 5,432 SF, ground floor retail space which has an Annual UW Rent PSF of $35.00. Excluding the retail space, Iberia Bank’s 80,044 SF office space has an Annual UW Rent PSF of $18.50.

(4)	Iberia Bank’s 80,044 SF office space expires on May 31, 2023 and its 5,432 SF retail space expires March 31, 2023.

(5)	Pan-American Life Insurance has six, 5-year renewal options remaining, each with 12 months’ written notice and at 95% of the market rental rate.

(6)	Only with respect to its 8,910 SF expansion space, Pan-American has a one-time right to terminate its lease at any time after July 1, 2021 with nine months prior notice.

(7)	Morris Bart, LLC’s space includes a 2,320 SF ground floor hybrid office/retail space (where attorneys meet with clients) which has an Annual UW Rent PSF of $31.00. Excluding said space, Morris Bart, LLC’s 55,831 SF office space has an Annual UW Rent PSF of $17.98.

(8)	McGlinchey Stafford PLCC has the option to terminate its 14,827 SF 14th floor space, effective as of either January 31, 2021 or January 31, 2025, each with 9 months’ written notice. The termination option is subject to a fee in an amount equal to unamortized commissions (based on interest of 8% per annum), unamortized amount of the tenant improvement allowance and two months’ base rent on the space being returned.

(9)	Merrill Lynch has two, 5-year renewal options remaining, each with 12 months’ written notice and at 95% of the fair market rental rate.

(10)	Merrill Lynch has the one-time option to terminate its lease effective July 31, 2022 with 12 months’ written notice. The termination option is subject to a fee in an amount equal to any unamortized tenant improvement allowance and/or leasing commissions (discounted at a 10% interest rate) and three months’ base rent.

(11)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Pan American Life Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	5	13,356	$18.89	2.0%	2.0%	$252,311	2.7%	2.7%
2019	6	21,229	$19.12	3.2%	5.2%	$405,816	4.3%	7.0%
2020	9	43,583	$18.99	6.5%	11.7%	$827,847	8.8%	15.9%
2021	3	8,396	$19.31	1.3%	12.9%	$162,092	1.7%	17.6%
2022	8	39,066	$19.57	5.8%	18.8%	$764,410	8.2%	25.7%
2023	8	89,656	$19.49	13.4%	32.2%	$1,747,150	18.6%	44.4%
2024	13	220,598	$14.78	32.9%	65.1%	$3,259,354	34.8%	79.1%
2025	0	0	$0.00	0.0%	65.1%	$0	0.0%	79.1%
2026	4	16,538	$21.42	2.5%	67.6%	$354,267	3.8%	82.9%
2027	1	12,849	$19.50	1.9%	69.5%	$250,556	2.7%	85.6%
2028	0	0	$0.00	0.0%	69.5%	$0	0.0%	85.6%
2029	4	59,735	$17.51	8.9%	78.4%	$1,045,923	11.2%	96.8%
2030 & Beyond	1	6,762	$45.00	1.0%	79.4%	$304,290	3.2%	100.0%
Vacant	0	137,761	$0.00	20.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	62	669,529	$17.63	100.0%		$9,374,014	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Pan American Life Center Property is located at the intersection of Poydras Street and Camp Street, within the CBD of New Orleans, Louisiana. The Pan American Life Center Property is situated approximately 0.9 miles southeast of Interstate 10 (provides access east through Louisiana to Mobile, Alabama and west to Baton Rouge, Louisiana), 0.9 miles southeast of Highway 90 (provides east/west access through New Orleans), 0.6 miles east of the Mercedes-Benz Superdome (home of the New Orleans Saints), 1.2 miles southwest of the historic French Quarter district

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$49,800,000
601 Poydras Street	Pan American Life Center	Cut-off Date LTV:	57.9%
New Orleans, LA 70130		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.1%

and 13.3 miles southeast of the Louis Armstrong New Orleans International Airport. Located immediately adjacent to the Pan American Life Center Property, along St. Charles Avenue, is the Intercontinental New Orleans, a four-star hotel with 484 guest rooms and approximately 30,000 SF of meeting space. In addition, the U.S. District Court for the Eastern District of Louisiana is positioned diagonally across Poydras Street from the Pan American Life Center Property.

According to the appraisal, the Domain Cos. is currently constructing the fifth building in its $450 million South Market District mixed-use development off of the Loyola Avenue streetcar line (approximately 0.4 miles southwest of the Pan American Life Center Property). The entire South Market project is expected to ultimately include approximately 1,000 new apartments, 200,000 SF of retail, a 40,000 SF full-service gourmet grocer and 1,300 garage parking spaces. The 1.6 million SF Ernest N. Morial Convention Center (located approximately 0.7 miles southeast of the Pan American Life Center Property) is developing a new riverfront neighborhood on a roughly 47-acre tract of land due north of the convention facility. The current plan, announced in 2014, includes investment of $150 million to improve infrastructure in an effort to attract private developers. Construction on the development broke ground in late 2018. There is no assurance that the above developments will be completed.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Pan American Life Center Property was approximately 199,623 and 383,471, respectively; and the estimated 2019 average household income within the same radii was approximately $63,465 and $66,466, respectively.

Submarket Information – According to a third-party market research report, the Pan American Life Center Property is situated within the New Orleans CBD submarket of the New Orleans office market. As of July 25, 2019, the New Orleans CBD submarket reported a total inventory of approximately 13.8 million SF with a 9.9% vacancy rate and average asking rent of $19.18 per SF, gross. Per the third-party market research report, there is no new supply expected to be delivered in the submarket through the end of 2023. Within a five-mile radius of the Pan American Life Center Property, as of July 30, 2019, there were 1,598 office properties totaling approximately 28.2 million square feet with a 6.2% vacancy rate, per a third-party market research provider.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Pan American Life Center Property:

Market Rent Summary
	Office	Retail
Market Rent (PSF)	$19.50	$40.00
Lease Term (Years)	5	5
Lease Type (Reimbursements)	Base Year Stop	Net
Rent Increase Projection	2.5% per annum	2.5% per annum

Source: Appraisal

The following table presents information relating to comparable office property sales for the Pan American Life Center Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
Pan American Life Center (subject) New Orleans, LA	N/A	1980/2016-2018	669,529	79.4%
Plaza Tower 110 North College Avenue Tyler, TX	Aug. 2018	1980/2019	209,264	61%	$10,762,500	$17,438,500	$51.43	$83.33
BB&T Tower 200 W. Forsyth Street Jacksonville, FL	Jul. 2018	1974/2018	285,497	64%	$24,465,000	$25,965,000	$85.69	$90.95
Loop Central I 4828, 4848 and 4888 Loop Central Houston, TX	Mar. 2018	1980/2008	574,944	85%	$72,982,000	$72,982,000	$126.94	$126.94
Ameris Bank Building 1333 Main Street Columbia, SC	Jul. 2016	1983/1984	225,342	92%	$26,750,000	$26,750,000	$118.71	$118.71
One Shell Square 701 Poydras St. New Orleans, LA	Jun. 2015	1972/2015	1,249,500	94%	$173,055,750	$173,055,750	$138.50	$138.50

Source: Appraisal.

(1)	Adjusted sale price for all cash equivalency, lease-up and/or deferred maintenance (as applicable).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$49,800,000
601 Poydras Street	Pan American Life Center	Cut-off Date LTV:	57.9%
New Orleans, LA 70130		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to comparable office properties to the Pan American Life Center Property:

Comparable Office Properties
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Quoted Rental Rate PSF	Lease Type
Pan American Life Center (subject) 601 Poydras Street New Orleans, LA	1980/2016-2018	669,529	79.4%	-
1st Bank & Trust Tower 909 Poydras Street New Orleans, LA	1987/N/A	545,157	90%	0.2 Miles	$18.00-$21.00	Full Service
Energy Centre 1100 Poydras Street New Orleans, LA	1984/N/A	757,275	90%	0.3 Miles	$19.00-$21.50	Full Service
One Shell Square 701 Poydras Street New Orleans, LA	1972/2015	1,249,500	92%	0.2 Miles	$18.50-$21.00	Full Service
400 Poydras Tower 400 Poydras Street New Orleans, LA	1983/N/A	599,406	82%	0.1 Miles	$16.50-$21.00	Full Service
Poydras Center 650 Poydras Street New Orleans, LA	1983/N/A	453,255	89%	0.1 Miles	$18.50-$19.75	Full Service
One Canal Place Office Tower 365 Canal Street New Orleans, LA	1979/N/A	632,494	79%	0.4 Miles	$18.00-$19.50	Full Service

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pan American Life Center Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018	TTM (6/30/2019)	UW	UW PSF
Gross Potential Base Rent(2)	$9,162,008	$10,309,088	$9,976,445	$9,826,767	$9,374,014	$14.00(2)
Grossed Up Vacant Space	$0	$0	$0	$0	$2,693,317	$4.02
Total Recoveries	$441,787	$1,182,341	$928,027	$559,169	$522,275	$0.78
Parking/Garage/Other Income	$2,410,580	$2,551,474	$2,588,990	$2,569,122	$2,569,122	$3.84
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	($2,693,317)	($4.02)
Effective Gross Income	$12,014,374	$14,042,903	$13,493,463	$12,955,058	$12,465,411	$18.62

Real Estate Taxes	$1,369,153	$1,424,873	$1,051,923	$1,104,445	$1,281,160	$1.91
Insurance	$527,251	$541,823	$567,881	$575,334	$607,021	$0.91
Other Operating Expenses	$4,375,254	$4,615,981	$4,647,399	$4,397,815	$4,559,428	$6.81
Total Expenses	$6,271,658	$6,582,676	$6,267,203	$6,077,593	$6,447,609	$9.63

Net Operating Income	$5,742,716	$7,460,227	$7,226,259	$6,877,465	$6,017,802	$8.99
Capital Expenditures	$0	$0	$0	$0	$243,462	$0.36
TI/LC	$0	$0	$0	$0	$502,147	$0.75
Net Cash Flow	$5,742,716	$7,460,227	$7,226,259	$6,877,465	$5,272,194	$7.87

Occupancy %	86.6%	87.0%	83.6%	79.4%	79.4%(3)
NOI DSCR (P&I)	1.83x	2.37x	2.30x	2.19x	1.91x
NOI DSCR (IO)	2.86x	3.72x	3.60x	3.43x	3.00x
NCF DSCR (P&I)	1.83x	2.37x	2.30x	2.19x	1.68x
NCF DSCR (IO)	2.86x	3.72x	3.60x	3.43x	2.63x
NOI Debt Yield	11.5%	15.0%	14.5%	13.8%	12.1%
NCF Debt Yield	11.5%	15.0%	14.5%	13.8%	10.6%

(1)	The increase in Net Operating Income from 2016 to 2017 was driven partly by 8 new leases totaling 8.1% of underwritten base rent commencing between May 2016 and October 2017 and 10 renewal leases totaling 6.2% of underwritten base rent commencing between November 2016 and October 2017.

(2)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through July, 2020 totaling $52,294.

(3)	The underwritten economic vacancy is 22.3%. The Pan American Life Center Property was 79.4% occupied as of June 30, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$49,800,000
601 Poydras Street	Pan American Life Center	Cut-off Date LTV:	57.9%
New Orleans, LA 70130		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.1%

Escrows and Reserves.

Real Estate Taxes - The Pan American Life Center Borrower is required to deposit an upfront real estate tax reserve of $517,104 and ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $103,420).

Insurance - The Pan American Life Center Borrower is required to deposit an upfront insurance reserve of $159,347 and ongoing monthly escrows in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $53,114).

Replacement Reserve – Upon the occurrence and continuance of an event of default or the net cash flow debt service coverage ratio falling below 1.35x (collectively, an “Escrow Trigger”), the Pan American Life Center Mortgage Loan documents require ongoing monthly replacement reserves of $20,288.

Rollover Reserve – Upon the occurrence and continuance of an Escrow Trigger, the Pan American Life Center Mortgage Loan documents require ongoing monthly rollover reserves of $58,584.

Existing TI/LC Obligations Reserve – The Pan American Life Center Borrower deposited an upfront reserve of $103,203 for outstanding tenant improvements and leasing commissions related to McGlinchey Stafford PLCC.

Lockbox and Cash Management. The Pan American Life Center Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the Pan American Life Center Mortgage Loan documents require that the Pan American Life Center Borrower or the property manager deposit all rents into the lockbox account within two business days of receipt and all funds in the lockbox account are required to be distributed to the Pan American Life Center Borrower. During a Cash Trap Event Period, the Pan American Life Center Borrower is required to direct all tenants to pay rent directly into such lockbox account and funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the Pan American Life Center Mortgage Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Pan American Life Center Mortgage Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Pan American Life Center Mortgage Loan documents; or

(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.5% at the end of any calendar quarter;

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the NCF DY being equal to or greater than 8.75% for two consecutive calendar quarters;

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None

Terrorism Insurance. The Pan American Life Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Pan American Life Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Pan American Life Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Windstorm Insurance. The Pan American Life Center Mortgage Loan documents require windstorm insurance (including named storms) covering 100% of the full replacement cost of the Pan American Life Center Property during the loan term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #7	Cut-off Date Balance:	$45,300,000
10877-10951 White Rock Road &	White Rock Corporate Center	Cut-off Date LTV:	55.8%
10850-10860 Gold Center Drive		U/W NCF DSCR:	3.06x
Rancho Cordova, CA 95670		U/W NOI Debt Yield:	12.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #7	Cut-off Date Balance:	$45,300,000
10877-10951 White Rock Road &	White Rock Corporate Center	Cut-off Date LTV:	55.8%
10850-10860 Gold Center Drive		U/W NCF DSCR:	3.06x
Rancho Cordova, CA 95670		U/W NOI Debt Yield:	12.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #7	Cut-off Date Balance:	$45,300,000
10877-10951 White Rock Road &	White Rock Corporate Center	Cut-off Date LTV:	55.8%
10850-10860 Gold Center Drive		U/W NCF DSCR:	3.06x
Rancho Cordova, CA 95670		U/W NOI Debt Yield:	12.0%

White Rock Corporate Center
10877-10951 White Rock Road & 10850-10860 Gold Center Drive
Rancho Cordova, CA 95670
Fair Oaks
Winding Way
San Juan Ave
Fair Oaks Blvd
American River
American River Parkway
Sunrise Blvd
Gold River
Gold River Town Ctr.
Gold Country Blvd
Coloma Rd
Lincoln Hwy
50
E2
Coloma Square
Gold River Industrial Center
Folsom Blvd
GOLD LINE LIGHT RAIL
Folsom South Canal
Carmichael
El Camino Ave
Ancil Hoffman GC
Zinfandel Dr
Rancho Cordova
SUNRISE
River Glen
River Bend Park
CORDOVA TOWN CTR
Rancho Cordova Town Ctr.
Chamberlain Univ. College of Nursing
ZINFANDEL
Zinfandel Plaza
Ricoh USA
White Rock Business Park
White Rock Rd
Camino Bambino Beach
McClaren Dr
Raven Oaks
Mill Center
Sacramento Children's Museum
MATHER FIELD
International Dr
Capital Village
Villages of Zinfandel
SACRAMENTO COUNTY
Kaiser Permanente
Mather Field Rd
White Rock Rd
Sacramento VA Medical Center
Riverwood Shopping Ctr.
Mather Sports Center
Routier Rd
Mather Blvd
Princeton Business Park
Sunrise Pines
Duncan Aviation
Sacramento 11 miles
Old Placerville Rd
Douglas Rd
Mather Airport
Mather Lake
Bradville Square
Bradville Business Park
Mather Regional Park
Mather Golf Course
Anatolia Village
Bradshaw Rd
Mather
Plumas Lake
Trowbridge
Sheridan
North Auburn
Auburn
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Foothill Farms
El Dorado Hills
Yolo
Rio Linda
North Highlands
Citrus Heights
Folsom
Woodland
Carmichael
Arden
Rancho Cordova
West Sacramento
SACRAMENTO
Davis
Rancho Murieta
Florin
Dixon
Vineyard
Laguna
Elk Grove
Wilton
Courtland
Clay

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – White Rock Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Rancho Cordova, CA 95670
Original Balance:		$45,300,000		General Property Type:	Office
Cut-off Date Balance:		$45,300,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		3.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1992-2001/2018
Borrower Sponsor:		S & P Company		Size:	518,252 SF
Guarantor:		S & P Company		Cut-off Date Balance per SF:	$87
Mortgage Rate:		3.3500%		Maturity Date Balance per SF:	$87
Note Date:		7/31/2019		Property Manager:	Basin Street Properties
First Payment Date:		9/1/2019		Underwriting and Financial Information
Maturity Date:		8/1/2029		UW NOI:	$5,424,882
Original Term to Maturity:		120 months		UW NOI Debt Yield:	12.0%
Original Amortization Term:		0 months		UW NOI Debt Yield at Maturity:	12.0%
IO Period:		120 months		UW NCF DSCR:	3.06x
Seasoning:		1 month		Most Recent NOI:	$5,123,024 (5/31/2019 TTM)
Prepayment Provisions:		LO (25); DEF (90); O (5)		2nd Most Recent NOI:	$4,772,264 (12/31/2018)
Lockbox/Cash Mgmt Status:		Springing/Springing		3rd Most Recent NOI:	$4,058,116 (12/31/2017)
Additional Debt Type:		N/A		Most Recent Occupancy:	82.5% (6/25/2019)
Additional Debt Balance:		N/A		2nd Most Recent Occupancy:	87.1% (12/31/2018)
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent Occupancy:	73.1% (12/31/2017)
Reserves(1)				Appraised Value (as of)(2):	$81,200,000 (9/1/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF(2):	$157
RE Tax:	$181,210	$60,403	N/A	Cut-off Date LTV Ratio(2):	55.8%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(2):	55.8%
Deferred Maintenance:	$217,188	$0	N/A
Recurring Replacements:	$1,800,000	$10,797	N/A
TI/LC:	$3,341,759	Springing	$1,500,000
Rent Concessions:	$486,671	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,300,000	99.0%	Loan payoff(3):	$39,162,468	85.6%
Borrower Equity:	$441,194	1.0%	Reserves:	$6,026,828	13.2%
			Closing Costs:	$551,898	1.2%
Total Sources:	$45,741,194	100.0%	Total Uses:	$45,741,194	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Appraised Value assumes outstanding TI/LC’s are paid off in the amount of $1,096,617 by September 1, 2019. At loan origination, the White Rock Corporate Center Borrower (as defined below) reserved $3,341,759 for tenant improvements and leasing commissions. The appraiser also provided a “prospective upon stabilization” value as of June 21, 2020 which assumes a 90% stabilized occupancy rate for the White Rock Corporate Center Property (as defined below). The “prospective upon stabilization value” of $84,500,000 results in both a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 53.6% for the White Rock Corporate Center Mortgage Loan (as defined below).

(3)	The White Rock Corporate Center borrower sponsor purchased the White Rock Corporate Center Property in January 2018 for a purchase price of $58,000,000.

The Mortgage Loan. The seventh largest mortgage loan (the “White Rock Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,300,000 and secured by a first priority fee mortgage on a 518,252 SF office campus located in Rancho Cordova, California (the “White Rock Corporate Center Property”).

The Borrower and the Borrower Sponsor. The borrower is Raintree Realty II, LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors (the “White Rock Corporate Center Borrower”). The White Rock Corporate Center Borrower is 100.0% indirectly owned by S & P Company, the borrower sponsor and nonrecourse carve-out guarantor. S & P Company’s real estate portfolio currently includes, in addition to the White Rock Corporate Center Property, seven commercial real estate properties and five land lots across California.

The Property. The White Rock Corporate Center Property is comprised of a five-building office campus built between 1992 and 2001 on a 32.5-acre site in Rancho Cordova, California. Buildings 1, 3 and 4 (as described in the below table) are recipients of the Energy Star award and Buildings 1 and 3 (as described in the below table) are LEED Silver Certified. The five Class A buildings totaling 518,252 SF, encircle a large central open yard, and are surrounded by 2,053 surface parking spaces (approximately 4.0 spaces/1,000 SF). The White Rock Corporate Center Property features on-site management and an on-site café, and the common outdoor space includes walking paths and a redwood grove with picnic tables. There is also a shared bike program for the tenants to bike around the campus and to nearby lunch spots.

The White Rock Corporate Center borrower sponsor purchased the White Rock Corporate Center Property in January, 2018, and since acquisition has invested $755,656 in renovations to the lobby finishes, lighting and furniture, ADA path and landscaping. Additionally, the funds were used to create a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #7	Cut-off Date Balance:	$45,300,000
10877-10951 White Rock Road &	White Rock Corporate Center	Cut-off Date LTV:	55.8%
10850-10860 Gold Center Drive		U/W NCF DSCR:	3.06x
Rancho Cordova, CA 95670		U/W NOI Debt Yield:	12.0%

new fitness center, tenant lounge area, common area conference room, outdoor seating area for café, grass and sand volleyball courts, barbecue pits and new signage. The White Rock Corporate Center borrower sponsor has also invested $2.0 million in tenant improvements and leasing commissions.

Historical occupancy prior to the White Rock Corporate Center Borrower’s acquisition was 86.6%, 87.0%, 86.4%, 86.4%, and 73.1% for year-end 2013, 2014, 2015, 2016 and 2017, respectively. As of June 25, 2019, the White Rock Corporate Center Property was 82.5% occupied with 20 office leases. Since 2018, 228,171 SF of new and renewed leases have been signed including the 53,107 SF renewal of Liberty Home Equity Solutions, the 35,071 SF renewal of NEC Corp Of America and the 33,401 SF new lease for Referralexchange, Inc.

Property Summary
Building	SF(1)	Year Built	Stories	Occ %(1)	Major Tenant(s)
10860 Gold Center Dr (Building 1)	127,034	1992	4	82.0%(2)	State of CA Dept of Technology (77.781 SF)
10951 White Rock Rd (Building 2)	70,065	1996	2	96.2%	Liberty Home Equity Solutions (53,107 SF)
10911 White Rock Rd (Building 3)	100,308	1997	3	86.0%	State of CA Dept of Technology (35,271 SF), Referralexchange, Inc. (33,401 SF)
10877 White Rock Rd (Building 4)	102,840	2000	3	100.0%	CA Health Benefit Exchange (66,214 SF)
10850 Gold Center Dr (Building 5)	117,940	2001	3	70.1%	NEC Corp Of America (35,071 SF)
Total/Wtd. Avg.	518,187			85.6%

(1)	SF sourced from appraisal.

(2)	Occupancy includes two antennae leases (300 SF), a lease to the property manager (1,350 SF) and a retail lease to the on-site café (650 SF).

Major Tenants.

State of CA Dept of Technology (113,052 SF, 21.8% of NRA, 24.3% of underwritten rent). State of CA Dept of Technology (“CDT”) partners with state, local government and educational entities to deliver digital services, develop business solutions and provide quality assurance for state government information technology projects and services. CDT has broad responsibility and authority over all aspects of technology in California state government including policy formation, inter-agency coordination, information technology project oversight, information security, technology service delivery and advocacy. The White Rock Corporate Center Property is located approximately 13.8 miles east of the CDT headquarters and is accessible via Sacramento Regional Transit directly from 8th & K Station to Zinfandel Station.

CDT occupies suite 300 in Building 3 (35,271 SF) at a rent of $21.34 PSF and suites 100, 115, 200, 300, 400 and 470 in Building 1 (77,781 SF) at a rent of $20.36 PSF, which equates to a blended rent of $20.66 PSF with 2.6% increases every two years. CDT’s lease was renewed early in April 2017 (prior to its initial April 2021 expiration), and expires March 31, 2025. The lease contains an early termination right exercisable after the first four years of the lease term (effective after March 31, 2021) upon 60 days’ prior written notice.

CA Health Benefit Exchange (66,214 SF, 12.8% of NRA, 13.4% of underwritten rent). CA Health Benefit Exchange (“HBEX”), also known as Covered California, is a state-based health insurance exchange that works to assure access to health insurance for small businesses and individuals. HBEX is an independent public entity within state government. HBEX occupies suites 100, 150 and 200 in Building 4 at a rent of $19.43 PSF with 3.0% increases every two years. HBEX’s lease commenced in August 2013, and expires July 31, 2020. The lease contains an early termination right after the first four years of the lease term (effective after August 31, 2016) upon 60 days’ prior written notice.

Liberty Home Equity Solutions (53,107 SF, 10.2%% of NRA, 12.6% of underwritten rent). Liberty Home Equity Solutions is a part of Ocwen Financial Corporation (NYSE: OCN) and is a reverse mortgage lender. Liberty Home Equity Solutions occupies suites 150 and 200 in Building 2 at a rent of $22.20, with 2.7% annual escalations, increasing to $22.80 PSF beginning February 1, 2020. Liberty Home Equity Solutions’ lease was renewed in February 2018, and expires June 30, 2023 with one five-year renewal option remaining at fair market value upon 8 to 12 months’ prior written notice. The lease contains an early termination right effective June 30, 2021, upon prior written notice by June 30, 2020, with payment of a termination fee equal to the unamortized portion of the tenant improvements and leasing commissions and free rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #7	Cut-off Date Balance:	$45,300,000
10877-10951 White Rock Road &	White Rock Corporate Center	Cut-off Date LTV:	55.8%
10850-10860 Gold Center Drive		U/W NCF DSCR:	3.06x
Rancho Cordova, CA 95670		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the tenants at the White Rock Corporate Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
State of CA Dept of Technology(1)	Aa3/AA-/AA-	113,052	21.8%	$2,336,163	24.3%	$20.66	3/31/2025	N	Y
CA Health Benefit Exchange(2)	Aa3/AA-/AA-	66,214	12.8%	$1,286,777	13.4%	$19.43	7/31/2020	N	Y
Liberty Home Equity Solutions(3)	NR/NR/NR	53,107	10.2%	$1,210,840	12.6%	$22.80	6/30/2023	1 x 5 Yr	Y
Subtotal/Wtd. Avg.		232,373	44.8%	$4,833,779	50.3%	$20.80

Other Tenants(4)		194,495	37.5%	$4,761,892	49.6%	$24.48
Retail Tenants		675	0.1%	$6,600	0.1%	$9.78
Vacant Space		90,709	17.5%	$0	0.0%	$0
Total/Wtd. Avg.(5)		518,252	100.0%	$9,602,271	100.0%	$22.46

Information is based on the underwritten rent roll.

(1)	State of CA Dept of Technology has an ongoing termination right exercisable after March 31, 2021 upon 60 days’ prior written notice. The Credit Ratings shown are for the State of California.

(2)	CA Health Benefit Exchange has an ongoing termination right exercisable upon 60 days’ prior written notice. The Credit Ratings shown are for the State of California.

(3)	Liberty Home Equity Solutions has a termination right effective June 30, 2021, upon prior written notice by June 30, 2020 with payment of a termination fee.

(4)	Other Tenants include two antennae leases (300 SF) and a lease to the property manager (1,350 SF).

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the White Rock Corporate Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	0	0.0%	0.0%
2020	4	82,172	$20.21	15.9%	15.9%	$1,660,990	17.3%	17.3%
2021	3	9,956	$22.65	1.9%	17.8%	$225,506	2.3%	19.6%
2022	0	0	$0.00	0.0%	17.8%	$0	0.0%	19.6%
2023	5	81,319	$23.61	15.7%	33.5%	$1,920,093	20.0%	39.6%
2024	5	40,986	$25.68	7.9%	41.4%	$1,052,322	11.0%	50.6%
2025	7	178,039	$21.65	34.4%	75.7%	$3,854,731	40.1%	90.7%
2026	1	35,071	$25.34	6.8%	82.5%	$888,629	9.3%	100.0%
2027	0	0	$0.00	0.0%	82.5%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	82.5%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	82.5%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	82.5%	$0	0.0%	100.0%
Vacant	0	90,709	$0.00	17.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	25	518,252	$22.46	100.0%		$9,602,271	100.0%

Information is based on the underwritten rent roll.

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The White Rock Corporate Center Property is located in Rancho Cordova, Sacramento County, California. The immediate area surrounding the White Rock Corporate Center Property is characterized as a large business district comprised of multiple Fortune 500 companies with established office park properties within the Prospect Park development area. Just north of the White Rock Corporate Center Property, across Highway 50 (which provides access to the greater Sacramento area), is the Zinfandel Plaza, an anchored shopping center. Just southwest, along International Drive, are the offices of Kaiser Permanente. Approximately two miles southwest is Mather Field, a major air cargo and civilian airport with a developing business park and residential neighborhood. Mather Field is home to three of the area’s busiest air cargo companies, including UPS, Airborne Express, and Emery Worldwide. There are a number of parks, golf courses, and other recreational facilities in the area, including the Mather Sports Center (2 miles southwest), Mather Golf Course (3 miles south), the Cordova Golf Course (5 miles southwest), as well as the various parks located in the developing neighborhoods to the south.

The White Rock Corporate Center Property is located in the Highway 50 Corridor submarket of the Sacramento office market, which as of year-end 2018 had approximately 18.0 million SF of inventory with an 11.9% vacancy rate and $19.80 PSF asking rent. Since 2009, supply in the submarket has remained relatively flat, with only 468,433 SF of new construction, and asking rents remaining stable, ranging between $18.36 and $20.76 PSF. The White Rock Corporate Center Property is one of the few Class A projects in the submarket; the Highway 50 Corridor submarket consists of mostly Class B and Class C supply.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #7	Cut-off Date Balance:	$45,300,000
10877-10951 White Rock Road &	White Rock Corporate Center	Cut-off Date LTV:	55.8%
10850-10860 Gold Center Drive		U/W NCF DSCR:	3.06x
Rancho Cordova, CA 95670		U/W NOI Debt Yield:	12.0%

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the White Rock Corporate Center Property was 11,567, 69,779 and 197,904, respectively. Between 2010 and 2018, population grew by over 16.2%, 9.8% and 11.0%, respectively. The 2018 average household income within the same radii was $74,559, $75,885 and $91,495, respectively.

The following table presents recent leasing data at comparable office properties with respect to the White Rock Corporate Center Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF) / Occupancy	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF (FSG)(1)	Lease Term (Yrs.)	Rent Steps / TI PSF/ Free Rent
White Rock Corporate Center	1992-2001	N/A	518,252 / 82.5%	State of CA Dept of Technology	113,052	4/1/2017	$20.66	8.0	2.6% / NA / NA
11185 International Dr	1999	0.8 miles	76,754 / 100.0%	Delta Dental	76,754	1/1/2019	$22.32	5.3	2.5% / $15 / 3 mos.
3100 Zinfandel Dr	1989	0.7 miles	124,127 / 86.0%	Vision Service Plan	34,303	4/15/2019	$23.52	7.5	2.5% / $40 / 6 mos.
2882 Prospect Park Dr	1999	0.7 miles	111,007 / 94.0%	Quotewizard.com	14,208	12/1/2018	$24.00	5.3	2.5% / $60 / 4 mos.
2868 Prospect Park Dr	1988	0.5 miles	162,904 / 100.0%	Dimension Data	6,060	9/15/2018	$24.00	5.1	3.0% / $34 / 2 mos.
3101 Zinfandel Dr	2009	0.5 miles	63,037 / 89.0%	Comsys Info Tech	4,326	2/1/2018	$24.60	5.0	3.0% / $5 / 1 mos.

Source: Appraisal and underwritten rent roll.

The following table presents the appraiser’s market rent conclusions for the White Rock Corporate Center Property:

Market Rent Summary
	<50,000 SF	>50,000 SF
Market Rent (FSG)	$24.00	$22.20
Lease Term	5 years	5 years
Rental Increase Projection	3.0% per annum	3.0% per annum

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the White Rock Corporate Center Property:

Cash Flow Analysis
	2016	2017	2018	5/31/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,574,195	$7,060,288	$8,578,853	$9,205,154	$11,779,287	$22.73
Reimbursements	$445,381	$315,089	$364,881	$313,497	$172,664	$0.33
Other Income(2)	$36,517	$24,619	$10,346	$26,581	$0	$0.00
Vacancy(3)	$0	$0	$0	$0	($2,177,016)	($4.20)
Effective Gross Income	$10,056,093	$7,399,996	$8,954,080	$9,545,232	$9,774,935	$18.86

Real Estate Taxes	$708,620	$546,684	$678,139	$675,433	$703,933	$1.36
Insurance	$192,633	$105,522	$97,382	$108,449	$105,023	$0.20
Other Operating Expenses	$3,299,248	$2,689,674	$3,406,295	$3,638,326	$3,541,097	$6.83
Total Operating Expenses	$4,200,501	$3,341,880	$4,181,816	$4,422,208	$4,350,053	$8.39

Net Operating Income	$5,855,592	$4,058,116	$4,772,264	$5,123,024	$5,424,882	$10.47
TI/LC	$0	$0	$0	$0	$594,640	$1.15
Capital Expenditures	$0	$0	$0	$0	$129,563	$0.25
Net Cash Flow	$5,855,592	$4,058,116	$4,772,264	$5,123,024	$4,700,678	$9.07

Occupancy %	86.4%	73.1%	87.1%	87.7%	81.8%
NOI DSCR	3.81x	2.64x	3.10x	3.33x	3.53x
NCF DSCR	3.81x	2.64x	3.10x	3.33x	3.06x
NOI Debt Yield	12.9%	9.0%	10.5%	11.3%	12.0%
NCF Debt Yield	12.9%	9.0%	10.5%	11.3%	10.4%

(1)	UW Gross Potential Rent is based on the July 1, 2019 rent roll, with rent increases taken through August 1 2020 and straight-lined rent for investment grade tenants (Farmer’s Insurance and Allstate Insurance Co.) ($251,441).

(2)	Other Income includes antenna income (for historical periods) and late fees and miscellaneous income.

(3)	UW Vacancy is based on in-place economic vacancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #7	Cut-off Date Balance:	$45,300,000
10877-10951 White Rock Road &	White Rock Corporate Center	Cut-off Date LTV:	55.8%
10850-10860 Gold Center Drive		U/W NCF DSCR:	3.06x
Rancho Cordova, CA 95670		U/W NOI Debt Yield:	12.0%

Escrows and Reserves.

Taxes and Insurance Reserves - The White Rock Corporate Center Borrower deposited $181,210 for real estate taxes and is required to reserve monthly 1/12 of the estimated property taxes and 1/12 of the estimated insurance premiums (unless waived, as currently, due to a blanket policy in place).

Immediate Repairs - The White Rock Corporate Center Borrower deposited $217,188 at loan origination, which represents 125% of the estimated cost to complete certain required repairs within twelve months.

Replacement Reserve - The White Rock Corporate Center Borrower deposited $1,800,000 at loan origination for general requirements and is required to reserve monthly $10,797 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The White Rock Corporate Center Borrower deposited at loan origination $3,341,759 (which includes $835,814 specifically relating to NEC Corp Of America, $272,205 specifically relating to Farmer’s Insurance and $58,740 relating to Allstate Insurance Co.) and is required to reserve monthly $43,188 for general leasing reserves subject to a reserve cap of $1,500,000.

Rent Concession Reserve. The White Rock Corporate Center Borrower deposited $486,671 at loan origination in consideration of four tenants with free rent periods: NEC Corp Of America ($226,732 through July 2023), Pick-N-Pull Auto Dismantlers ($138,184 through August 2021), Farmer’s Insurance ($50,086 through December 2019) and Referralexchange, Inc. ($71,670 through December 2019).

Lockbox and Cash Management. Upon the first occurrence of a Cash Sweep Period, the White Rock Corporate Center Borrower is required to establish a hard lockbox account to which all rents are required to deposited and then transferred on each business day to a lender-controlled cash management account and disbursed in accordance with the White Rock Corporate Center Mortgage Loan documents. Additionally, during a Cash Sweep Period all excess cash flow is required to be held as additional security for the White Rock Corporate Center Mortgage Loan until the discontinuance of the Cash Sweep Period.

A “Cash Sweep Period” will commence when the debt service coverage ratio is less than 1.20x on a trailing six month basis, tested quarterly, and will end when the debt service coverage ratio is equal to or greater than 1.20x on a trailing six month basis, tested quarterly for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The White Rock Corporate Center Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the White Rock Corporate Center Property and business interruption insurance for eighteen months with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #8	Cut-off Date Balance:	$45,000,000
5534-5558 South Cornell Avenue &	Solstice on the Park	Cut-off Date LTV:	31.0%
1604-1624 East 56th Street		U/W NCF DSCR:	5.45x
Chicago, IL 60637		U/W NOI Debt Yield:	15.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #8	Cut-off Date Balance:	$45,000,000
5534-5558 South Cornell Avenue &	Solstice on the Park	Cut-off Date LTV:	31.0%
1604-1624 East 56th Street		U/W NCF DSCR:	5.45x
Chicago, IL 60637		U/W NOI Debt Yield:	15.3%

Solstice on the Park
5534-5558 South Cornell Avenue
& 1604-1624 East 56th Street
Chicago, IL 60637
CHICAGO
Lake Michigan
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Palos Heights
Alsip
Blue Island
Riverdale
Lemont
Orland Park
Crestwood
INDIANA
Lake Michigan

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Solstice on the Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	AAA/BBB-/NR			Location:	Chicago, IL 60637
Original Balance(1):	$45,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018/N/A
Borrower Sponsor:	Antheus Capital			Size:	250 Units
Guarantor:	Lyrical-Antheus Realty Partners IV, L.P.;			Cut-off Date Balance per Unit(1):	$180,000
	Lyrical-Blue Realty Partners IV, L.P.;			Maturity Date Balance per Unit(1):	$180,000
	Lyrical-Philadelphia Realty Partners, L.P.			Property Manager:	MAC Property Management,
Mortgage Rate(2):	2.7500%				L.L.C.
Note Date:	6/28/2019				(borrower-related)
First Payment Date:	8/1/2019			Underwriting and Financial Information
Maturity Date:	7/1/2029			UW NOI(4):	$6,885,029
Original Term to Maturity:	120 months			UW NOI Debt Yield(1):	15.3%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity(1):	15.3%
IO Period:	120 months			UW NCF DSCR(1):	5.45x
Seasoning:	2 months			Most Recent NOI(4):	$2,290,585 (6/30/2019 TTM)
Prepayment Provisions:	LO (26); DEF (87); O (7)			2nd Most Recent NOI(6):	N/A
Lockbox/Cash Mgmt Status:	Springing/Springing			3rd Most Recent NOI(6):	N/A
Additional Debt Type(1)(3):	Subordinate/Mezzanine			Most Recent Occupancy:	90.8% (6/25/2019)
Additional Debt Balance(1)(3):	$40,000,000/$25,000,000			2nd Most Recent Occupancy(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy(6):	N/A
Reserves(5)				Appraised Value (as of):	$145,000,000 (5/22/2019)
Type	Initial	Monthly	Cap	Appraised Value per Unit:	$580,000
RE Tax:	$72,917	$72,917	N/A	Cut-off Date LTV Ratio(1):	31.0%
Insurance:	$45,520	$9,104	N/A	Maturity Date LTV Ratio(1):	31.0%
Replacement Reserve:	$0	Springing	$187,500

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$45,000,000	40.9%	Loan Payoff:	$72,495,705	65.9%
Subordinate Loan:	$40,000,000	36.4%	Return of Equity:	$36,192,477	32.9%
Mezzanine Loan:	$25,000,000	22.7%	Closing Costs:	$1,193,381	1.1%
			Reserves:	$118,437	0.1%
Total Sources:	$110,000,000	100.0%	Total Uses:	$110,000,000	100.0%

(1)	The Solstice on the Park Mortgage Loan (as defined below) is part of the Solstice on the Park Whole Loan (as defined below), which is comprised of the Solstice on the Park Mortgage Loan evidenced by a senior promissory note with an original principal balance of $45,000,000 and one subordinate loan evidenced by a promissory note with an original principal balance of $40,000,000 (the “Solstice on the Park Subordinate Companion Loan”).The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Cut-off Date principal balance of the Solstice on the Park Mortgage Loan, without regard to the Solstice on the Park Subordinate Companion Loan or the Solstice on the Park Mezzanine Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Solstice on the Park Whole Loan are $340,000, $340,000, 8.1%, 8.1%, 2.08x, 58.6% and 58.6%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Solstice on the Park Whole Loan and the Solstice on the Park Mezzanine Loan are $440,000, $440,000, 6.3%, 6.3%, 1.36x, 75.9% and 75.9%, respectively.

(2)	Reflects the Solstice on the Park Mortgage Loan only. The Solstice on the Park Subordinate Companion Loan bears interest at the rate of 5.0000% per annum.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(4)	See “Operating History and Underwritten Net Cash Flow” below for a discussion of the increases from historical to UW NOI.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Financial information and occupancy prior to December 31, 2018 is not available because the Solstice on the Park Property (as defined below) was constructed in 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #8	Cut-off Date Balance:	$45,000,000
5534-5558 South Cornell Avenue &	Solstice on the Park	Cut-off Date LTV:	31.0%
1604-1624 East 56th Street		U/W NCF DSCR:	5.45x
Chicago, IL 60637		U/W NOI Debt Yield:	15.3%

The Mortgage Loan. The eighth largest mortgage loan (the “Solstice on the Park Mortgage Loan”) is part of a whole loan (the “Solstice on the Park Whole Loan”) in the original principal balance of $85,000,000. The Solstice on the Park Whole Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Chicago, Illinois (the “Solstice on the Park Property”). The Solstice on the Park Whole Loan was originated by Morgan Stanley Bank, N.A. The Solstice on the Park Whole Loan is comprised of the Solstice on the Park Mortgage Loan, evidenced by the senior promissory Note A, in the original principal balance of $45,000,000 and the Solstice on the Park Subordinate Companion Loan, evidenced by the subordinate promissory Note B in the original principal balance of $40,000,000. The Solstice on the Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK20 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Solstice on the Park A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Solstice on the Park Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A	$45,000,000	$45,000,000	BANK 2019-BNK20	No(1)
B	$40,000,000	$40,000,000	MSBNA	Yes(1)
Total	$85,000,000	$85,000,000

(1)	The holder of the Solstice on the Park Subordinate Companion Loan will have the right to appoint the special servicer of the Solstice on the Park Whole Loan and to direct certain decisions with respect to the Solstice on the Park Whole Loan, unless a control appraisal event exists under the related co-lender agreement.

The Borrower and the Borrower Sponsor. The borrower is Solstice on the Park, LLC (the “Solstice on the Park Borrower”), a single-purpose Delaware limited liability company with one independent director. The borrower sponsor is Antheus Capital and the non-recourse carve-out guarantors are Lyrical-Antheus Realty Partners IV, L.P., Lyrical-Blue Realty Partners IV, L.P. and Lyrical-Philadelphia Realty Partners, L.P. The guarantors are closed end funds, which expire, respectively, May 31, 2024 (but may be extended through May 31, 2028), August 2026, and May 31, 2024. Such guarantors may be replaced by LARP Holdings, LLC provided that the lender determines in its sole but reasonable discretion that the audited financial statements of LARP Holdings, LLC show that such entity meets the net worth and liquidity covenants set forth in the guaranty, and the lender receives such documentation as may be required under a prudent lender standard and confirms the replacement satisfies REMIC standards. The Solstice on the Park Borrower is wholly owned by Solstice on the Park Mezzanine Borrower, LLC. Antheus Capital is a private real estate company focused on the acquisition, development and redevelopment of apartment properties located throughout the United States. Antheus Capital was founded in 2002 by Eli Ungar and David Gefsky. Their portfolio consists of approximately 7,800 multifamily units and 365,000 SF of commercial space.

The Property. The Solstice on the Park Property is comprised of a 26-story, Class A, multifamily tower totaling 250 units located in the Hyde Park neighborhood of Chicago, Illinois. Construction of the Solstice on the Park Property was completed in 2018 and, as of June 25, 2019, the Solstice on the Park Property was 90.8% leased. Amenities at the Solstice on the Park Property include concierge/doorman, on-site manager, resident library, conference room, business center, game room, party room, catering kitchen, fitness center, BBQ/picnic area, a car wash, electric car charging stations, dog wash, bike storage, elevator, and clubhouse. The Solstice on the Park Property also has a 316 car parking structure of which 116 spaces are subject to a 99-year lease in place to the neighboring apartment property, Windermere House, for $1 per year. Additionally, six parking spaces are reserved for use by the Chicago Public School system, with no income generated from this parking arrangement. Therefore, only the remaining 194 parking spaces are available for use by residents of the Solstice on the Park Property. As of June 2019, total development costs for the Solstice on the Park Property were approximately $127 million, which consist of land predevelopment costs, hard costs, financing costs and architectural and engineering expenses. During the initial lease up of the Solstice on the Park Property, concessions in the form of below market rents or free rent were offered to expedite the stabilization of the Solstice on the Park Property in terms of occupancy. Since this initial lease up, rent has increased approximately 10.9% in units with replacement tenants and 6.9% in units that have been renewed. The Solstice on the Park Property is located near the University of Chicago, and a number of tenants are students or graduate students.

The following table presents certain information relating to the unit mix at the Solstice on the Park Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit
One-Bedroom	100	96	96.0%	788	78,775	$2,231
Two-Bedroom	100	89	89.0%	1,359	135,906	$3,318
Three-Bedroom	50	42	84.0%	1,783	89,174	$4,726
Total/Wtd. Avg.	250	227	90.8%	1,215	303,855	$3,165

Source: Borrower rent roll dated June 25, 2019.

The Market. The Solstice on the Park Property is located in Chicago, Illinois, within the South Side of the city, specifically in the neighborhood of Hyde Park. The South Side of Chicago is one of three major areas of Chicago, which include the South Side, West Side and North Side. The South Side offers its residents outdoor amenities, including miles of public lakefront parks and beaches, as it borders Lake Michigan on its eastern side. Public transportation in the South Side is provided by the bus, the “L” train via the Chicago Transit Authority, and a number of Metra Lines. The highways servicing the South Side include Interstate-94, Interstate-90, Interstate-57, Interstate-55, U.S. 12 and U.S 41. The Hyde Park area is home to the University of Chicago, the University of Chicago Hospital and the Museum of Science & Industry. Jackson Park, which is located southeast of the Solstice on the Park Property, has been named the site for the Barack Obama Presidential Library, scheduled to be completed in 2021. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Solstice on the Park Property was 38,220, 201,513 and 491,060, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius was $82,567, $54,832 and $52,576, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #8	Cut-off Date Balance:	$45,000,000
5534-5558 South Cornell Avenue &	Solstice on the Park	Cut-off Date LTV:	31.0%
1604-1624 East 56th Street		U/W NCF DSCR:	5.45x
Chicago, IL 60637		U/W NOI Debt Yield:	15.3%

According to the appraisal, the Solstice on the Park Property is in the Bronzeville/Hyde Park/South Shore submarket of the Chicago-Naperville-Elgin market. As of the first quarter of 2019, the Bronzeville/Hyde Park/South Shore submarket consisted of 59,112 units, and had an average vacancy of 6.5% and average asking rents of $1,326 per unit. As of the first quarter of 2019, the Chicago-Naperville-Elgin market consisted of 724,652 units, and had an average vacancy of 5.4% and average asking rents of $1,501 per unit.

The following table presents certain information relating to comparable rental properties to the Solstice on the Park Property:

Comparable Rental Properties
	Solstice on the Park Property	1000 South Clark	Arrive Lex	One 333 Apartments	1401 S. State Apartments	1001 South State
Year Built	2018	2016	2009	2016	2008	2016
Number of units	250	469	336	305	278	397
Occupancy	90.8%(1)	95.0%	98.2%	91.5%	93.5%	93.0%
Unit size (SF)(2):
- Studio	N/A	524	N/A	N/A	567	604
- 1-BR	788	722	786	800	820	783
- 2-BR	1,359	1,106	1,096	1,116	1,190	1,136
- 3-BR	1,783	2,262	1,552	2,035	N/A	N/A
Monthly Rent per Unit(2):
- Studio	N/A	$2,013	N/A	N/A	$1,785	$2,011
- 1-BR	$2,231	$2,561	$2,093	$2,452	$2,039	$2,479
- 2-BR	$3,318	$3,916	$2,671	$3,424	$2,925	$3,026
- 3-BR	$4,726	$6,205	$5,129	$6,039	N/A	N/A
Monthly Rent per SF(2):
- Studio	N/A	$3.84	N/A	N/A	$3.15	$3.33
- 1-BR	$2.83	$3.55	$2.66	$3.07	$2.49	$3.17
- 2-BR	$2.44	$3.54	$2.44	$3.07	$2.46	$2.66
- 3-BR	$2.65	$2.74	$3.30	$2.97	N/A	N/A

Source: Appraisal

(1)	As of the borrower rent roll dated June 25, 2019.

(2)	Represents the average for each unit size at the Solstice on the Park Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #8	Cut-off Date Balance:	$45,000,000
5534-5558 South Cornell Avenue &	Solstice on the Park	Cut-off Date LTV:	31.0%
1604-1624 East 56th Street		U/W NCF DSCR:	5.45x
Chicago, IL 60637		U/W NOI Debt Yield:	15.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Solstice on the Park Property:

Cash Flow Analysis(1)
	6/30/2019 TTM	UW	UW per unit
Gross Potential Rent	$4,776,541	$9,576,960	$38,307.84
Other Income(2)	$243,144	$678,765	$2,715.06
Less Vacancy & Credit Loss	$0	($929,940)	($3,719.76)
Effective Gross Income	$5,019,685	$9,325,785	$37,303.14

Real Estate Taxes	$808,217	$875,000	$3,500.00
Insurance	$76,019	$97,048	$388.19
Other Expenses	$1,844,864	$1,468,708	$5,874.83
Total Expenses	$2,729,100	$2,440,756	$9,763.02

Net Operating Income(3)	$2,290,585	$6,885,029	$27,540.12
Capital Expenditures	$0	$50,000	$200.00
TI/LC	$0	$0	$0.00
Net Cash Flow	$2,290,585	$6,835,029	$27,340.12

Occupancy %	90.8%(4)	90.3%(4)
NOI DSCR(5)	1.83x	5.49x
NCF DSCR(5)	1.83x	5.45x
NOI Debt Yield(5)	5.1%	15.3%
NCF Debt Yield(5)	5.1%	15.2%

(1)	Financial information prior to December 31, 2018 is not available because the Solstice on the Park Property was constructed in 2018.

(2)	Other Income is comprised mainly of amenity and parking revenue.

(3)	The increase in Net Operating Income from 6/30/2019 TTM to UW is due to lease up at the Solstice on the Park Property. The Solstice on the Park Property was constructed in 2018. In addition, it reflects the contractual rent for replacement tenants who have already executed leases and renewal rents for tenants who have already exercised renewals. Gross potential rent includes rent for tenants who have not yet taken occupancy, but who will be moving in over the next few months. It also includes eight applications that have been approved by the Solstice on the Park Borrower.

(4)	6/30/2019 TTM Occupancy is as of the borrower rent roll dated June 25, 2019. UW Occupancy represents economic occupancy.

(5)	The debt service coverage ratios and debt yields are based on the Solstice on the Park Senior Loan, and exclude the Solstice on the Park Subordinate Companion Loan.

Escrows and Reserves.

Tax Funds – The Solstice on the Park Whole Loan documents provide for an upfront reserve of approximately $72,917 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $72,917).

Insurance – The Solstice on the Park Whole Loan documents provide for an upfront reserve of approximately $45,520 for insurance and ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the annual estimated insurance premiums (currently in place at $9,104); provided that such deposits are not required if (i) the insurance coverage for the Solstice on the Park Property is included in blanket or umbrella insurance policies approved by the lender in its reasonable discretion, (ii) the Solstice on the Park Borrower provides to the lender evidence of renewal and paid receipts for insurance premiums for such policies at least ten days prior to their expiration, and (iii) no event of default exists under the Solstice on the Park Whole Loan.

Recurring Replacements Reserves – The Solstice on the Park Borrower is required to deposit monthly approximately $5,208 into a capital expenditure reserve; however, so long as no event of default under the Solstice on the Park Whole Loan documents is continuing, such deposits will not be required prior to the monthly payment date in July 2021. In addition, so long as no event of default under the Solstice on the Park Whole Loan documents is continuing, such deposits will not be required at any time that the amount on deposit in the capital expenditure reserve equals or exceeds $187,500.

Lockbox and Cash Management. The Solstice on the Park Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Solstice on the Park Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all commercial tenants of the Solstice on the Park Property to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from residential tenants of the Solstice on the Park Property into such lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Solstice on the Park Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the Solstice on the Park Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the Solstice on the Park Mortgage Loan, (iii) to make the monthly deposit into the capital expenditure reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, (v) provided that no event of default has occurred, to pay regularly scheduled debt service due under the Solstice on the Park Mezzanine Loan (as defined below); (vi) during the continuance of a Cash Sweep Event Period caused solely by an event of default under the Solstice on the Park Mezzanine Loan, to deposit

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #8	Cut-off Date Balance:	$45,000,000
5534-5558 South Cornell Avenue &	Solstice on the Park	Cut-off Date LTV:	31.0%
1604-1624 East 56th Street		U/W NCF DSCR:	5.45x
Chicago, IL 60637		U/W NOI Debt Yield:	15.3%

any remainder into an account for the benefit of the mezzanine lender; and (vii) during the continuance of any other Cash Sweep Event Period, to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Solstice on the Park Whole Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the Solstice on the Park Borrower.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Solstice on the Park Whole Loan and ending upon the cure, if applicable, of such event of default, or

(ii)	commencing upon an event of default under the Solstice on the Park Mezzanine Loan and ending upon receipt by the lender of a written notice from the mezzanine lender that no event of default exists under the Solstice on the Park Mezzanine Loan, or

(iii)	commencing upon the aggregate interest only debt service coverage ratio on the Solstice on the Park Whole Loan and Solstice on the Park Mezzanine Loan falling below 1.10x as of the end of any calendar quarter for six consecutive calendar months, and ending on the date that the aggregate interest only debt service coverage ratio on the Solstice on the Park Whole Loan and Solstice on the Park Mezzanine Loan equals or exceeds 1.15x for the immediately preceding six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). In addition to the Solstice on the Park Mortgage Loan, the Solstice on the Park Property also secures the Solstice on the Park Subordinate Companion Loan, which has a Cut-off Date principal balance of $40,000,000. The Solstice on the Park Subordinate Companion Loan accrues interest at the rate of 5.0000% per annum. The Solstice on the Park Mortgage Loan is generally senior in right of payment to the Solstice on the Park Subordinate Companion Loan. The holders of the Solstice on the Park Mortgage Loan and the Solstice on the Park Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Solstice on the Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Solstice on the Park A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Morgan Stanley Mortgage Capital Holdings LLC (in such capacity, the “Solstice on the Park Mezzanine Lender”) made a $25,000,000 mezzanine loan (the “Solstice on the Park Mezzanine Loan”) to a parent entity of the Solstice on the Park Borrower on the loan origination date, secured by 100% of the equity interest in the Solstice on the Park Borrower. The Solstice on the Park Mezzanine Loan accrues interest at a rate of 6.8500% per annum, provides for interest-only payments during the mezzanine loan term and is coterminous with the Solstice on the Park Whole Loan. The lender and the Solstice on the Park Mezzanine Lender have entered into an intercreditor agreement. The Solstice on the Park Mezzanine Loan has been sold to a third party.

The Solstice on the Park Total Debt is summarized in the following table.

Solstice on the Park Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loan	$45,000,000	2.7500%	5.45x	15.3%	31.0%
Subordinate Companion Loan	$40,000,000	5.0000%	2.08x	8.1%	58.6%
Mezzanine Loan	$25,000,000	6.8500%	1.36x	6.3%	75.9%
Total Debt	$110,000,000	4.5000%	1.36x	6.3%	75.9%

Release of Property. None.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Solstice on the Park Borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Solstice on the Park Property together with business income insurance covering no less than the 18-month period commencing at the time of loss, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, that if TRIPRA (or such other program) is not in effect, the Solstice on the Park Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium payable at such time for the property insurance and business income coverage on a stand-alone basis (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

VENETIAN
TAO

TAO

GRAND CANAL SHOPPES
SHOPPING & DINING

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

NORTH LAS VEGAS
LAS VEGAS
SPRING MTS.
Summerlin
Sunrise Manor
Downtown
Winchester
LV Strip
MUDDY MTS.
CLARK COUNTY
Enterprise
HENDERSON
Downtown Las Vegas 4 miles
STRATOSPHERE
Arizona Coll. of Nursing - Las Vegas
Little Vegas Chapel
The Foundry at SLS
W. Sahara Ave.
Artisan Hotel Boutique
PALACE STATION
SLS LAS VEGAS
SAHARA
Las Vegas Festival Grounds
Las Vegas Freeway
Sammy Davis Jr. Dr.
Las Vegas Blvd.
Desert Moon Productions
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGATE
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Las Vegas Convention Center
Somerset Shopping Center
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
Desert Inn Rd.
L.V. CONV. CENTER
ENCORE LAS VEGAS
The Center at Spring Mountain
Fashion Show Mall
WYNN LAS VEGAS
Wynn Las Vegas Golf Club
Spring Mountain Rd.
Wynn Esplanade
Grand Canal Shoppes
3327 & 3377 Las Vegas Boulevard South
Las Vegas, NV 89109
LAS VEGAS MONORAIL
LAS VEGAS
TREASURE ISLAND
MIRAGE-TREASURE ISLAND TRAM
MARDI GRAS HOTEL & CASINO
Outdoor Gondola Rides
THE VENETIAN
Sands Ave.
Sands Expo and Convention Center
Twain Ave.
THE MIRAGE
Madam Tussauds LV
E. Twain Ave.
Las Vegas Freeway
Rio Pavilion Conference Center
CASINO ROYAL
The Forum Shops at Caesars
HARRAH'S LAS VEGAS
HARRAH'S/THE LINQ
Koval Ln.
Paradise Rd.
THE LINQ
HOLIDAY INN CLUB LAS VEGAS
Valley View Blvd.
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/CAESAR'S PALACE
The Meridian Luxury Condos
WESTIN
W. Flamingo Rd.
Las Vegas Strip
THE CROMWELL
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
Flamingo Rd.
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
CLARK COUNTY
BALLAGIO
PARIS LAS VEGAS
BALLY'S/PARIS
Paradise Rd.
Miracle Mile Shops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
MONORAIL
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Harmon Ave.
Panorama Towers
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
LAS VEGAS
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Grand Garden Arena
Conference Center
Rue de Monte Carlo
Koval Ln.
Nevada Beverage Co. (Budweiser/Bud Light)
Showcase Mall
MGM Shops
McCarran International Airport
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
Grand Canyon Helicopters
15
589
592

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Grand Canal Shoppes

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH/WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A-/BBB-/NR			Location:	Las Vegas, NV 89109
Original Balance(1):	$40,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	Specialty Retail
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1999/2007
Borrower Sponsors:	Brookfield Properties REIT Inc.; Nuveen			Size(6):	759,891 SF
	Real Estate			Cut-off Date Balance per SF(1):	$1,000
Guarantor:	BPR Nimbus LLC			Maturity Date Balance per SF(1):	$1,000
Mortgage Rate(2):	3.7408%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	6/3/2019				(borrower-related)
First Payment Date:	8/1/2019			Underwriting and Financial Information
Maturity Date:	7/1/2029			UW NOI:	$73,021,709
Original Term to Maturity:	120 months			UW NOI Debt Yield(1):	9.6%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity(1):	9.6%
IO Period:	120 months			UW NCF DSCR(1):	2.46x
Seasoning:	2 months			Most Recent NOI:	$71,465,811 (3/31/2019 TTM)
Prepayment Provisions(3):	LO (26); DEF (89); O (5)			2nd Most Recent NOI:	$71,326,473 (12/31/2018)
Lockbox/Cash Mgmt Status:	Hard/Springing			3rd Most Recent NOI:	$74,425,947 (12/31/2017)
Additional Debt Type(1)(4):	Pari Passu / Subordinate			Most Recent Occupancy:	94.0% (5/31/2019)
Additional Debt Balance(1)(4):	$720,000,000 / $215,000,000			2nd Most Recent Occupancy:	93.3% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	93.0% (12/31/2017)
Reserves(5)				Appraised Value (as of):	$1,640,000,000 (4/3/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$2,158
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	46.3%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	46.3%
Recurring Replacements:	$0	Springing	$386,928
TI/LC:	$12,309,694	Springing	$2,321,544
Ground Rent Funds:	$0	Springing	N/A
Gap Rent Reserve Funds:	$1,218,246	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$760,000,000	77.9%	Loan Payoff:	$627,284,452	64.3%
Subordinate Companion Loan:	$215,000,000	22.1%	Return of Equity:	$333,044,567	34.2%
			Upfront Reserves:	$13,527,940	1.4%
			Closing Costs:	$1,143,041	0.1%
Total Sources:	$975,000,000	100.0%	Total Uses:	$975,000,000	100.0%

(1)	The Grand Canal Shoppes Mortgage Loan (as defined below) is part of the Grand Canal Shoppes Whole Loan (as defined below), which is comprised of 24 pari passu senior promissory notes with an aggregate original principal balance of $760,000,000 (the “Senior Notes”, and collectively the “Grand Canal Shoppes Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $215,000,000 (the “Grand Canal Shoppes Subordinate Companion Loan”, and together with the Grand Canal Shoppes Senior Loan, the “Grand Canal Shoppes Whole Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grand Canal Shoppes Senior Notes, without regard to the Grand Canal Shoppes Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the entire Grand Canal Shoppes Whole Loan are $1,283, $1,283, 7.5%, 7.5%, 1.67x, 59.5% and 59.5%, respectively. The Grand Canal Shoppes Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GSB”) and Wells Fargo Bank, N.A. (“WFB”) on June 3, 2019. Note A-3-4 was subsequently transferred to Cantor Commercial Real Estate Lending, L.P. (“CCRE”).

(2)	Reflects the Senior Notes only. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.25% per annum.

(3)	Defeasance of the Grand Canal Shoppes Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grand Canal Shoppes Whole Loan promissory note to be securitized and (b) June 3, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in September 2019.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Size excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the Grand Canal Shoppes Whole Loan documents permit a free release with respect to such space. As such, no value or rental income has been attributed to this space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The Mortgage Loan. The ninth largest mortgage loan (the “Grand Canal Shoppes Mortgage Loan”) is part of the Grand Canal Shoppes Whole Loan in the original principal balance of $975,000,000. The Grand Canal Shoppes Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 759,891 SF retail center located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Whole Loan was co-originated by MSBNA, JPMCB, GSB and WFB on June 3, 2019. The Grand Canal Shoppes Whole Loan is comprised of 24 promissory notes, which are pari passu with each other, with an aggregate original principal balance of $760,000,000 and one subordinate promissory note in the original principal balance of $215,000,000. The non-controlling Notes A-1-7, A-1-8 and Note A-2-2-1, in the aggregate original principal balance of $40,000,000, represent the Grand Canal Shoppes Mortgage Loan and will be included in the BANK 2019-BNK20 securitization trust. The remaining Senior Loans (collectively, the “Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans”), which had an aggregate original principal balance of $720,000,000, have been or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Grand Canal Shoppes Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. MSMCH is selling Notes A-1-7 and A-1-8 in the aggregate original principal balance of $20,000,000 and WFB is selling note A-2-2-1 in the original principal balance of $20,000,000.

Grand Canal Shoppes Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Grand Canal Shoppes Mortgage Loan
A-1-7, A-1-8 and A-2-2-1	$40,000,000	$40,000,000	BANK 2019-BNK20	No
Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans
A-1-1	$60,000,000	$60,000,000	MSC 2019-H7	No
A-1-2	$50,000,000	$50,000,000	BANK 2019-BNK19	No
A-1-3	$40,000,000	$40,000,000	MSBNA	No
A-1-4	$40,000,000	$40,000,000	MSBNA	No
A-1-5	$13,846,154	$13,846,154	MSBNA	No
A-1-6	$10,000,000	$10,000,000	MSC 2019-H7	No
A-2-1	$50,000,000	$50,000,000	BANK 2019-BNK19	No
A-2-2-2	$30,000,000	$30,000,000	UBS AG	No
A-2-3	$40,000,000	$40,000,000	WFB	No
A-2-4	$25,000,000	$25,000,000	UBS AG	No
A-2-5	$10,384,615	$10,384,615	UBS AG	No
A-3-1	$50,000,000	$50,000,000	Benchmark 2019-B12	No
A-3-2	$50,000,000	$50,000,000	JPMCB	No
A-3-3	$40,000,000	$40,000,000	JPMCB	No
A-3-4	$25,000,000	$25,000,000	CCRE	No
A-3-5	$10,384,615	$10,384,615	JPMCB	No
A-4-1	$60,000,000	$60,000,000	CGCMT 2019-GC41	No
A-4-2	$60,000,000	$60,000,000	GSB	No
A-4-3	$20,000,000	$20,000,000	GSB	No
A-4-4	$25,000,000	$25,000,000	GSB	No
A-4-5	$10,384,615	$10,384,615	GSB	No
Grand Canal Shoppes Subordinate Companion Loan
B	$215,000,000	$215,000,000	CPPIB Credit Investments II Inc.	Yes(1)
Total	$975,000,000	$975,000,000

(1)	The holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

Proceeds of the Grand Canal Shoppes Whole Loan were used to refinance existing securitized mortgage debt, fund upfront reserves, pay closing costs, and return equity to the Grand Canal Shoppes Borrowers (as defined below).

The Borrower and the Borrower Sponsors. The borrowers are Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC, each organized as a Delaware limited liability company and each structured to be bankruptcy remote with two independent directors (the “Grand Canal Shoppes Borrowers”).

The borrower sponsors are Brookfield Properties REIT Inc. and Nuveen Real Estate and the nonrecourse carveout guarantor is BPR Nimbus LLC (the “Grand Canal Shoppes Guarantor”), an affiliate of Brookfield Properties REIT Inc.

Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million SF of retail space. The company is focused on managing, leasing and redeveloping retail properties.

Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, and spanning both debt and equity and has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The Property. The Grand Canal Shoppes Property is a 759,891 SF specialty retail center that predominantly comprises the first-, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The Grand Canal Shoppes Property opened in 1999, with an expansion in conjunction with the completion of The Palazzo in 2007, and is anchored by an 84,743 SF, three level Barneys New York. Barneys New York was part of the collateral for the Grand Canal Shoppes Whole Loan at loan origination, but the Grand Canal Shoppes Borrowers have the right to obtain a free release of the Barneys Parcel (as defined below). At origination, no value or rental income was attributed to the Barneys Parcel.

The Venetian Hotel and Casino and Palazzo Resort and Casino are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. The Venetian Hotel and Casino and the Palazzo Resort and Casino are owned and operated by Las Vegas Sands. The overall resort complex is the largest on The Strip (as defined below), and includes 4,049 rooms within The Venetian, 3,068 rooms/suites within The Palazzo, and 225,000 SF of gaming space (combined), none of which are collateral for the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Property is physically connected to the Venetian Hotel and Casino and the Palazzo Resort and Casino, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million SF of meeting space, one million SF of retail space, and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a premier shopping, entertainment, and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property as well as showroom/theater space for live performances.

The Grand Canal Shoppes Property is currently 94.0% leased as of May 31, 2019. According to the appraisal, the Grand Canal Shoppes Property generates average mall shop sales of over $1,000 PSF. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in line sales of $1,182 PSF as of the trailing twelve months ended February 28, 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as Tao Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, Cut by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Noteworthy luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting approximately $12.0 million to improve lighting and finishes, in an attempt to maintain existing and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. In addition, renovation, new finishes and lighting are expected to be completed in conjunction with a proposed, 27,422 SF international food hall proposed to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Whole Loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be effected.

The following table presents a summary of historical tenant sales at the Grand Canal Shoppes Property:

Historical Tenant Sales Summary(1)
	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor/Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

The Grand Canal Shoppes Property is anchored by 18 major tenants, which combined generate approximately $140.3 million in annual sales as of TTM February 2019. Since 2015, the Grand Canal Shoppes Property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, comparable sales have consistently exceeded $1,100 PSF reaching $1,182 PSF as of TTM February 2019.

The first floor of Barneys New York and the casino level (ground floor) space are leased by the Grand Canal Shoppes Borrowers, pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail shops contained on the casino levels (ground floor) of the Venetian Hotel and Casino and the Palazzo Resort and Casino. The ground lease for the casino level of the Venetian Hotel and Casino portion of the Grand Canal Shoppes Property expires in 2093, and the ground lease for the casino level of the Palazzo Resort and Casino portion of the Grand Canal Shoppes Property expires in 2097. Each of the annual rents for these leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is part of a vertical subdivision; i.e. the fee ownership is solely of the designated space on the ground level and levels 2 and 3, and doesn’t include the land. A reciprocal easement agreement governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. The Walgreens air rights lease space refers to the air rights above the Walgreens space (the Walgreens space itself is owned by a third party), for which the lease expires in 2064 with one, 40 year extension option. The Walgreens air rights space is currently occupied by Buddy V's Ristorante and Carlo’s Bakery (12,839 SF, 1.5% of underwritten base rent). The Venetian Hotel and Casino subleases a portion of the air rights parcel from the Grand Canal Shoppes Borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens lease.

Pursuant to the reciprocal easement and ground lease documents, transfers (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) of the Grand Canal Shoppes Property are subject to certain transfer restrictions. Additionally, under such documents, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes Borrowers under the Grand Canal Shoppes Whole Loan. See also “Right of First Offer/Right of First Refusal” below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Historical and Current Occupancy(1)
	2014	2015	2016	2017	2018	Current(2)
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total/Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	Historical occupancy provided by the borrower sponsor.

(2)	Current occupancy is based on the May 31, 2019 underwritten rent roll.

The following table presents certain information relating to the major tenants at the Grand Canal Shoppes Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Annual UW Rent	Annual UW Rent PSF(4)	TTM February 2019 Sales			Term. Options	Lease Expiration
							$	PSF	Occ. Cost %(5)
Major Tenants
Emporio D'Gondola(6)	NR/NR/NR	922	0.1%	$4,051,692	6.0%	$4,394.46	NAV	NAV	NAV	N	5/31/2029
The Venetian Resort (Showroom/Theater)	BBB-/NR/BBB-	38,920	5.1%	$4,051,619	6.0%	$104.10	NAV	NAV	NAV	N	5/31/2029
Regis Galerie(7)	NR/NR/NR	28,099	3.7%	$2,367,955	3.5%	$84.27	$7,010,021	$249	33.8%	N	Various
Sephora	NR/NR/A+	10,074	1.3%	$2,299,995	3.4%	$228.31	NAV	NAV	NAV	N	7/31/2021
Welcome to Las Vegas(8)	NR/NR/NR	14,234	1.9%	$2,000,502	3.0%	$140.54	$6,612,970	$465	30.3%	N	Various
Grand Lux Cafe	NR/NR/NR	19,100	2.5%	$1,463,633	2.2%	$76.63	$21,992,535	$1,151	6.7%	N	12/31/2029
CUT By Wolfgang Puck	NR/NR/NR	12,247	1.6%	$1,261,441	1.9%	$103.00	$14,171,737	$1,157	8.9%	N	5/31/2028
Mercato Della Pescheria	NR/NR/NR	16,479	2.2%	$1,131,448	1.7%	$68.66	$9,158,574	$556	12.4%	N	11/30/2025
Bellusso Jewelry	NR/NR/NR	2,999	0.4%	$1,068,964	1.6%	$356.44	$8,173,547	$2,725	13.1%	N	11/30/2022
Golden Gai	NR/NR/NR	12,820	1.7%	$1,034,959	1.5%	$80.73	NAV	NAV	NAV	N	12/31/2029
TAO Asian Bistro	NR/NR/NR	15,175	2.0%	$980,002	1.5%	$64.58	$35,724,404	$2,354	2.7%	N	1/31/2025
Peter Lik Gallery	NR/NR/NR	4,394	0.6%	$979,686	1.5%	$222.96	$3,859,320	$878	25.4%	N	8/31/2021
Smith & Wollensky	NR/NR/NR	14,751	1.9%	$942,502	1.4%	$63.89	NAV	NAV	NAV	N	6/30/2028
Michael Kors(9)	BBB-/NR/BBB-	4,066	0.5%	$917,907	1.4%	$225.75	$3,264,594	$803	28.1%	N	Various
Recital Karaoke	NR/NR/NR	14,062	1.9%	$897,999	1.3%	$63.86	NAV	NAV	NAV	N	2/28/2029
Subtotal/Wtd. Avg.		208,342	27.4%	$25,450,304	38.0%	$122.16

Other Tenants		506,286	66.6%	$41,584,578	62.0%	$82.14
Vacant Space		45,263	6.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		759,891	100.0%	$67,034,881	100.0%	$93.80

(1)	Information is based on the underwritten rent roll. Tenants are listed in order of underwritten rent.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Occ. Cost % is based on the underwritten rent as of the May 31, 2019 rent roll divided by the most recently reported sales.

(6)	This tenant operates as the gondola attraction at the Grand Canal Shoppes Property.

(7)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.

(8)	The Welcome to Las Vegas lease commencement is expected to be February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 SF is expiring on December 31, 2020 and the remaining 3,995 SF is expiring on January 31, 2030.

(9)	Michael Kors has 3,733 SF expiring on January 31, 2026 and 333 SF expiring on March 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover at the Grand Canal Shoppes Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	2,080	$0.00	0.3%	0.3%	$0	0.0%	0.0%
2019	17	39,567	$61.58	5.2%	5.5%	$2,436,560	3.6%	3.6%
2020	26	80,052	$55.90	10.5%	16.0%	$4,475,224	6.7%	10.3%
2021	16	28,634	$200.74	3.8%	19.8%	$5,748,002	8.6%	18.9%
2022	13	35,084	$133.50	4.6%	24.4%	$4,683,674	7.0%	25.9%
2023	20	41,038	$133.79	5.4%	29.8%	$5,490,655	8.2%	34.1%
2024	23	60,412	$105.63	8.0%	37.8%	$6,381,261	9.5%	43.6%
2025	22	146,378	$71.87	19.3%	57.0%	$10,519,793	15.7%	59.3%
2026	9	29,721	$92.59	3.9%	60.9%	$2,751,933	4.1%	63.4%
2027	3	6,142	$139.93	0.8%	61.7%	$859,431	1.3%	64.7%
2028	9	48,011	$102.91	6.3%	68.1%	$4,940,574	7.4%	72.0%
2029	27	185,418	$97.34	24.4%	92.5%	$18,048,649	26.9%	99.0%
2030 & Beyond	2	12,091	$57.82	1.6%	94.0%	$699,125	1.0%	100.0%
Vacant	0	45,263	$0.00	6.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	190	759,891	$93.80	100.0%		$67,034,881	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

The Market. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s significant number of tourists, convention center attendees, and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million SF meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments is the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands just east of the Grand Canal Shoppes Property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District is under redevelopment with a 1.4 million SF expansion. We cannot assure you as to whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the Grand Canal Shoppes Property, with access gained via Spring Mountain Road/Sands Avenue. The Grand Canal Shoppes Property is located approximately 3 miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and convention visitors exceeding 6.5 million in 2018. According to the appraisal, the estimated 2018 population within a five-, seven- and ten-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and 1,661,641, respectively. The estimated 2018 average household income within a five-, seven- and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million SF. The appraiser concluded to a market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain competitive properties to the Grand Canal Shoppes Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Grand Canal Shoppes Property Las Vegas, NV	Fashion/Specialty	1999/2007	759,891	94.0%(1)	$1,182(2)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussaud Las Vegas, Verdugo West Brewery, Golden Gai	N/A
Primary Competition
Forum Shops at Caesars Las Vegas, NV	Fashion/Specialty	1992/1997, 2004	650,000	99%	$1,400 - $1,700	Upscale/themed retail project at Caesars with 1-2 levels	0.5
Wynn Las Vegas Retail Las Vegas, NV	Fashion/Specialty	2005/2008	150,000	95%	$2,000 - $3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore	0.3
The Shops at Crystals Las Vegas, NV	Fashion/Specialty	2009/NAP	360,000	94%	$1,200 - $1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center	1.1
Miracle Mile Shops Las Vegas, NV	Fashion/Specialty	2000/2008, 2016	494,000	93%	$825 - $875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood	1.0
Fashion Show Mall Las Vegas, NV(3)	Super-Regional Center	1981/Various	1,875,400	95%	$825 - $875	Neiman Marcus, Dillard's, Macy's, Saks, Forever 21, Nordstrom, Dick's Sporting Goods	0.3
Secondary Competition
The Linq Promenade Las Vegas, NV	Fashion/Specialty	2014/NAP	268,000	93%	- - -	Retail and entertainment specialty center including a number of restaurants and performance venues	0.4
Bellagio Shops Las Vegas, NV	Fashion/Specialty	1998/NAP	-	100%	- - -	Upscale shopping area located within Bellagio Resort and Casino	0.8
The Showcase Las Vegas, NV	Specialty Retail	1997/2003, 2009	347,281	97%	- - -	Coca-Cola, Ross, Hard Rock, M&M's, Adidas	1.6
Las Vegas Premium Outlets Las Vegas, NV	Outlet Center	2003/NAP	676,113	100%	$1,400 - $1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike	3.5

Source: Appraisal

(1)	Occupancy as of May 31, 2019.

(2)	Comparable inline sales shown as of February 28, 2019.

(3)	Owned by an affiliate of the Grand Canal Shoppes Borrowers.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Canal Shoppes Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW PSF
Base Rent(1)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22
Total Recoveries	$31,633,869	$27,875,777	$25,766,223	$25,166,107	$26,539,087	$34.92
Other Income(2)	$12,765,993	$12,203,223	$10,872,872	$10,365,738	$10,455,366	$13.76
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90

Real Estate Taxes	$1,952,631	$1,995,183	$2,076,447	$2,102,023	$2,102,023	$2.77
Insurance	$268,881	$248,826	$253,530	$260,040	$260,040	$0.34
Other Operating Expenses(3)	$31,074,924	$30,916,371	$29,454,203	$28,645,562	$28,645,562	$37.70
Total Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81

Net Operating Income(1)	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
Capital Expenditures	$0	$0	$0	$0	$0	$0.00
TI/LC	$0	$0	$0	$0	$2,023,806	$2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43

Occupancy %(4)	93.9%	93.0%	93.3%	93.9%	94.0%
NOI DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.53x
NCF DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.46x
NOI Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.6%
NCF Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.3%

(1)	UW Base Rent reflects the following: (a) in-place leases based on the March 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020 and excludes any rent associated with the Barneys New York space. The increase from 3/31/2019 TTM to UW Base Rent and Net Operating Income is due to recent leasing activity.

(2)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(3)	Other Operating Expenses includes the Walgreens air rights lease rent of which $113,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens air rights lease.

(4)	UW Occupancy % is as of May 31, 2019.

(5)	Debt service coverage ratios and debt yields are based on the Grand Canal Shoppes Senior Loan and exclude the Grand Canal Shoppes Subordinate Companion Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Escrows and Reserves.

Real Estate Taxes and Insurance Reserves – During the continuance of a Cash Management Period (as defined below), the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12 of the estimated property taxes and 1/12th of the estimated insurance premiums, provided that the monthly insurance reserve requirement is waived if the Grand Canal Shoppes Borrowers provide the lender with evidence that (a) the insurance policies required to be maintained by the Grand Canal Shoppes Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Grand Canal Shoppes Whole Loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at origination, such period, if less than one year).

Recurring Replacements Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly $16,122 for recurring replacements reserves. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly recurring replacements deposit if the amount then on deposit in the recurring replacements reserve is equal to or exceeds $386,928.

TI/LC Reserve – The Grand Canal Shoppes Whole Loan documents provide for (i) an upfront reserve of $12,309,694 for unfunded tenant improvements and leasing commissions, including for the following major tenants at the Grand Canal Shoppes Property: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once and (ii) during the continuance of a Cash Management Period, an ongoing monthly TI/LC reserve in an amount equal to $96,731. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Ground Rent Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the annual amounts due by each of the Grand Canal Shoppes Borrowers, as applicable, under the Ground Leases (as defined below)

Gap Rent Reserve – The Grand Canal Shoppes Whole Loan documents provide for an upfront reserve of $1,218,246 for outstanding gap rents.

Notwithstanding the foregoing, the Grand Canal Shoppes Borrowers’ obligations to make any monthly deposits into the real estate taxes and insurance reserves, recurring replacements reserve, TI/LC reserve and/or ground rent reserve as applicable, is deemed to be satisfied to the extent there are sufficient funds to make such deposits in the cash management account, in which case no actual payment from the Grand Canal Shoppes Borrowers is required.

Lockbox and Cash Management. The Grand Canal Shoppes Whole Loan is structured with a hard lockbox and springing cash management. The Grand Canal Shoppes Borrowers are required to direct each tenant of the Grand Canal Shoppes Property to deposit all funds (other than Non-Core Income (as defined below)) directly into the lockbox account, and to deposit any funds received by the Grand Canal Shoppes Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Within two business days of written notification of the commencement of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to establish a lender-controlled cash management account with a cash management bank, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the real estate taxes and insurance reserves (if then required) as described above under “Escrows and Reserves”, (ii) to make deposits into the ground rent reserve as described above under “Escrows and Reserves” (iii) to pay debt service on the Grand Canal Shoppes Whole Loan, (iv) provided no event of default under the Grand Canal Shoppes Whole Loan is continuing as to which the lender has initiated an enforcement action, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (v) to make deposits into the recurring replacements reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (vi) in the event a Cash Sweep Period is continuing, to deposit any excess amount remaining in the lockbox account into an excess cash flow account to be held by the lender as additional security for the Grand Canal Shoppes Whole Loan during the continuance of the Cash Sweep Period (provided that so long as no event of default exists as to which the lender has initiated an enforcement action, funds in such reserve may be applied to operating expenses) and (vii) if no Cash Sweep Period and no event of default under the Grand Canal Shoppes Whole Loan are continuing, all funds in the lockbox account are required to be disbursed to the Grand Canal Shoppes Borrowers.

A “Cash Sweep Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.0% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess of 6.0% for two consecutive calendar quarters.

A “Cash Management Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.5% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess 6.5% for two consecutive calendar quarters.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Grand Canal Shoppes Borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Grand Canal Shoppes Property. “Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

Additional Secured Indebtedness (not including trade debts). In addition to the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Property also secures the Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #9	Cut-off Date Balance:	$40,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

of $720,000,000, and the Grand Canal Shoppes Subordinate Companion Loan which has a Cut-off Date principal balance of $215,000,000. The Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Grand Canal Shoppes Mortgage Loan. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.2500% per annum. The Grand Canal Shoppes Senior Loan is generally senior in right of payment to the Grand Canal Shoppes Subordinate Companion Loan. The holders of the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grand Canal Shoppes Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Grand Canal Shoppes Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Barneys Parcel. The Grand Canal Shoppes Borrowers may obtain the release of a portion of the Grand Canal Shoppes Property comprised of the approximately 84,743 SF, three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the Grand Canal Shoppes Borrowers or the Grand Canal Shoppes Guarantor, provided that, among other things, and in accordance with the Grand Canal Shoppes Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the Grand Canal Shoppes Borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (iii) upon request by the lender, the Grand Canal Shoppes Borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Grand Canal Shoppes Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (iv) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Grand Canal Shoppes Property which constitutes acceptable real estate collateral under the Code for a REMIC Trust) is equal to or less than 125% (provided that the Grand Canal Shoppes Borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the Grand Canal Shoppes Borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

Right of First Offer/Right of First Refusal. A transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, in the case of acceleration of the Grand Canal Shoppes Whole Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Whole Loan at a price equal to (a) the outstanding principal balance of the Grand Canal Shoppes Whole Loan, (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the Grand Canal Shoppes Whole Loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

Ground/Air Rights Leases. The Grand Canal Shoppes Borrowers have air rights ground leases (which do not include the underlying land) with Venetian Casino Resort, LLC, as lessor, for portions of the retail and restaurant space on the casino level of each of the Venetian Hotel and the Palazzo Hotel portions of the Grand Canal Shoppes Property. The ground lease for the retail and restaurant space on the casino level of the Venetian Hotel is for an 89-year term commencing on May 14, 2004 and expiring on May 13, 2093 with no extension options. The ground lease for the retail and restaurant space on the casino level of the Palazzo Hotel is for an 89-year term commencing on February 29, 2008 and expiring on February 28, 2097 with no extension options. Each of the annual rents for these ground leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates.

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the Grand Canal Shoppes Borrowers, as tenants for a 60-year term commencing on March 1, 2004 and expiring on February 28, 2064 with one 40-year extension option (such lease, together with the ground leases of the casino level restaurant/retail of the Venetian Hotel and Casino and the Palazzo Casino level restaurant/retail, the “Ground Leases”). The ground rent under the Walgreens air rights lease was initially $600,000; however it escalates annually each year after the seventh lease year (which commenced March 1, 2011) by the same percentage that the consumer price index has increased from the prior year, not to exceed a 2.00% increase in any year. The Venetian Casino Resort, LLC subleases a portion of the Walgreens air rights from the Grand Canal Shoppes Borrowers and is responsible under the sublease to pay an amount equal to 80.68% of the rent under the prime lease. The sublease is coterminous with the Walgreens air rights lease.

Letter of Credit. None.

Terrorism Insurance. The Grand Canal Shoppes Whole Loan documents require that the comprehensive ”special perils” insurance policy required to be maintained by the Grand Canal Shoppes Borrowers provide coverage in an amount equal to the “full replacement cost” of the Grand Canal Shoppes Property. The Grand Canal Shoppes Whole Loan documents also require business income insurance covering no less than the 24-month period commencing at the time of casualty, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, that the Grand Canal Shoppes Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the “special perils” and business income coverage on a stand-alone basis (excluding any earthquake insurance or terrorism insurance components of such policies) in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

ShowPlace
amc

Hawthorne Works
boostmobile
HARBOR FREIGHT
rue21
SALLY BEAUTY

Cermak
PRODUCE

RAC Rent-A-Center

Foot Locker
Foot Locker

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

Hawthorne Works Shopping Center
4621-4779 West Cermak Road
Cicero, IL 60804
Oak Park
DOWNTOWN OAK PARK
West Suburban Medical Ctr.
South Austin
Columbus Park
West Humboldt Park
Humboldt Park
Presence St. Elizabeth Hospital
Presence St. Mary Medical Ctr.
Norwegian American Hospital
Ukrainian Village
Chicago Loop 4 miles
Garfield Park Hospital
Chicago Kedzie Plaza
Garfield Park
East Garfield Park
West Garfield Park
RML Specialty Hospital
City Coll. of Chicago/ Malcolm X Coll.
United Center
Cook Co. Hospital
Univ. of Illinois Coll. of Medicine
Jesse Brown VA Medical Center
Illinois Medical District
Lawndale
North Lawndale
Douglas Park
Mt. Sinai Hospital Orthopedics
Mt. Sinai Hospital of Internal Med.
Cinespace Chicago Film Studios
Cicero
Berwyn
CHICAGO
BNSF Intermodal Facility
Cicero Market Place
Criminal Court Building
Park Garibaldi
Amazon Delivery Station
MacNeal Hospital
Piotrowski Park
Paul Simon Chicago Jobs Corps Center
Kellogg's Chicago Plant
McKinley Park
Chicago Sports Complex
Breakthru Beverage Illinois
Hawthorne Race Course
COOK COUNTY
CITGO Petroleum Corp.
Exxon Mobile
Morton Junior College
Rench Park
Stickney Water Reclamation Plant
McKinley Park
Pulaski Promenade
Chicago Sanitary & Ship Canal
Stevenson Expwy
METRA HERITAGE LINE
Vision Wholesale Group
Clorox
Best Foods Services, Inc.
Archer Heights
Midway Business Center
CTA ORANGE LINE
Garfield Ridge
Chicago Midway Intl. Airport
W. Division St.
W. Chicago Ave.
W. Washington Blvd.
W. Madison St.
W. Jackson Blvd.
W. Roosevelt Rd.
W. Douglas Blvd.
W. 12th St.
W. 16th St.
W. Cermak Rd.
W. 26th St.
W. 31st St.
W. 35th St.
W. 39th St.
W. Pershing Rd.
W. 47th St.
S. Archer Ave.
W. Archer Ave.
W. 55th St.
W. 59th St.
W. Grand Ave.
W. Ogden Ave.
Ogden Ave.
S. Blue Island Ave.
N. Austin Blvd.
N. Central Ave.
N. Laramie Ave.
N. Cicero Ave.
N. Pulaski Ave.
N. Kedzie Ave.
N. Western Ave.
S. Oak Park Ave.
S. Ridgeland Ave.
S. Austin Blvd.
S. Central Ave.
S. Laramie Ave.
S. Cicero Ave.
S. Pulaski Ave.
Independence Blvd.
S. California Ave.
S. Western Ave.
S. Damen Ave.
Eisenhower Expwy
METRA UP-W LINE
CTA GREEN LINE
CTA BLUE LINE
CTA PINK LINE
METRA BNSF LINE
BNSF LINE
METRA-MILW-N, MILW-W, NCS LINES
290
50
55
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Lincolnwood
Norridge
Franklin Park
Northlake
Elmwood Park
Melrose Park
Oak Park
Maywood
Elmhurst
Westchester
Berwyn
Cicero
CHICAGO
Oak Brook
Brookfield
Riverside
La Grange
Hinsdale
Downers Grove
DU PAGE COUNTY
Darien
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Burr Ridge
Palos Hills
Palos Heights
Alsip
Blue Island
Riverdale
Roseland
Lemont
Orland Park
Crestwood
Goodings Grove
Lake Michigan
INDIANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Hawthorne Works Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Cicero, IL 60804
Original Balance(1):	$37,500,000			General Property Type:	Retail
Cut-off Date Balance(1):	$37,457,853			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1989, 1991, 2016/N/A
Borrower Sponsor:	Sterling Organization			Size:	284,095 SF
Guarantor:	Silverado Trail, LLLP			Cut-off Date Balance per SF(1):	$132
Mortgage Rate(2):	4.0599735%			Maturity Date Balance per SF(1):	$108
Note Date:	7/22/2019			Property Manager:	Sterling Retail Services, Inc.
First Payment Date:	9/1/2019				(borrower-related)
Maturity Date:	8/1/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI(3):	$3,637,191
IO Period:	0 months			UW NOI Debt Yield(1):	9.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	11.9%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR(1)(4):	1.64x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	$2,949,528 (5/31/2019 TTM)
Additional Debt Type(1):	Subordinate			2nd Most Recent NOI:	$3,019,415 (12/31/2018)
Additional Debt Balance(1):	$4,994,380			3rd Most Recent NOI:	$2,708,528 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	93.3% (4/19/2019)
Reserves(5)				2nd Most Recent Occupancy:	90.4% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	89.7% (12/31/2017)
RE Tax:	$96,193	$96,193	N/A	Appraised Value (as of)(6):	$56,600,000 (3/25/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF(6):	$199
Deferred Maintenance:	$43,024	$0	N/A	Cut-off Date LTV Ratio(1):	66.2%
Recurring Replacements:	$0	$3,551	N/A	Maturity Date LTV Ratio(1):	54.2%
TI/LC:	$1,000,000	Springing	$150,000
Other:	$1,253,084	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$37,500,000	88.2%	Loan Payoff:	$19,913,770	46.9%
Subordinate Companion Loan:	$5,000,000	11.8%	Return of Equity:	$18,064,478	42.5%
			Reserves:	$2,392,301	5.6%
			Closing Costs:	$2,129,451	5.0%
Total Sources:	$42,500,000	100.0%	Total Uses:	$42,500,000	100.0%

(1)	The Hawthorne Works Shopping Center Mortgage Loan (as defined below) is part of the Hawthorne Works Shopping Center Whole Loan (as defined below), which is comprised of one senior promissory note with an original principal balance of $37,500,000 (the “Senior Note”) and one promissory note that is subordinate to the Senior Note with an original principal balance of $5,000,000 (the “Hawthorne Works Shopping Center Subordinate Companion Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Cut-off Date principal balance of the Hawthorne Works Shopping Center Mortgage Loan, without regard to the Hawthorne Works Shopping Center Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Hawthorne Works Shopping Center Whole Loan are $149, $122, 8.6%, 10.5%, 1.28x, 75.0% and 61.4%, respectively.

(2)	Reflects the Hawthorne Works Shopping Center Mortgage Loan only. The Hawthorne Works Shopping Center Subordinate Companion Loan bears interest at the rate of 10.0000% per annum.

(3)	See “Operating History and Underwritten Net Cash Flow” below for a discussion of the increases in historical NOI and from historical to UW NOI.

(4)	The UW NCF DSCR is based on the first twelve amortizing debt service payments after the cut-off date pursuant to the Hawthorne Works Shopping Center Whole Loan documents. The Hawthorne Works Shopping Center Mortgage Loan amortizes pursuant to a fixed payment schedule as set forth in the Preliminary Prospectus.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The Appraised Value is based on the assumption that funds for the lease-up and buildout of the Burlington space of up to a total of $4,000,000 will be escrowed by the lender. Approximately $1,000,000 was escrowed for TI/LC’s at loan origination and the buildout of the Burlington space has finished at the Hawthorne Works Shopping Center Property.

The Mortgage Loan. The tenth largest mortgage loan (the “Hawthorne Works Shopping Center Mortgage Loan”) is part of a whole loan (the “Hawthorne Works Shopping Center Whole Loan”) in the original principal balance of $42,500,000. The Hawthorne Works Shopping Center Whole Loan is secured by a first priority fee mortgage encumbering an anchored retail center located in Cicero, Illinois (the “Hawthorne Works Shopping Center Property”). The Hawthorne Works Shopping Center Whole Loan was originated by Morgan Stanley Bank, N.A., as to the Hawthorne Works Shopping Center Mortgage Loan and by Morgan Stanley Mortgage Capital Holdings LLC as to the Hawthorne Works Shopping Center Subordinate Companion Loan. The Hawthorne Works Shopping Center Whole Loan is comprised of the Hawthorne Works Shopping Center Mortgage Loan, evidenced by the senior promissory Note A, in the original principal balance of $37,500,000 and the Hawthorne Works Shopping Center Subordinate Companion Loan, evidenced by the subordinate promissory note B in the original principal balance of $5,000,000. The Hawthorne Works Shopping Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK20 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Hawthorne Works Shopping Center A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. Proceeds from the Hawthorne Works Shopping Center Mortgage Loan were used to refinance the previous loan secured by the Hawthorne Works Shopping Center Property, return equity to the Hawthorne Works Shopping Center Borrower (as defined below), fund upfront reserves and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

Hawthorne Works Shopping Center Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A	$37,500,000	$37,457,853	BANK 2019-BNK20	No(1)
B	$5,000,000	$4,994,380	Third party holder	Yes(1)
Total	$42,500,000	$42,452,233

(1)	The holder of the Hawthorne Works Shopping Center Subordinate Companion Loan will have the right to appoint the special servicer of the Hawthorne Works Shopping Center Whole Loan and to direct certain decisions with respect to the Hawthorne Works Shopping Center Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Hawthorne Works Shopping Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK20 securitization.

The Borrower and the Borrower Sponsor. The borrower is Hawthorne Works DE, LP (the “Hawthorne Works Shopping Center Borrower”), a Delaware limited partnership with two independent directors in its organizational structure. The borrower sponsor is the Sterling Organization and the non-recourse carveout guarantor is Silverado Trail, LLLP. The Sterling Organization is a real estate fund and investment manager founded in 2007. The Sterling Organization is focused on investing in retail assets within the United States on behalf of the Sterling Organization’s principals and in partnership with institutional investors. The Sterling Organization’s total real estate portfolio consists of more than 50 properties totaling approximately 10 million SF.

The Property. The Hawthorne Works Shopping Center Property is an anchored retail center comprised of nine buildings totaling 284,095 SF in Cicero, Illinois. The Hawthorne Works Shopping Center Property was built in phases between 1989 and 2016, with the majority of improvements built in 1989. The improvements consist of three main center buildings and two outlot buildings, as well as four buildings owned by the Hawthorne Works Shopping Center Borrower in fee and ground leased to tenants. There are a total of four ground leases to tenants AMC Theaters, Popeye's Fried Chicken, White Castle and Taco Bell, totaling 61,363 SF. The Hawthorne Works Shopping Center Property is situated on an approximately 24.8 acre site and features 1,230 parking spaces (4.3 spaces per 1,000 SF). As of April 19, 2019, the Hawthorne Works Shopping Center Property was 93.3% occupied by 35 tenants and anchored by Cermak Produce and Burlington. Burlington recently executed a new 10-year lease expiring in 2030. Burlington is expected to open for business in September 2019. In the last four years, 14 tenants (30.7% of NRA) have taken occupancy at the Hawthorne Works Shopping Center Property. Additionally, 52.6% of NRA has been in occupancy at least 10 years and 19 tenants have renewed or amended their leases.

Major Tenants.

AMC Theaters (55,060 SF, 19.4% of NRA, 16.1% of underwritten rent). AMC Theatres has been a tenant at the Hawthorne Works Shopping Center Property since 2006 and is an American movie theater chain headquartered in Leawood, Kansas and founded in 1920. The company and its subsidiaries have more than 11,000 screens in over 1,000 locations. AMC Theatres has a lease expiration of December 2, 2021 and has three, 5-year renewal options remaining.

Cermak Produce (48,008 SF, 16.9% of NRA, 7.4% of underwritten rent). Cermak Produce has been a tenant at the Hawthorne Works Shopping Center Property since 2006 and is a supermarket chain with 15 locations in Chicago and Milwaukee. Cermak Produce has a lease expiration of November 30, 2032 and has seven, 5-year renewal options remaining.

Burlington (34,127 SF, 12.0% of NRA, 9.2% of underwritten rent). Burlington signed a lease at the Hawthorne Works Shopping Center Property in October 2018 and has taken possession of the space as of September 2019, but is not yet open for business. Rent is expected to commence in October 2019. The Burlington space is built out. If two or more of the following three tenants: Cermak Produce, Harbor Freight Tools and AMC Theatres, are not open and operating and the co-tenancy event has not been cured for 12 consecutive months, Burlington will have the right to terminate its lease. Burlington is an off-price apparel and home product retailer. The company operates 567 stores in 45 states and Puerto Rico. Burlington has a lease expiration of February 28, 2030 and has four, 5-year renewal options remaining.

Harbor Freight Tools (20,052 SF, 7.1% of NRA, 6.1% of underwritten rent). Harbor Freight Tools has been a tenant at the Hawthorne Works Shopping Center Property since 2017 and is a small, mail-order, discounted tool and equipment retailer, offering more than 7,000 tools and accessories at competitive prices. Headquartered in Calabasas, California, Harbor Freight Tools has more than 17,000 employees and over 800 stores. Harbor Freight Tools has a lease expiration of September 30, 2027 and has three, 5-year renewal options remaining.

FAMSA (12,873 SF, 4.5% of NRA, 7.8% of underwritten rent). FAMSA has been a tenant at the Hawthorne Works Shopping Center Property since 2008 and is a furniture store chain with a total of 24 locations in Illinois and Texas. FAMSA originally occupied the suite leased to Burlington. FAMSA has the one-time right to terminate its lease upon 90 days’ written notice on March 6, 2024 and is required to pay a termination fee of $92,000. FAMSA has a lease expiration of March 31, 2029 and has one, 5-year renewal option remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

The following table presents a summary regarding the largest tenants at the Hawthorne Works Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ /Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Lease Expiration
AMC Theaters	NR/NR/B	55,060	19.4%	$660,720	$12.00	16.1%	NAV	NAV	NAV	N	12/2/2021
Cermak Produce	NR/NR/NR	48,008	16.9%	$302,450	$6.30	7.4%	$27,055,596	$564	1.1%	N	11/30/2032
Burlington(4)	BB+/NR/BB+	34,127	12.0%	$375,397	$11.00	9.2%	NAV	NAV	NAV	N	2/28/2030
Harbor Freight Tools	NR/NR/NR	20,052	7.1%	$250,650	$12.50	6.1%	NAV	NAV	NAV	N	9/30/2027
FAMSA(5)	B-/NR/B-	12,873	4.5%	$318,607	$24.75	7.8%	NAV	NAV	NAV	Y	3/31/2029
Subtotal/Wtd. Avg.		170,120	59.9%	$1,907,824	$11.21	46.5%

Other Tenants		95,008	33.4%	$2,190,743	$23.06	53.5%
Vacant Space		18,967	6.7%	$0	$0.00	0.0%
Total/Wtd. Avg.(6)		284,095	100.0%	$4,098,567	$15.46	100.0%

(1)	Information is based on the underwritten rent roll dated as of April 19, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Most Recent Sales for Cermak Produce are as of December 31, 2017.

(4)	Burlington has taken possession of the space as of September 2019, but is not yet open for business. Rent is expected to commence October 2019. Burlington does not have any non-contingent termination options. However, if two or more of the following three tenants: Cermak Produce, Harbor Freight Tools and AMC Theatres, are not open and operating and the co-tenancy event has not been cured for 12 consecutive months, Burlington will have the right to terminate its lease.

(5)	FAMSA has the one-time right to terminate its lease upon 90 days’ written notice on March 6, 2024 and is required to pay a termination fee of $92,000.

(6)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information with respect to the lease rollover at the Hawthorne Works Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	1	1,370	$32.47	0.5%	0.5%	$44,488	1.1%	1.1%
2020	4	13,869	$23.33	4.9%	5.4%	$323,602	7.9%	9.0%
2021	3	58,270	$12.60	20.5%	25.9%	$734,475	17.9%	26.9%
2022	6	18,229	$25.52	6.4%	32.3%	$465,178	11.3%	38.3%
2023	7	10,307	$32.86	3.6%	35.9%	$338,682	8.3%	46.5%
2024	4	18,445	$22.15	6.5%	42.4%	$408,608	10.0%	56.5%
2025	0	0	$0.00	0.0%	42.4%	$0	0.0%	56.5%
2026	2	12,800	$18.08	4.5%	46.9%	$231,450	5.6%	62.1%
2027	2	22,752	$16.00	8.0%	54.9%	$364,050	8.9%	71.0%
2028	3	14,078	$13.61	5.0%	59.9%	$191,580	4.7%	75.7%
2029	1	12,873	$24.75	4.5%	64.4%	$318,607	7.8%	83.5%
2030 & Beyond	2	82,135	$8.25	28.9%	93.3%	$677,847	16.5%	100.0%
Vacant	0	18,967	$0.00	6.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	35	284,095	$15.46	100.0%		$4,098,567	100.0%

(1)	Information is based on the underwritten rent roll dated as of April 19, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

The Market. The Hawthorne Works Shopping Center Property is located in Cicero, Illinois within the Chicago retail market and the Cicero/Berwyn retail submarket. According to the appraisal, as of the fourth quarter of 2018, the Chicago retail market had approximately 591.4 million SF of retail space inventory, overall vacancy in the market was approximately 6.0% and asking rent was $16.05 PSF. According to the appraisal, as of the fourth quarter of 2018, the Cicero/Berwyn retail submarket had approximately 10.6 million SF of retail space inventory, overall vacancy in the submarket was approximately 5.3% and asking rent was $17.37 PSF. Major employers in the area include the Advocate Healthcare System, the University of Chicago, Northwestern Memorial Healthcare, Midway and Southwest. The Hawthorne Works Shopping Center Property is located at the intersection of the major commercial corridors serving the surrounding area. Development activity in the immediate area has been predominantly of retail and industrial uses. In addition, development has been slightly increasing over the last three years. Primary access to the Hawthorne Works Shopping Center Property is provided by Interstate 290 and Interstate 90.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

The estimated 2018 population within a one-, three- and five-mile radius of the Hawthorne Works Shopping Center Property was 46,665, 357,105 and 955,417, respectively. The estimated 2018 median household income within a one-, three- and five-mile radius of the Hawthorne Works Shopping Center Property was $37,201, $37,000 and $44,837, respectively.

The following table presents recent leasing data for anchor tenants at comparable retail properties with respect to the Hawthorne Works Shopping Center Property:

Comparable Retail Property Summary
Property Name/ City, State	Built	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Months)	Rent PSF
Get Air 2010 Butterfield Road Downers Grove, IL	1997	26,078	Get Air	26,093	August 2018	120	$12.00
Kildeer Village Square 20351-20423 Rand Road Kildeer, IL	2017	198,879	Art Van Furniture	40,628	August 2017	120	$12.10
704-940 S State Route 59 704-940 S State Route 59 Naperville, IL	1991	356,712	Naperville Furniture Co	27,333	November 2016	60	$13.00
Hobby Lobby - Crystal Lake 6250 Northwest Hwy Crystal Lake, IL	1987	80,512	Hobby Lobby	65,502	July 2016	121	$6.00
Schaumburg Corners 24 & 34 E Golf Road Schaumburg, IL	1980	159,214	Bobs Discount Furniture	32,055	May 2016	120	$13.25

Source: Appraisal

The following table presents recent leasing data for junior anchor tenants at comparable retail properties with respect to the Hawthorne Works Shopping Center Property:

Comparable Retail Property Summary
Property Name/ City, State	Built	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Months)	Rent PSF
Broadview Village Square 300-700 Broadview Village Square Broadview, IL	1994	264,298	Ross Dress for Less	22,000	April 2018	84	$12.21
Arlington Plaza 134-278 East Rand Road Arlington Heights, IL	1973	17,875	Windy City	17,875	April 2018	120	$14.00
Randhurst Village 55 E Euclid Avenue Mount Prospect, IL	1962	648,464	Michael's	23,994	April 2018	119	$15.00
Kildeer Village Square 20351-20423 Rand Road Kildeer, IL	2017	198,879	Sierra Trading	21,504	May 2017	120	$14.00
2507-2525 N Richmond Road 2507-2525 N Richmond Road McHenry, IL	2005	20,388	Centegra Health System	20,388	January 2017	120	$14.00
Canterbury Plaza 2959 W 159th Street Markham, IL	1961	266,355	Charter Fitness	17,646	July 2016	120	$12.40

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hawthorne Works Shopping Center Property:

Cash Flow Analysis
	2016	2017	2018	5/31/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,102,198	$3,875,012	$4,065,285	$4,045,860	$4,550,404	$16.02
Total Recoveries	$3,199,969	$2,367,654	$2,540,806	$2,554,556	$3,393,198	$11.94
Discount Concessions	($7,669)	$0	$0	$0	$0	$0.00
Other Income	$24,356	$3,358	$3,360	$699	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($725,405)	($2.55)
Effective Gross Income	$7,318,854	$6,246,024	$6,609,451	$6,601,115	$7,218,197	$25.41

Real Estate Taxes	$2,302,554	$2,130,581	$2,215,444	$2,211,734	$2,111,118	$7.43
Insurance	$46,411	$42,749	$45,774	$45,515	$45,515	$0.16
Other Expenses	$1,396,256	$1,364,166	$1,328,818	$1,394,338	$1,424,374	$5.01
Total Expenses	$3,745,220	$3,537,496	$3,590,036	$3,651,587	$3,581,006	$12.60

Net Operating Income(2)	$3,573,634	$2,708,528	$3,019,415	$2,949,528	$3,637,191	$12.80
Capital Expenditures	$0	$0	$0	$0	$42,614	$0.15
TI/LC	$0	$0	$0	$0	$184,095	$0.65
Net Cash Flow	$3,573,634	$2,708,528	$3,019,415	$2,949,528	$3,410,482	$12.00

Occupancy %	86.9%	89.7%	90.4%	93.3%(3)	90.0%
NOI DSCR	1.71x	1.30x	1.45x	1.41x	1.74x
NCF DSCR	1.71x	1.30x	1.45x	1.41x	1.64x
NOI Debt Yield	9.5%	7.2%	8.1%	7.9%	9.7%
NCF Debt Yield	9.5%	7.2%	8.1%	7.9%	9.1%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 19, 2019 and includes rent steps through April 2020 totaling $20,843.

(2)	The increase from historical NOI to UW NOI is due to certain tenants not yet being in occupancy and other tenants vacating during the historical periods shown. In particular, Burlington, which occupies 34,127 SF, is not included in the historical periods shown.

(3)	5/31/2019 TTM Occupancy % is based on the underwritten rent roll dated April 19, 2019.

Escrows and Reserves.

Tax Funds – The Hawthorne Works Shopping Center Whole Loan documents provide for an upfront reserve of approximately $96,193 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – The Hawthorne Works Shopping Center Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums into an insurance reserve; provided that such deposits are not required as long as (i) the insurance coverage for the Hawthorne Works Shopping Center Property is included in a blanket or umbrella insurance policy approved (or deemed approved) by the lender in its reasonable discretion, (ii) the Hawthorne Works Shopping Center Borrower provides to the lender evidence of renewal and paid receipts for insurance premiums for such policies at least ten days prior to their expiration, and (iii) no event of default under the Hawthorne Works Shopping Center Whole Loan documents is continuing.

Recurring Replacements Reserve – The Hawthorne Works Shopping Center Borrower is required to deposit monthly approximately $3,551 into a capital expenditure reserve.

Deferred Maintenance – The Hawthorne Works Shopping Center Whole Loan documents provide for an upfront required repairs reserve of $43,024.

TI/LC Funds – The Hawthorne Works Shopping Center Whole Loan documents provide for an upfront rollover reserve of $1,000,000 and ongoing monthly rollover reserves in an amount equal to $10,000 when the balance in the reserve is less than $50,000, until the reserve balance reaches $150,000.

AMC Lease Reserve – The Hawthorne Works Shopping Center Whole Loan documents provide for an upfront reserve of $1,000,000, which will (i) be released to the Hawthorne Works Shopping Center Borrower if the AMC lease is renewed for at least five years upon terms, conditions and rental rates satisfactory to the lender in its reasonable discretion, or (ii) become part of the TI/LC Funds described above if the AMC lease is not renewed or is not satisfactorily renewed.

Rent Concession Funds – The Hawthorne Works Shopping Center Whole Loan documents provide for an upfront reserve of $253,084 for future rent credits or abatements under existing leases.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$37,457,853
4621-4779 West Cermak Road	Hawthorne Works Shopping Center	Cut-off Date LTV:	66.2%
Cicero, IL 60804		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.7%

Lockbox and Cash Management. The Hawthorne Works Shopping Center Whole Loan is structured with a hard lockbox and springing cash management. The Hawthorne Works Shopping Center Borrower is required to direct each tenant of the Hawthorne Works Shopping Center Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the Hawthorne Works Shopping Center Borrower and property manager, notwithstanding such direction, into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the Hawthorne Works Shopping Center Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the Hawthorne Works Shopping Center Whole Loan, (iii) to make the monthly deposit into the capital expenditure reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Hawthorne Works Shopping Center Whole Loan during such Cash Sweep Event Period. If no Cash Sweep Event Period exists, funds in the lockbox account are required to be disbursed to the Hawthorne Works Shopping Center Borrower.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Hawthorne Works Shopping Center Whole Loan and ending upon the cure, if applicable, of such event of default, or

(ii)	commencing upon the debt service coverage ratio on the Hawthorne Works Shopping Center Whole Loan falling below 1.15x for the previous 12 consecutive calendar months, and ending on the date the debt service coverage ratio on the Hawthorne Works Shopping Center Whole Loan equals or exceeds 1.15x for the immediately preceding 12 consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). In addition to the Hawthorne Works Shopping Center Mortgage Loan, the Hawthorne Works Shopping Center Property also secures the Hawthorne Works Shopping Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $4,994,380. The Hawthorne Works Shopping Center Subordinate Companion Loan accrues interest at the rate of 10.00% per annum. The Hawthorne Works Shopping Center Mortgage Loan is generally senior in right of payment to the Hawthorne Works Shopping Center Subordinate Companion Loan. The holders of the Hawthorne Works Shopping Center Mortgage Loan and the Hawthorne Works Shopping Center Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hawthorne Works Shopping Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Hawthorne Works Shopping Center A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Hawthorne Works Shopping Center Borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Hawthorne Works Shopping Center Property together with business income insurance covering no less than the 18-month period commencing at the time of loss, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 11 – Japan Center East and West

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	San Francisco, CA 94115
Original Balance:	$35,000,000			General Property Type:	Retail
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	Lifestyle Center
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1967/2019
Borrower Sponsor:	Joseph Daneshgar			Size:	71,221 SF
Guarantors:	Joseph Daneshgar; Shiva Daneshgar; Joseph Daneshgar and Shiva Daneshgar as trustees of the Joseph and Shiva Daneshgar Family Living Trust			Cut-off Date Balance per SF:	$491
				Maturity Date Balance per SF:	$491
				Property Manager:	Everest IV, LLC
				Underwriting and Financial Information
Mortgage Rate:	3.5700%			UW NOI:	$3,765,528
Note Date:	7/3/2019			UW NOI Debt Yield:	10.8%
First Payment Date:	8/11/2019			UW NOI Debt Yield at Maturity:	10.8%
Maturity Date:	7/11/2029			UW NCF DSCR:	2.90x
Original Term to Maturity:	120 months			Most Recent NOI:	$3,584,184 (5/31/2019 TTM)
Original Amortization Term:	0 months			2nd Most Recent NOI:	$3,612,762 (12/31/2018)
IO Period:	120 months			3rd Most Recent NOI:	$3,678,431 (12/31/2017
Seasoning:	2 months			Most Recent Occupancy:	89.0% (9/1//2019)
Prepayment Provisions:	LO (26); DEF (88); O (6)			2nd Most Recent Occupancy:	92.0% (12/31/2018)
Lockbox/Cash Mgmt Status:	Springing/Springing			3rd Most Recent Occupancy:	93.5% (12/31/2017)
Additional Debt Type:	N/A			Appraised Value (as of):	$60,300,000 (5/28/2019)
Additional Debt Balance:	N/A			Appraised Value per SF:	$847
Future Debt Permitted (Type):	No (N/A)			Cut-off Date LTV Ratio:	58.0%
Reserves				Maturity Date LTV Ratio:	58.0%
Type	Initial	Monthly	Cap
RE Tax:	$149,720	$29,944	N/A
Insurance:	$8,912	$2,228	N/A
Deferred Maintenance:	$74,375	$0	N/A
Recurring Replacements:	$100,000	$1,187	N/A
TI/LC:	$0	$5,935	$200,000
Major Tenant Avoidance Reserve:	$0	$0	Springing(1)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,000,000	100.0%	Loan Payoff:	$17,341,673	49.5%
			Return of Equity:	$13,121,314	37.5%
			Closing Costs:	$4,204,005	12.0%
			Reserves:	$333,007	1.0%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	Springing deposit of $230,000 within five business days of Nijiya Market (or any successor, assignee or replacement tenant in any portion of its space) (i) "going dark” or otherwise ceasing to occupy its entire space, failing to be open for business during customary hours, failing to pay rent, or delivering notice of its intention to commence the foregoing, (ii) filing for bankruptcy or becoming involved in a bankruptcy, (iii) failing to renew or extend its lease on or prior to October 31, 2022, or (iv) reporting gross trailing 12-month sales below $17,000,000, tested quarterly.

The Mortgage Loan. The eleventh largest mortgage loan (the “Japan Center East and West Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000 and secured by a first priority fee mortgage encumbering a retail lifestyle center property located in San Francisco, California (the “Japan Center East and West Property”).

The Borrower and the Borrower Sponsor. The borrower is Japan Center West Associates, L.P., a California limited partnership and single purpose entity with no independent director. The borrower sponsor is Joseph Daneshgar and the non-recourse carveout guarantors are Joseph Daneshgar, Shiva Daneshgar and Joseph Daneshgar and Shiva Daneshgar as trustees of the Joseph and Shiva Daneshgar Family Living Trust. Joseph Daneshgar is also one of the borrower sponsors and non-recourse carveout guarantors for the Century Gateway Mortgage Loan.

Joseph Daneshgar is the co-founder of 3D Investments, a privately held real estate firm located in Beverly Hills, California. Founded in 1986, 3D Investments has acquired a portfolio encompassing approximately 9.4 million square feet, including approximately 6.0 million square feet of retail/office/mixed-use space, 4,138 apartment units, 216 hotel rooms, and 647 acres of land throughout California, Arizona, Hawaii, Texas and Nevada.

The Property. The Japan Center East and West Property is a 71,221 SF specialty retail center located in San Francisco, California, within the Japantown retail district, approximately 2.2 miles southwest of the San Francisco financial district. The Japan Center East and West Property is situated on approximately 1.5 acres of land and comprises two adjacent retail buildings with indoor corridors that are separated by the Peace Plaza City Park (not part of the collateral). The Japan Center East and West Property is part of the broader Japan Center, a three-square block shopping, dining, and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Lifestyle Center	Loan #11	Cut-off Date Balance:	$35,000,000
11 and 22 Peace Plaza	Japan Center East and West	Cut-off Date LTV:	58.0%
San Francisco, CA 94115		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	10.8%

entertainment complex that opened in 1968, which (in addition to the Japan Center East and West Property) consists of three additional adjoining buildings housing a hotel, a multi-tenant specialty retail building, and a two-tenant building occupied by the AMC Kabuki Cinema and the Kabuki Spa. According to the appraisal, the Japan Center East and West Property is located above a subterranean city-owned 920-space pay parking garage and street facing shops that are separately-owned and are not part of the collateral. The City of San Francisco maintains subsurface rights below the Japan Center East and West Property.

Constructed in 1967, the Japan Center East and West Property is primarily occupied by Japanese-themed specialty retailers and restaurants and features Japanese-inspired decorations and architecture with seating and water features. As of September 1, 2019, the Japan Center East and West Property was 89.0% leased to 40 tenants with suites ranging in size from 142 to 9,138 square feet. The two Japan Center East and West Property buildings have averaged 84.7% and 97.9% occupancy since 2015, with a combined average occupancy rate of 93.4% over the same period. Three tenants at the Japan Center East and West Property account for more than 10% of the net rentable area, all of which have been in occupancy for at least 10 years and have renewed their respective leases at least once.

Major Tenants.

Nijiya Market (9,138 SF, 12.8% of NRA, 27.4% of underwritten rent). Founded in 1986, Nijiya Market is a Japanese supermarket with12 locations across California and Hawaii. Since creation, Nijiya Market has expanded to publish a food magazine in three languages, opened a 25-acre organic farm, created an internship program and launched its own brand under which rice, dashi, miso and other products are sold. Nijiya Market has been a tenant at the Japan Center East and West Property since November 2003 and has a lease expiration date of October 31, 2023.

Daiso California LLC (“Daiso”, 8,381 SF, 11.8% of NRA, 12.5% of underwritten rent). Daiso, known as “the Japanese dollar store”, provides a wide array of products including stationary, cosmetics and home goods, in addition to origami paper, calligraphy tools, obento products, sensu fans, and other traditional Japanese items. With approximately 2,800 stores in Japan and over 4,000 stores worldwide, Daiso opened its first U.S. store in 2005, and today has over 60 stores across Washington, California, and Texas. Daiso has been a tenant at the Japan Center East and West Property since July 2009 and has a lease expiration date of October 31, 2023.

Benihana (8,230 SF, 11.6% of NRA, 9.1% of underwritten rent). Benihana is a Japanese-inspired restaurant chain known for its teppanyaki chefs, who create meals on teppanyaki grills directly in front of customers. Founded in 1964, in New York City, Benihana has grown to 77 restaurants in the United States, Caribbean, and Central and South America, with more than 7,400 employees. Benihana has been a tenant at the Japan Center East and West Property since January 2006 and has a lease expiration of December 31, 2020.

The following table presents a summary regarding the largest tenants at the Japan Center East and West Property:

Tenant Summary(1)
							Most Recent Sales(4)
Tenant Name	Credit Rating (Fitch/KBRA/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(2)(3)	Annual UW Rent PSF(2)(3)	% of Total Annual UW Rent	$	PSF	Occ. Cost(4)	Lease Expiration	Term. Options (Y/N)
Nijiya Market	NR/NR/NR	9,138	12.8%	$934,728	$102.29	27.4%	$19,233,455	$2,105	6.8%	10/31/2023	N
Daiso California LLC	NR/NR/NR	8,381	11.8%	$427,431	$51.00	12.5%	$3,927,918	$469	18.0%	10/31/2023	N
Benihana	NR/NR/NR	8,230	11.6%	$310,438	$37.72	9.1%	$6,421,605	$780	6.8%	12/31/2020	N
Subtotal/Wtd. Avg.		25,749	36.2%	$1,672,597	$64.96	49.0%

Other Tenants		37,657	52.9%	$1,740,740	$46.23	51.0%
Vacant Space		7,815	11.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		71,221	100.0%	$3,413,337	$53.83	100.0%

(1)	Information is based on the underwritten rent roll dated as of September 1, 2019.

(2)	Annual UW Rent and Annual UW Rent PSF includes contractual rent steps for 38 tenants through September 2020 totaling $108,595.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales and Sales PSF are for the trailing 12-month period ending December 31, 2018.

The following table presents a summary of historical sales for Major Tenants at the Japan Center East and West Property.

Historical Sales(1)
	2016	2017	2018
Nijiya Market	$17,728,034 / $1,940 PSF	$17,936,897 / $1,963 PSF	$19,233,455 / $2,105 PSF
Daiso California LLC	$4,009,745 / $478 PSF	$3,844,127 / $459 PSF	$3,927,918 / $469 PSF
Benihana	$5,444,200 / $662 PSF	$6,003,784 / $729 PSF	$6,421,605 / $780 PSF

(1)	Sales are for the trailing 12-month period ending December 31 of each applicable year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Lifestyle Center	Loan #11	Cut-off Date Balance:	$35,000,000
11 and 22 Peace Plaza	Japan Center East and West	Cut-off Date LTV:	58.0%
San Francisco, CA 94115		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information with respect to the lease rollover at the Japan Center East and West Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM	2	2,792	$27.63	3.9%	3.9%	$77,137	2.3%	2.3%
2019	3	573	$66.07	0.8%	4.7%	$37,860	1.1%	3.4%
2020	8	14,539	$37.94	20.4%	25.1%	$551,550	16.2%	19.5%
2021	10	11,126	$44.39	15.6%	40.8%	$493,890	14.5%	34.0%
2022	3	2,060	$44.76	2.9%	43.7%	$92,198	2.7%	36.7%
2023	14	26,720	$70.63	37.5%	81.2%	$1,887,286	55.3%	92.0%
2024	3	4,056	$33.82	5.7%	86.9%	$137,158	4.0%	96.0%
2025	1	1,540	$88.48	2.2%	89.0%	$136,258	4.0%	100.0%
2026	0	0	$0.00	0.0%	89.0%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	89.0%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	89.0%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	89.0%	$0	0.0%	100.0%
Thereafter	0	0	$0.00	0.0%	89.0%	$0	0.0%	100.0%
Vacant	0	7,815	$0.00	11.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	44	71,221	$53.83(3)	100.0%		$3,413,337	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Weighted Average Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Japan Center East and West Property is located in San Francisco, California, approximately 2.1 miles northwest of Interstate 80, 2.4 miles south of Interstate 101, and approximately 14.5 miles north of the San Francisco International Airport. The Japan Center East and West Property is situated adjacent to Geary Boulevard and Sutter Street, two public transit corridors that provide direct access to the San Francisco Financial District. The Japan Center East and West Property is situated adjacent to Peace Plaza City Park, which is home to the landmark Japantown Peach Pagoda – a five-tiered concrete stupa designed by Japanese architect Yoshiro Taniguchi. The plaza hosts various cultural events throughout the year, including origami contests, the annual Sumo Champions Exhibition, the annual Cherry Blossom Festival, and the annual Aki Matusuri “Fall Festival”.

According to a third party market research provider, the estimated 2019 population within a one-, three- and five-mile radius of the Japan Center East and West Property was approximately 150,301, 536,700 and 823,001, respectively; and the estimated 2019 average household income within the same radii was approximately $120,123, $142,633 and $140,626, respectively.

According to a third-party market research report, the Japan Center East and West Property is situated within the West of Van Ness Retail submarket of the San Francisco Market. As of year-to-date August 2019, the submarket reported a total inventory of approximately 13.0 million SF with a 2.4% vacancy rate and average asking rents of $51.10 per SF, triple net. The submarket has averaged 2.0% vacancy since 2006 and is forecasted to average 2.4% vacancy through 2023.

The appraiser identified eight comparable retail properties totaling approximately 29,601 SF with an average occupancy rate of 100.0% and rents ranging from $33.00 to $104.00 PSF, triple net. The broad range of rental rates for comparable properties is due to the appraiser identifying nine market rent categories dependent on tenant location, size, and retail type. The appraiser concluded to market rents for the Japan Center East and West Property ranging from $32.00 PSF to $110.00 PSF, triple net, depending on space type.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Lifestyle Center	Loan #11	Cut-off Date Balance:	$35,000,000
11 and 22 Peace Plaza	Japan Center East and West	Cut-off Date LTV:	58.0%
San Francisco, CA 94115		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	10.5%

The following table presents recent leasing data at comparable retail properties with respect to the Japan Center East and West Property:

Comparable Leases Summary
Property Name / City. State	Built	GLA	Distance from Subject	Occupancy	Tenant Name	Lease Area (SF)	Lease Date	Rent PSF	Lease Type
Japan Center East and West 11 and 22 Peace Plaza San Francisco, CA	1967/2019	71,221	-	89.0%	Various(1)	Various	Various/ Various	$53.83(1)(2)	Triple Net
A Restaurant Building 4224-4240 Geary Blvd. San Francisco, CA	1912	5,200	2.7 miles	100.0%	Withheld	5,200	Oct. 2018/5.0 Yrs	$36.00	Triple Net
A Retail Building 5520 Geary Blvd. San Francisco, CA	1949	N/A	3.6 miles	100.0%	Withheld	1,100	Jan. 2018/5.0 Yrs	$43.68	Triple Net
Mixed-use 5845-5851 Geary Blvd. San Francisco, CA	1922	11,299	3.4 miles	N/A	Withheld Available	706 2,026	March 2018, Jun. 2018/5.0 Yrs	$37.00 $33.00	Triple Net
Single-tenant Retail 2135 Union St. San Francisco, CA	1926	2,250	1.6 miles	100.0%	AT&T	2,250	June 2017/0.0 Yrs	$101.00	Triple Net
Restaurant storefront 2031 Chestnut St. San Francisco, CA	1928	1,500	2.0 miles	100.0%	Asian Box	1,500	July 2018/5.0 Yrs	$104.00	Triple Net
Retail Storefront 3130 Fillmore St. San Francisco, CA	N/A	2,509	1.8 miles	100.0%	Mixt Greens	1,450	March 2017/14.8 Yrs	$91.80	Triple Net
Mixed-use 3248-3252 Sacramento St San Francisco, CA	1906	2,885	1.8 miles	N/A	The Desk Set	1,200	March 2018/1.0 Yrs	$49.96	Triple Net
Retail Storefront 2239-2241 Fillmore St, San Francisco, CA 94115	1990	3,958	1.2 miles	100.0%	Veronica Beard	2,000	Feb. 2019/10.0 Yrs	$102.00	Triple Net

Source: Appraisal and third party market research provider

(1)	Information is based on the underwritten rent roll.

(2)	Rent PSF is based on the Total/Weighted Annual UW Rent PSF excluding vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Lifestyle Center	Loan #11	Cut-off Date Balance:	$35,000,000
11 and 22 Peace Plaza	Japan Center East and West	Cut-off Date LTV:	58.0%
San Francisco, CA 94115		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating performance and Underwritten Net Cash Flow at the Japan Center East and West Property:

Cash Flow Analysis(1)
	2016	2017	2018	5/31/3019 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,236,202	$3,240,719	$3,183,736	$3,235,713	$3,730,701	$52.38
Total Recoveries	$2,195,751	$2,262,695	$2,287,765	$2,307,503	$2,443,494	$34.31
Percentage Rent	$254,369	$300,514	$304,987	$340,330	$340,330	$4.78
Other Income	$1,500	$1,500	$8,535	$13,267	$13,267	$0.19
Less Vacancy & Credit Loss	$0	$0	$0	$0	($317,363)(2)	($4.46)
Effective Gross Income	$5,687,821	$5,805,428	$5,785,023	$5,896,812	$6,210,428	$87.20

Real Estate Taxes	$270,042	$303,942	$339,344	$342,496	$474,374	$6.66
Insurance	$21,969	$22,843	$23,516	$25,465	$25,465	$0.36
Other Operating Expenses	$1,726,331	$1,800,213	$1,809,402	$1,944,667	$1,945,061	$27.31
Total Expenses	$2,018,341	$2,126,997	$2,172,261	$2,312,628	$2,444,900	$34.33

Net Operating Income	$3,669,480	$3,678,431	$3,612,762	$3,584,184	$3,765,528	$52.87
Capital Expenditures	$0	$0	$0	$0	$22,317	$0.31
TI/LC	$0	$0	$0	$0	$66,222	$0.93
Net Cash Flow	$3,669,480	$3,678,431	$3,612,762	$3,584,184	$3,676,989	$51.63

Occupancy %	94.7%	93.5%	92.0%	89.0%	89.0%(2)
NOI DSCR	2.90x	2.90x	2.85x	2.83x	2.97x
NCF DSCR	2.90x	2.90x	2.85x	2.83x	2.90x
NOI Debt Yield	10.5%	10.5%	10.3%	10.2%	10.8%
NCF Debt Yield	10.5%	10.5%	10.3%	10.2%	10.5%

(1)    UW Gross Potential Rent PSF and UW Gross Potential Rent includes contractual rent steps for 38 tenants through September 2020 totaling $108,595.

(2)    The underwritten economic vacancy is 8.5%. The Japan Center East and West Property was 89.0% occupied as of September 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 12 – Century Gateway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Los Angeles, CA 90025
Original Balance:	$31,000,000			General Property Type:	Office
Cut-off Date Balance:	$31,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986/2006
Borrower Sponsor:	3D Investments			Size:	80,773 SF
Guarantors:	Joseph Daneshgar; Sean Moghavem			Cut-off Date Balance Per SF:	$384
Mortgage Rate:	3.8950%			Maturity Date Balance Per SF:	$384
Note Date:	7/12/2019			Property Manager:	Archway Corp. (borrower-related)
First Payment Date:	9/1/2019			Underwriting and Financial Information
Maturity Date:	8/1/2029			UW NOI(1):	$2,872,227
Original Term to Maturity:	120 months			UW NOI Debt Yield:	9.3%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity:	9.3%
IO Period:	120 months			UW NCF DSCR:	2.18x
Seasoning:	1 month			Most Recent NOI(1):	$1,722,597 (4/30/2019 TTM)
Prepayment Provisions:	LO (25); DEF (90); O (5)			2nd Most Recent NOI:	$1,670,689 (12/31/2018)
Lockbox/Cash Mgmt Status:	Springing/Springing			3rd Most Recent NOI:	$1,835,270 (12/31/2017)
Additional Debt Type:	N/A			Most Recent Occupancy:	98.7% (7/1/2019)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	81.1% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	86.9% (12/31/2017)
Reserves				Appraised Value (as of):	$50,000,000 (5/20/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$619
RE Tax:	$273,539	$39,077	N/A	Cut-off Date LTV Ratio:	62.0%
Insurance(2):	$0	Springing	N/A	Maturity Date LTV Ratio:	62.0%
Capital Expenditure:	$0	$1,346	$80,773
TI/LC(3):	$800,000	Springing	$400,000
Other Reserves(4):	$2,714,843	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$21,107,879	68.1%
			Return of Equity:	$5,723,001	18.5%
			Reserves:	$3,788,382	12.2%
			Closing Costs:	$380,738	1.2%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	See “Operating History and Underwritten Net Cash Flow” below for a discussion of the increases in historical NOI and from historical to UW NOI.

(2)	Monthly deposits for insurance are springing upon (i) an event of default occurring, (ii) the Century Gateway Borrowers (as defined below) failing to maintain an approved blanket policy and (iii) the Century Gateway Borrower failing to provide evidence of renewal and paid receipts of insurance premiums.

(3)	Monthly deposits for TI/LC are springing upon the reserve falling below $400,000, in which case $6,731.08 is required to be deposited monthly.

(4)	Other Reserves includes BH Gap Rent and HPY Signage Rent Funds ($137,876), BH Special Rent Reserve Funds ($46,086), Existing TI/LC Obligations Reserve Fund ($1,970,425) and Rent Concession Reserve Funds ($560,457).

The Mortgage Loan. The twelfth largest mortgage loan (the “Century Gateway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000 and secured by a first priority fee mortgage encumbering a 80,773 SF office building located in Los Angeles, California (the “Century Gateway Property”). The proceeds of the Century Gateway Mortgage Loan were primarily used to refinance existing debt, return equity to the Century Gateway Borrowers and fund reserves.

The Borrowers and the Borrower Sponsor. The borrower for the Century Gateway Mortgage Loan is comprised of two tenant-in-common co-borrowers, Arch Century Two, LLC (approximately 40%) and Riverside Village (Two), LLC (approximately 60%) (collectively, the “Century Gateway Borrowers”), each a newly formed, single-purpose Delaware limited liability company with an independent director. Each co-borrower is controlled by Sean Moghavem and Joseph Daneshgar, who are the non-recourse carveout guarantors for the Century Gateway Mortgage Loan. Sean Moghavem is the president of Archway Holdings Corp. (“Archway”), a California based real estate investment group founded in 1974 that acquires commercial real estate mainly in California, Arizona and Texas. Archway’s real estate portfolio consists of office, industrial, retail, land development and multifamily properties. Joseph Daneshgar is a general partner of 3D Investments, which is the borrower sponsor and is a California based real estate investment firm founded in 2014, which invests in commercial and residential properties throughout California, Arizona, Utah, Texas and South Carolina. Joseph Daneshgar is also one of the borrower sponsors and non-recourse carveout guarantors for the Japan Center East and West Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #12	Cut-off Date Balance:	$31,000,000
10390 Santa Monica Boulevard	Century Gateway	Cut-off Date LTV:	62.0%
Los Angeles, CA 90025		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	9.3%

The Property. The Century Gateway Property consists of a 4-story, Class A office building, totaling 80,773 SF, on an approximately 0.57-acre site in Los Angeles, California. The Century Gateway Property was built in 1986 and renovated in 2006. The Century Gateway Property features four elevators, a lobby, common tenant areas and security systems with video surveillance and tenant access key cards. As of July 1, 2019, the Century Gateway Property was 98.7% leased to sixteen tenants. The Century Gateway Property contains a four level subterranean parking garage with 223 parking spaces (2.76 spaces per 1,000 square feet), which has been leased to a third party parking operator. The Century Gateway Property is located on Santa Monica Boulevard and is approximately 0.6 miles away from the Century City/Constellation station, which is currently part of the Purple Line Extension project and is expected to open in 2025.

Major Tenants.

Alcon Entertainment, LLC (19,735 SF, 24.4% of NRA, 20.0% of underwritten rent). Alcon Entertainment, LLC (“Alcon Entertainment”) has been a tenant at the Century Gateway Property since 2000 and has expanded and increased its premises six times since its lease commencement. Alcon Entertainment is an American entertainment company founded in 1997 that develops, finances and produces feature films. Alcon Entertainment has a lease expiration of December 31, 2021 with one, five-year renewal option.

The French Republic Consulate (13,180 SF, 16.3% of NRA, 19.6% of underwritten rent). The French Republic Consulate has been a tenant at the Century Gateway Property since 2007 and is a consular representation of the French Republic in the United States. The French Republic Consulate has a lease expiration of May 31, 2027 with one, five-year renewal option. The French Republic Consulate has an ongoing right to terminate its lease if diplomatic relations between the United States and France are terminated by either country, with notice given within 30 days after such occurrence and termination effective 30 days after the delivery of said notice.

HPY Future Int'l Consultants LLC (11,970 SF, 14.8% of NRA, 16.8% of underwritten rent). HPY Future Int'l Consultants LLC (“HPY Future Int'l Consultants”) leased its premises at the Century Gateway Property in January 2019 and commenced paying rent on June 1, 2019. HPY Future Int'l Consultants is currently building out its suite, is not in occupancy, and is expected to be open for business in November 2019. HPY Future Int'l Consultants is a medical office that offers fertility treatment, in vitro fertilization, fertility preservation and third party reproduction and genetic screening services. HPY Future Int'l Consultants has a lease expiration of January 31, 2030 with two, five-year renewal options.

BH Posture Management (8,748 SF, 10.8% of NRA, 11.0% of underwritten rent). BH Posture Management is a medical wellness center that offers treatment plans and exercise programs to help clients improve their health. BH Posture Management has a lease expiration of May 31, 2030 with one, five-year renewal option. BH Posture Management is currently building out its space, is not in occupancy, and has a rent commencement date in October 2019, with free rent from November 2019 through March 2020, and an additional three months of free rent between 2020 and 2021. All gap and free rent has been reserved for. BH Posture Management has the one-time right to terminate its lease on October 31, 2026, with notice by February 1, 2026.

The Gary Spatz Film & TV (8,100 SF, 10.0% of NRA, 8.7% of underwritten rent). The Gary Spatz Film & TV has been a tenant at the Century Gateway Property since January 1, 2014 and is a young actor’s conservatory founded in 2005, where acting coaches’ work with young performers. The Gary Spatz Film & TV has a lease expiration of December 31, 2024 with one, five-year renewal option.

The following table presents a summary regarding the major tenants at the Century Gateway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent	Lease Expiration	Term. Option

Alcon Entertainment	NR/NR/NR	19,735	24.4%	$744,949	$37.75	20.0%	12/31/2021	N
The French Republic Consulate(4)	AA/Aa2/AA	13,180	16.3%	$733,187	$55.63	19.6%	5/31/2027	Y
HPY Future Int'l Consultants(5)	NR/NR/NR	11,970	14.8%	$628,784	$52.53	16.8%	1/31/2030	N
BH Posture Management(6)	NR/NR/NR	8,748	10.8%	$411,506	$47.04	11.0%	5/31/2030	Y
The Gary Spatz Film & TV	NR/NR/NR	8,100	10.0%	$324,799	$40.10	8.7%	12/31/2024	N
Subtotal/Wtd. Avg.		61,733	76.4%	$2,843,225	$46.06	76.2%

Other Tenants(7)		18,004	22.3%	$888,544	$49.35	23.8%
Vacant Space		1,036	1.3%	$0	$0	0.0%
Total/Wtd. Avg.		80,773	100.0%	$3,731,769	$46.80	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

(4)	The French Republic Consulate has an ongoing right to terminate its lease if diplomatic relations between the United States and France are terminated by either country, with notice given within 30 days after such occurrence and termination effective 30 days after the delivery of said notice.

(5)	HPY Future Int'l Consultants is currently building out its suite, is not in occupancy, and is expected to be open for business in November 2019.

(6)	BH Posture Management is currently building out its space, is not in occupancy, and has a rent commencement date in October 2019, with free rent from November 2019 through March 2020, and an additional three months of free rent between 2020 and 2021. All gap and free rent has been reserved for. BH Posture Management has the one-time right to terminate its lease on October 31, 2026, with notice by February 1, 2026.

(7)	FedEx leases space in the lobby for a dropbox and Sprint PCS and AT&T Wireless Services, Inc. lease rooftop space for antennas. These three leases contribute $69,439 in underwritten rent and have a total square footage of zero.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #12	Cut-off Date Balance:	$31,000,000
10390 Santa Monica Boulevard	Century Gateway	Cut-off Date LTV:	62.0%
Los Angeles, CA 90025		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease rollover at the Century Gateway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	2	0	N/A	N/A	N/A	$42,330	1.1%	1.1%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	1.1%
2020	2	5,337	$40.42	6.6%	6.6%	$215,707	5.8%	6.9%
2021	4	26,085	$40.47	32.3%	38.9%	$1,055,645	28.3%	35.2%
2022	1	2,644	$39.84	3.3%	42.2%	$105,345	2.8%	38.0%
2023	0	0	$0.00	0.0%	42.2%	$0	0.0%	38.0%
2024(4)	2	8,100	$43.45	10.0%	52.2%	$351,908	9.4%	47.5%
2025	1	2,039	$50.88	2.5%	54.7%	$103,744	2.8%	50.2%
2026	0	0	$0.00	0.0%	54.7%	$0	0.0%	50.2%
2027	1	13,180	$55.63	16.3%	71.0%	$733,187	19.6%	69.9%
2028	1	1,634	$51.17	2.0%	73.1%	$83,613	2.2%	72.1%
2029	0	0	$0.00	0.0%	73.1%	$0	0.0%	72.1%
2030 & Beyond	2	20,718	$50.21	25.6%	98.7%	$1,040,290	27.9%	100.0%
Vacant	0	1,036	$0.00	1.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	16	80,773	$46.80	100.0%		$3,731,769	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

(4)	FedEx leases space in the lobby for a dropbox and Sprint PCS and AT&T Wireless Services, Inc. lease rooftop space for antennas. These three leases contribute $69,439 in underwritten rent and have a total square footage of zero.

The Market. The Century Gateway Property is located in the Westside Los Angeles market, which is directly west of Century City. Century City is known as the financial center of Westside Los Angeles. The Century Gateway Property has access to interstate 405 Freeway, Santa Monica Freeway, as well as a number of major and secondary local thoroughfares. The Century Gateway Property will be in walking distance from the Century City/Constellation Station, which is currently under construction and is expected to begin operations by 2025. The Century Gateway Property is located in the Westside Other office submarket of the West Los Angeles market. The Westside Los Angeles market is made up of 58,871,599 SF and the Westside Other office submarket is made up of 3,386,487 SF. As of the first quarter of 2019, the vacancy rate in the Westside Los Angeles market was 11.8% and the vacancy rate in the Westside Other office submarket was 10.3%. As of the first quarter of 2019, the average monthly asking rents in the West Los Angeles market and the Westside Other office submarket were $55.66 PSF and $47.04 PSF, respectively.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of Century Gateway Property is 30,256, 329,479 and 731,784, respectively. The 2017 estimated median household income within a one-, three- and five-mile radius of the Century Gateway Property is $97,468, $76,360 and $76,835, respectively.

The following table presents recent leasing data at comparable office properties with respect to the Century Gateway Property:

Comparable Lease Summary
Property/Location	Built	Building SF	Date of Lease	Tenant Leased SF	Lease Type	Lease Term (Mos.)	Rent PSF
Century Gateway	1986	80,773	4th Quarter 2019	8,748	Full Service Gross	127	$47.04
10390 Santa Monica Boulevard			1st Quarter 2019	11,970	Full Service Gross	132	$51.00
Los Angeles
Atria West - West Building	1991	103,711	3rd Quarter 2018	18,000	Full Service Gross	130	$54.60
10635 Santa Monica Boulevard
West Los Angeles
10780 Santa Monica	1984	97,068	4th Quarter 2018	6,935	Full Service Gross	30	$42.00
10780 Santa Monica Boulevard			2nd Quarter 2018	2,507	Full Service Gross	39	$40.20
West Los Angeles
The Bentley Building	1983	36,768	2nd Quarter 2018	1,551	Full Service Gross	38	$39.00
11075 Santa Monica Boulevard
West Los Angeles
Westwood Gateway	1988	264,997	3rd Quarter 2018	20,485	Full Service Gross	84	$55.80
11150 Santa Monica Boulevard	1983	332,082	2nd Quarter 2018	16,000	Full Service Gross	87	$51.60
11111 Santa Monica Boulevard	1986	332,800
11100 Santa Monica Boulevard
West Los Angeles
1640 Sepulveda	1988	164,682	2nd Quarter 2019	10,710	Full Service Gross	126	$55.20
1640 S. Sepulveda Boulevard			4th Quarter 2018	5,483	Full Service Gross	60	$55.20
Westwood

Source: Appraisal and underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #12	Cut-off Date Balance:	$31,000,000
10390 Santa Monica Boulevard	Century Gateway	Cut-off Date LTV:	62.0%
Los Angeles, CA 90025		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Century Gateway Property:

Market Rent Summary
	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Office MLA	$51.00	7	3.0% per annum	Full Service Gross

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Century Gateway Property:

Cash Flow Analysis
	2017	2018	4/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$2,509,836	$2,486,474	$2,557,091	$3,784,605	$46.85
Total Recoveries	$88,861	$132,636	$137,276	$15,926	$0.20
Discount Concessions	$0	$0	$0	$0	$0.00
Other Income(3)	$351,386	$236,749	$230,957	$540,000	$6.69
Less Vacancy & Credit Loss	$0	$0	$0	($189,230)	($2.34)
Effective Gross Income(2)	$2,950,083	$2,855,859	$2,925,325	$4,151,301	$51.39

Real Estate Taxes	$316,051	$445,355	$445,355	$455,266	$5.64
Insurance	$17,154	$33,543	$10,260	$28,604	$0.35
Other Expenses	$781,608	$706,272	$747,113	$795,204	$9.84
Total Expenses	$1,114,813	$1,185,170	$1,202,727	$1,279,074	$15.84

Net Operating Income	$1,835,270	$1,670,689	$1,722,597	$2,872,227	$35.56
Capital Expenditures	$0	$0	$0	$16,155	$0.20
TI/LC	$0	$0	$0	$187,165	$2.32
Net Cash Flow	$1,835,270	$1,670,689	$1,722,597	$2,668,907	$33.04

Occupancy %	86.9%	81.1%	98.7%(4)	95.0%
NOI DSCR	1.50x	1.36x	1.41x	2.35x
NCF DSCR	1.50x	1.36x	1.41x	2.18x
NOI Debt Yield	5.9%	5.4%	5.6%	9.3%
NCF Debt Yield	5.9%	5.4%	5.6%	8.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2019 and includes rent steps through August 2020 totaling $71,353.

(2)	The Gross Potential Rent increase from 4/30/2019 TTM to UW is primarily due to two new leases executed in 2019, including The French Republic Consulate (13,180 SF, $733,187 of underwritten rent) and BH Posture Management (8,748 SF, $411,506 of underwritten rent) and rent steps totaling $71,353. A straight line rent adjustment of $85,187 was applied to the U/W rent for The French Republic Consulate.

(3)	The increase in Other Income from 4/30/2019 TTM to UW is primarily due to HPY Future Int'l Consultants leasing signage space at the property at $7,000 per month, which will commence once the sign is installed and is required to be no later than January 1, 2020. A $35,000 signage rent reserve was taken at loan origination. Additionally, HPY Future Int'l Consultants will be paying $500 a month to lease an additional area that will be used for constructing, installing, repairing, and operating UPS device and additional equipment associated with backup power device. Lastly, Imperial Parking Industries leased the parking garage until June 30, 2021 and is required to pay $30,000 for the first six months through January 2020 and then $40,000 for the remainder of the lease term.

(4)	4/30/2019 TTM Occupancy % is based on the underwritten rent roll dated as of July 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – 3565 Trelstad Ave Southeast

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Salem, OR 97317
Original Balance:	$26,500,000			General Property Type:	Office
Cut-off Date Balance:	$26,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2016/N/A
Borrower Sponsors:	Kenneth C. Naito; Anne Naito-Campbell			Size:	118,753 SF
				Cut-off Date Balance per SF:	$223
Guarantor:	Bill Naito Company			Maturity Date Balance per SF:	$203
Mortgage Rate:	4.1500%			Property Manager:	OSP Property (DE), LLC
Note Date:	6/11/2019				(borrower-related)
First Payment Date:	7/11/2019			Underwriting and Financial Information
Maturity Date:	6/11/2029			UW NOI:	$2,671,956
Original Term to Maturity:	120 months			UW NOI Debt Yield:	10.1%
Original Amortization Term:	360 months			UW NOI Debt Yield at Maturity:	11.1%
IO Period:	60 months			UW NCF DSCR:	1.72x (P&I) 2.38x (IO)
Seasoning:	3 months			Most Recent NOI:	$2,225,373 (12/31/2018)
Prepayment Provisions:	LO (27); DEF (89); O (4)			2nd Most Recent NOI:	$2,185,925 (12/31/2017)
Lockbox/Cash Mgmt Status:	Springing/Springing			3rd Most Recent NOI:	N/A
Additional Debt Type:	N/A			Most Recent Occupancy:	100.0% (9/1/2019)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	100.0% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	100.0% (12/31/2017)
Reserves				Appraised Value (as of):	$44,000,000 (4/29/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$371
Real Estate Taxes:	$169,813	$24,259	N/A	Cut-off Date LTV Ratio:	60.2%
Insurance(1):	$0	Springing	N/A	Maturity Date LTV Ratio:	54.9%
Recurring Replacements:	$0	$1,979	N/A
TI/LC(2):	$0	Springing	N/A
Operating Expense Reserve(3):	$0	Springing	N/A
Debt Service Reserve(4):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$26,500,000	59.3%	Purchase Price:	$44,100,000	98.7%
Borrower Sponsor Equity:	$18,169,758	40.7%	Upfront Reserves:	$169,813	0.4%
			Closing Costs:	$399,945	0.9%
Total Sources:	$44,669,758	100.0%	Total Uses:	$44,669,758	100.0%

(1)	Monthly deposits for insurance are required upon (i) an event of default occurring, (ii) the 3565 Trelstad Ave Southeast Borrower (as defined below) failing to maintain an approved blanket policy, or (iii) the 3565 Trelstad Ave Southeast Borrower failing to provide the lender with evidence of renewal and paid receipts of insurance premiums within 10 business days.

(2)	In the event Oregon State Police Department exercises its early termination option and pays the related termination fee (the “Major Tenant Lease Termination Fee”; see “Tenant Summary” table below for further details on termination option), the 3565 Trelstad Ave Southeast Borrower is required to deposit the first $3,600,000 of such Major Tenant Lease Termination Fee for the payment of tenant improvement and leasing commission obligations that may be incurred to re-tenant the 3565 Trelstad Ave Southeast Property.

(3)	In the event a Major Tenant Lease Termination Fee has been paid pursuant to the terms of the Major Tenant’s Lease and the required deposit has been made into the TI/LC reserve account, the 3565 Trelstad Ave Southeast Borrower may deposit with the lender up to $870,000 of the Major Tenant Lease Termination Fee for operating expenses at the 3565 Trelstad Ave Southeast Property (as defined below).

(4)	In the event a Major Tenant Lease Termination Fee has been paid pursuant to the terms of the Major Tenant’s Lease, the 3565 Trelstad Ave Southeast Borrower is required to deposit with the lender any balance remaining in connection with the Major Tenant Lease Termination Fee after the TI/LC Reserve and Operating Expense Reserve are paid, which amount will be made available for debt service shortfalls.

The Mortgage Loan. The thirteenth largest mortgage loan (the “3565 Trelstad Ave Southeast Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $26,500,000 which is secured by a first priority fee mortgage encumbering a suburban office building located in Salem, Oregon (the “3565 Trelstad Ave Southeast Property”).

The Borrower and the Borrower Sponsors. The borrower is OSP Property (DE), LLC (the “3565 Trelstad Ave Southeast Borrower”), a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsors are Kenneth C. Naito and Anne Naito-Campbell, and the non-recourse carveout guarantor is Bill Naito Company. The Bill Naito Company is a privately-held real estate investment company founded in the 1950s by Kenneth and Anne’s father, Bill Naito. The Bill Naito Company’s portfolio comprises approximately 560,000 square feet of office, retail, industrial, and storage space in Oregon, Washington, and Arizona.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #13	Cut-off Date Balanc:	$26,500,000
3565 Trelstad Avenue Southeast	3565 Trelstad Ave Southeast	Cut-off Date LTV:	60.2%
Salem, OR 97317		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.1%

The Property. The 3565 Trelstad Ave Southeast Property is a 118,753 square-foot suburban office complex located in Salem, Oregon, approximately 5.8 miles southeast of the Salem central business district (“CBD”) and 49.1 miles southwest of the Portland CBD. The 3565 Trelstad Ave Southeast Property consists of three structures: “Building One” is an 80,992 square-foot two-story class A office building, “Building Two” is a 30,061 square-foot single-story flex warehouse building, and “Building Three” is a 7,700 square-foot vehicle storage building. Constructed in 2016 and situated on a 10.7-acre site, the 3565 Trelstad Ave Southeast Property was 100.0% leased to the Oregon State Police Department (“OSP”) as of September 1, 2019. The 3565 Trelstad Ave Southeast Property was built-to-suit for OSP, which consolidated multiple subsidiaries from various locations into the 3565 Trelstad Ave Southeast Property. The 3565 Trelstad Ave Southeast Property serves as the headquarters for OSP and other government agencies under its umbrella including the Office of the State Fire Marshal and the Fish and Wildlife Division. The 3565 Trelstad Ave Southeast Property contains 408 surface parking spaces (resulting in a parking ratio of approximately 3.4 spaces per 1,000 SF of net rentable area).

Major Tenant.

Oregon State Police Department (118,753 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 1931, OSP is a multi-disciplined organization charged with protecting the people, wildlife, and natural resources in Oregon. OSP enforces the traffic laws on the state’s roadways, investigates and solves crimes, conducts post-mortem examinations and forensic analysis, and provides background checks and law enforcement data. OSP regulates gaming, the handling of hazardous materials, fire codes, educates the public on fire safety, and enforces fish, wildlife, and natural resource laws. OSP took occupancy of its space at the 3565 Trelstad Ave Southeast Property in May 2016 and has three, 10-year renewal options remaining following its March 2036 lease expiration. The entity on OSP’s lease is the State of Oregon, which is the rated entity. OSP has a termination option as described in more detail in the footnotes to the “Tenant Summary” table below.

The following table presents certain information relating to the tenancy at the 3565 Trelstad Ave Southeast Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Term. Option (Y/N)
Oregon State Police Department	AA+/Aa1/AA+	118,753	100.0%	$2,866,159	100.0%	$24.14	3/31/2036(2)	Y(3)
Subtotal/Wtd. Avg.		118,753	100.0%	$2,866,159	100.0%	$24.14

Vacant Space		0	0.0%	$0	0.0%	$0.0
Total/Wtd. Avg.		118,753	100.0%	$2,866,159	100.0%	$24.14

(1)	Annual UW Rent and Annual UW Rent PSF include straight line rent averaging for OSP as an investment grade tenant through the loan term totaling $372,229. OSP’s current contractual rental rate is $21.00 PSF.

(2)	OSP has three, 10-year renewal options remaining, each with 12 months’ written notice and at fair market rental rate.

(3)	OSP has the one-time option to terminate its lease with 120 days’ written notice if (i) sufficient funds have not been provided in the legislatively approved budget for the Oregon State Police Department, or (ii) the Oregon State Police Department is abolished or its functions are absorbed by other state agencies. The termination option is subject to a fee based on a 239-month straight-line amortization of the original construction cost of the 3565 Trelstad Ave Southeast Property (approximately $20.6 million) over the OSP lease term. As of September 2019 the termination fee would be approximately $17.1 million.

The following table presents certain information relating to the lease rollover schedule at the 3565 Trelstad Ave Southeast Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	118,753	$24.14	100.0%	100.0%	$2,866,159	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	118,753	$24.14	100.0%		$2,866,159	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	OSP has a lease termination option that is exercisable prior to the originally stated expiration date of the subject lease and is not considered in the Lease Rollover Schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #13	Cut-off Date Balanc:	$26,500,000
3565 Trelstad Avenue Southeast	3565 Trelstad Ave Southeast	Cut-off Date LTV:	60.2%
Salem, OR 97317		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.1%

The Market. The 3565 Trelstad Ave Southeast Property is located approximately 0.2 miles east of Interstate 5, which provides north/south access through Salem (5.8 miles northwest) and to Portland (49.1 miles north), and 3.0 miles southeast of Salem’s airport, McNary Field. Approximately 1.2 miles northeast of the 3565 Trelstad Ave Southeast Property is the Mill Creek Corporate Center (“Mill Creek”), a 600-acre master-planned industrial campus with large distribution sites, business and industrial parks, flex-space, manufacturing sites, warehouses, and office space, along with restaurants, banking, and other services for the corporate center occupants. Companies that have built facilities within Mill Creek include Home Depot, FedEx, Henningsen Cold Storage, Pac-Trust, and Amazon. Mill Creek is located approximately 58.0 miles from the Port of Portland and the Portland International Airport.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the 3565 Trelstad Ave Southeast Property was approximately 52,293 and 142,774, respectively; and the estimated 2019 average household income within the same radii was approximately $78,643 and $78,337, respectively.

Submarket Information – According to a third-party market research report, the 3565 Trelstad Ave Southeast Property is situated within the Marion County submarket of the Salem Office Market. As of August 2019, the Marion County submarket reported a total inventory of approximately 9.7 million SF with a 4.6% vacancy rate and average asking rent of $19.35 per SF, gross.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 3565 Trelstad Ave Southeast Property:

Market Rent Summary
Office
Market Rent (PSF)	$26.15
Lease Term (Years)	5 – 10 years
Lease Type (Reimbursements)	Modified Gross
Rent Increase Projection	3.0% per annum

Source: Appraisal

The following table presents information relating to comparable office property sales for the 3565 Trelstad Ave Southeast Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Appraiser’s Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
3565 Trelstad Ave Southeast Salem, OR	June 2019	2016/N/A	118,753	100.0%	$44,100,000	--	$371.36	--
Tigard Corporate Center 12123 Southwest 69th Avenue Tigard, OR	Dec. 2018	2000/N/A	123,210	100.0%	$41,500,000	$47,044,042	$336.82	$381.82
Sunset Corporate Park - Call Center 23175 Northwest Bennett Street Hillsboro, OR	July 2018	1999/N/A	103,279	100.0%	$32,250,000	$37,248,604	$312.26	$360.66
DHS Grants Pass 2101 Northwest Hawthorne Avenue Grants Pass, OR	Nov. 2017	2016/N/A	58,126	100.0%	$24,800,000	$31,917,568	$426.66	$549.11
HCA Building 11740 Southwest 68th Parkway Tigard, OR	July 2017	2007/N/A	35,215	100.0%	$10,500,000	$15,008,985	$309.16	$426.21
Summerlinn Center 1750 Southwest Blankenship Road West Linn, OR	June 2017	2006/N/A	65,000	98.0%	$14,900,000	$23,152,350	$231.71	$356.19

Source: Appraisal.

(1)	Adjusted sale price for all cash equivalency, lease-up and/or deferred maintenance (as applicable).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #13	Cut-off Date Balanc:	$26,500,000
3565 Trelstad Avenue Southeast	3565 Trelstad Ave Southeast	Cut-off Date LTV:	60.2%
Salem, OR 97317		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.1%

The following table presents certain information relating to comparable office property leases to the 3565 Trelstad Ave Southeast Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Date / Term (Years)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
3565 Trelstad Ave Southeast Salem, OR	2016/N/A	118,753	100.0%	-	OSP	May 2016 / 19.9	118,753	$21.00(1)(2)	Modified Gross
2045 Silverton Road NE Salem, OR	1954/N/A	34,390	100.0%	6.9 Miles	Marion County Health	July 2018 / 10.0	18,000	$23.64	NNN
Corvallis DHS Corvallis, OR	2018/N/A	53,397	100.0%	34.7 Miles	State of Oregon Department of Human Services	March 2018 / 19.0	53,397	$30.00	NNN
BKT Partners Flex Property Salem, OR	1977/N/A	49,465	100.0%	3.1 Miles	Oregon State Departments of Corrections	Dec. 2017 / 5.0	32,925	$14.82	NNN
Ambassador Place Flex/Office Portland, OR	2002/N/A	23,663	100.0%	59.1 Miles	Military Entrance Processing Station	Aug. 2017 / 10.0	23,663	$25.76	NNN
HCA Building Tigard, OR	2007/N/A	33,963	100.0%	48.0 Miles	Oregon Medical Association	July 2017 / 15.0	16,497	$21.67	NNN
Kruse Oaks III Lake Oswego, OR	2009/N/A	108,454	78.7%	46.6 Miles	Huron Consulting Services	April 2017 / 10.0	30,116	$33.50	Gross
DHS Building Salem, OR	1991/N/A	57,658	100.0%	8.3 Miles	Oregon State Department of Human Services	Feb. 2017 / 10.0	42,420	$25.67	Modified Gross

Source: Appraisal

(1)	Information is based on the underwritten rent roll. OSP has a current annual base rental rate of $21.00 per square foot and was underwritten to $24.14 per square foot based on straight line rent averaging through the loan term as OSP is an investment grade tenant.

(2)	The appraiser concluded to a market rent of $26.15 per square foot modified gross or $25.00 per square foot NNN.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 3565 Trelstad Ave Southeast Property:

Cash Flow Analysis(1)
	2017	2018	UW	UW PSF
Gross Potential Base Rent	$2,327,946	$2,397,784	$2,493,930	$21.00
Rent Average Benefit	$0	$0	$372,229(2)	$3.13
Total Recoveries	$225,300	$243,582	$261,996	2.21
Less Vacancy & Credit Loss	$0	$0	($28,662)(3)	($0.24)
Effective Gross Income	$2,553,246	$2,641,366	$3,099,493	$26.10

Real Estate Taxes	$186,552	$244,945	$264,642	$2.23
Insurance	$37,228	$40,845	$33,932	$0.29
Other Operating Expenses	$143,541	$130,203	$128,963	$1.09
Total Expenses	$367,321	$415,993	$427,537	$3.60

Net Operating Income	$2,185,925	$2,225,373	$2,671,956	$22.50
Capital Expenditures	$0	$0	$13,983	$0.12
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$2,185,925	$2,225,373	$2,657,973	$22.38

Occupancy %	100.0%	100.0%	100.0%
NOI DSCR (P&I)	1.41x	1.44x	1.73x
NOI DSCR (IO)	1.96x	2.00x	2.40x
NCF DSCR (P&I)	1.41x	1.44x	1.72x
NOI DSCR (IO)	1.96x	2.00x	2.38x
NOI Debt Yield	8.2%	8.4%	10.1%
NCF Debt Yield	8.2%	8.4%	10.0%

(1)	Historical financials prior to 2017 were not provided by the previous owner and are therefore not available.

(2)	Represents straight line rent averaging for OSP as an investment grade tenant through the loan term.

(3)	The underwritten economic vacancy is 1.0%. The 3565 Trelstad Ave Southeast Property was 100.0% occupied as of September 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – DoubleTree - Orlando East

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Orlando, FL 32817
Original Balance:		$25,620,000		General Property Type:	Hospitality
Cut-off Date Balance:		$25,587,016		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1987/2013-2014
Borrower Sponsor:		Naveen Shah		Size:	246 Rooms
Guarantor:		Naveen Shah		Cut-off Date Balance per Room:	$104,012
Mortgage Rate:		4.1500%		Maturity Date Balance per Room:	$83,394
Note Date:		7/24/2019		Property Manager:	Blue Sky Hospitality Solutions LLC
First Payment Date:		9/1/2019			(borrower-related)
Maturity Date:		8/1/2029		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$3,524,525
Original Amortization Term:		360 months		UW NOI Debt Yield:	13.8%
IO Period:		0 months		UW NOI Debt Yield at Maturity:	17.2%
Seasoning:		1 month		UW NCF DSCR:	2.08x
Prepayment Provisions:		LO (25); DEF (90); O (5)		Most Recent NOI:	$3,635,950 (5/31/2019 TTM)
Lockbox/Cash Mgmt Status:		Springing		2nd Most Recent NOI:	$3,595,375 (12/31/2018)
Additional Debt Type:		N/A		3rd Most Recent NOI:	$3,481,812 (12/31/2017)
Additional Debt Balance:		N/A		Most Recent Occupancy:	80.0% (5/31/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	80.0% (12/31/2018)
Reserves				3rd Most Recent Occupancy:	81.0% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$36,600,000 (6/25/2019)
RE Tax:	$336,209	$30,564	N/A	Appraised Value per Room:	$148,780
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV Ratio:	69.9%
FF&E Reserve:	$0	(2)	N/A	Maturity Date LTV Ratio:	56.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,620,000	100.0%	Loan Payoff:	$16,291,582	63.6%
			Return of Equity:	$8,674,777	33.9%
			Reserves:	$336,209	1.3%
			Closing Costs:	$317,432	1.2%
Total Sources:	$25,620,000	100.0%	Total Uses:	$25,620,000	100.0%

(1)	The insurance reserve is waived so long as a blanket policy remains in full force and effect.

(2)	The FF&E Reserve requires monthly payments of 4.0% of the total revenue for the calendar month two months prior to the payment date.

The Mortgage Loan. The fourteenth largest mortgage loan (the “DoubleTree - Orlando East Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $25,620,000 which is secured by a first priority fee mortgage encumbering a full service hospitality property located in Orlando, Florida (the “DoubleTree - Orlando East Property”).

The Borrower and the Borrower Sponsor. The borrower is White Diamond Hospitality LLC (the “DoubleTree - Orlando East Borrower”), a single-purpose Florida limited liability company with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Naveen Shah, President and Chief Executive Officer of Navika Capital Group (“Navika”). Navika commenced its business in 2005 with a mission to acquire, own and manage income generating real estate across the United States with a current portfolio of 38 full- and limited-service hotels and nine office buildings, shopping centers and recreational properties.

The Property. The DoubleTree - Orlando East Property is a six-story, 246-room, full service hotel located in Orlando, Florida, less than half a mile from the main campus of the University of Central Florida at the northwest corner of High Tech Avenue and Turbine Drive, approximately one block north of University Boulevard and one block west of North Alafaya Trail. The DoubleTree - Orlando East Property was developed in 1987 and between 2013 and 2014 underwent a $12 million renovation and rebranding from a Holiday Inn to the current Doubletree by the former owner.

The DoubleTree - Orlando East Property guestroom configuration includes 130 King rooms, 112 Double-Queen rooms, and 4 Executive King Suites. The DoubleTree - Orlando East Property is improved with several common area amenities including a full-service restaurant –The Study Bar and Grill and the Coffee & Food Pantry featuring Starbucks Coffee. Additional amenities include an outdoor pool, fitness center, sundry shop, 24 hour business center, guest laundry, ATM, laundry/valet services, and seven flexible meeting rooms totaling 5,492 SF that can be combined to create function space for up to 250 guests. The property is subject to a franchise agreement with Hilton Franchise Holding LLC, effective March 24, 2016 that extends for 15 years through March 31, 2031.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$25,587,016
12125 High Tech Avenue	DoubleTree - Orlando East	Cut-off Date LTV:	69.9%
Orlando, FL 32817		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	13.8%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the DoubleTree - Orlando East Property.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			DoubleTree - Orlando East Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	71.6%	$107.99	$77.34	76.5%	$113.73	$87.03	106.9%	105.3%	112.5%
12/31/2017	72.7%	$114.94	$83.52	81.6%	$118.15	$96.43	112.3%	102.8%	115.5%
12/31/2018	75.8%	$118.34	$89.66	80.4%	$122.20	$98.23	106.1%	103.3%	109.6%
5/31/2019 TTM	75.7%	$116.89	$88.43	80.3%	$121.32	$97.37	106.1%	103.8%	110.1%

Sources: Industry Report.

(1)	The competitive set includes Hilton Garden Inn Orlando East UCF, Holiday Inn Orlando East UCF Area, Courtyard Orlando East UCF Area, Hampton Inn Orlando East UCF, Comfort Suites UCF Area Research Park, La Quinta Inns & Suites Orlando UCF and Holiday Inn Express & Suites Orlando East UCF.

(2)	Variances between the underwriting, the appraisal, and third party research report with respect to Occupancy, ADR and RevPAR at the DoubleTree - Orlando East Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The DoubleTree - Orlando East Property is located in the Orlando MSA, Florida’s third-largest metropolitan area and is well known for its theme parks and attractions. The DoubleTree - Orlando East Property is located approximately 22 miles northwest of the Orlando International Airport and approximately 45 minutes from the Walt Disney World Resort, Kennedy Space Center, SeaWorld and Universal Orlando Resort. Additionally, the DoubleTree - Orlando East Property is located 25.2 miles from the Central Florida Zoo and 48.2 miles from Cocoa Beach.

According to a third party market research provider, the 2019 population within a one-, three- and five-mile radius of the DoubleTree - Orlando East Property was 9,692, 111,083 and 224,298, respectively. The 2019 average household income within the same one-, three- and five-mile radii was $51,847, $68,791 and $73,183, respectively.

The DoubleTree - Orlando East Property is the closest hotel to the University of Central Florida (“UCF”). UCF is one of the fastest growing universities in the United States and has many community and corporate partnerships, research programs and approximately 125,000 alumni, 68,000 students and more than 13,000 faculty and staff. Another major commercial development in the area is the Central Florida Research Park, the seventh largest research park in the nation and the largest in Florida, a 1,027-acre park home to approximately 145 companies, 10,000 employees, and elements of the U.S. Army, Navy, and Marines, as well as university departments and projects. The top corporate accounts at the DoubleTree - Orlando East Property for year-to-date June 2019 are Siemens (4,100 room nights), Lockheed Martin (670 room nights), Fedrooms FPLP (531 room nights), Raytheon Company (285 room nights), Northrop Grumman (154 room nights), General Electric (123 room nights) and Mellon Bank Corp (104 room nights),

According to the appraisal, there are three hotels under development that are anticipated to directly compete with the DoubleTree - Orlando East Property. A 179-room Pegasus Hotel by Marriott located within the UCF campus, expected to open in April 2020, a 124-room Home2 Suites located just east of the DoubleTree - Orlando East Property, expected to open in January 2020 and a 130-room Hyatt Place located adjacent to the DoubleTree - Orlando East Property, expected to open in July 2021.

The following table presents certain information relating to the primary competitive properties to the DoubleTree - Orlando East Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy(2)	Estimated 2018 ADR(2)	Estimated 2018 RevPAR(2)
DoubleTree - Orlando East	246	1987	5,492	40%	20%	40%	80%	$122.87	$98.31
Hilton Garden Inn Orlando East UCF	122	2001	2,010	50%	15%	35%	79%	$126.00	$99.54
Holiday Inn Orlando East UCF Area	149	1989	4,982	35%	25%	40%	68%	$118.00	$80.24
Courtyard Orlando East UCF Area	123	1997	1,053	50%	15%	35%	78%	$124.00	$96.72
Hampton Inn Orlando East UCF	109	1998	425	50%	10%	40%	85%	$128.00	$108.80
Comfort Suites UCF Area Research Park	70	1998	1,030	30%	5%	65%	84%	$105.00	$88.20
La Quinta Inns & Suites Orlando UCF	130	1999	0	30%	10%	60%	66%	$103.00	$67.98
Holiday Inn Express & Suites Orlando East UCF	91	2013	1,400	35%	5%	60%	84%	$119.00	$99.96

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the DoubleTree - Orlando East Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$25,587,016
12125 High Tech Avenue	DoubleTree - Orlando East	Cut-off Date LTV:	69.9%
Orlando, FL 32817		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the DoubleTree - Orlando East Property:

Cash Flow Analysis
	2016	2017	2018	TTM 5/31/2019	UW	UW per Room
Occupancy	73.0%	81.0%	80.0%	80.0%	80.0%
ADR	$113.00	$119.00	$123.00	$121.92	$121.92
RevPAR	$82.49	$96.39	$98.40	$97.49	$97.49

Room Revenue	$5,736,165	$8,669,234	$8,826,997	$8,753,436	$8,753,436	$35,583
Food & Beverage Revenue	$1,138,795	$1,577,437	$1,498,710	$1,584,092	$1,584,092	$6,439
Other Revenue(1)	$116,376	$46,257	$119,227	$131,408	$69,413	$282
Total Revenue	$6,991,336	$10,292,928	$10,444,934	$10,468,936	$10,406,941	$42,305

Room Expense	$1,355,510	$1,876,719	$1,874,359	$1,883,730	$1,883,730	$7,657
Food & Beverage Expense	$849,309	$1,069,406	$1,036,318	$1,134,641	$1,134,641	$4,612
Other Departmental Expenses	$21,839	$27,835	$22,191	$19,525	$19,525	$79
Total Departmental Expenses	$2,226,658	$2,973,960	$2,932,868	$3,037,896	$3,037,896	$12,349
Gross Operating Income	$4,764,678	$7,318,968	$7,512,066	$7,431,040	$7,369,045	$29,955

Total Undistributed Expenses	$2,259,621	$3,395,243	$3,469,148	$3,366,630	$3,361,995	$13,667
Gross Operating Profit	$2,505,057	$3,923,725	$4,042,918	$4,064,410	$4,007,050	$16,289

Total Fixed Charges	$345,993	$441,913	$447,543	$428,460	$482,525	$1,961
Total Operating Expenses	$4,832,272	$6,811,116	$6,849,559	$6,832,986	$6,882,416	$27,977

Net Operating Income	$2,159,064	$3,481,812	$3,595,375	$3,635,950	$3,524,525	$14,327
FF&E	$279,653	$411,717	$417,797	$418,757	$416,278	$1,692
Net Cash Flow	$1,879,411	$3,070,095	$3,177,578	$3,217,193	$3,108,247	$12,635

NOI DSCR	1.44x	2.33x	2.41x	2.43x	2.36x
NCF DSCR	1.26x	2.05x	2.13x	2.15x	2.08x
NOI Debt Yield	8.4%	13.6%	14.1%	14.2%	13.8%
NCF Debt Yield	7.3%	12.0%	12.4%	12.6%	12.1%

(1)	Other Revenue consists of vending commissions, guest laundry, and other miscellaneous income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 15 – Rivercrest Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Various
Original Balance:	$25,180,000			General Property Type:	Retail
Cut-off Date Balance:	$25,180,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsors:	Stanley Werb; Jonathan Gaines			Size:	256,202 SF
Guarantors:	Stanley Werb; Jonathan Gaines			Cut-off Date Balance per SF:	$98
Mortgage Rate:	3.8400%			Maturity Date Balance per SF:	$87
Note Date:	6/28/2019			Property Manager:	Rivercrest Realty Associates, LLC
First Payment Date:	8/11/2019				(borrower-related)
Maturity Date:	7/11/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,844,368
Original Amortization Term:	360 months			UW NOI Debt Yield:	11.3%
IO Period:	48 months			UW NOI Debt Yield at Maturity:	12.8%
Seasoning:	2 months			UW NCF DSCR:	1.84x (P&I); 2.66 (IO)
Prepayment Provisions:	LO (26); DEF (89); O (5)			Most Recent NOI:	$2,969,132 (6/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$2,947,591 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,857,189 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	99.5% (6/1/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	100.0% (12/31/2018)
Reserves				3rd Most Recent Occupancy:	97.6% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$33,575,000 (Various)
RE Tax:	$247,462	$35,352	N/A	Appraised Value per SF:	$131
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV Ratio:	75.0%
Recurring Replacements:	$0	$11,394	N/A	Maturity Date LTV Ratio:	66.4%
TI/LC(2):	$200,000	$14,945	$550,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,180,000	95.4%	Loan Payoff:	$25,689,344	97.4%
Borrower Equity:	$1,201,847	4.6%	Reserves:	$447,462	1.7%
			Closing Costs:	$245,041	0.9%
Total Sources:	$26,381,847	100.0%	Total Uses:	$26,381,847	100.0%

(1)	Monthly deposits for insurance are springing upon (i) an event of default occurring, (ii) the Rivercrest Portfolio Borrower (as defined below) failing to maintain an approved blanket policy and (iii) the Rivercrest Portfolio Borrower failing to provide the lender with evidence of renewal and paid receipts of insurance premiums within 30 business days.

(2)	Monthly deposits for TI/LC past the cap of $550,000 are springing upon (i) an event of default occurring and (ii) the net cash flow debt yield is less than 8.0%.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Rivercrest Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $25,180,000 and secured by a first priority fee mortgage encumbering three anchored retail centers located in Hendersonville, North Carolina (the “Highlands Square Property”), Columbia, South Carolina (the “Northpointe Commons Property”), and Forest City, North Carolina (the “Hillside Plaza Property”) (collectively, the “Rivercrest Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are Columbia (Northpointe) WMS, LLC; Forest City (Hillside) WMS, LLC; and Hendersonville (Highlands) WMS, LLC (collectively, the “Rivercrest Portfolio Borrower”), each a Delaware limited liability company with no independent directors. The borrower sponsors and non-recourse carveout guarantors are Stanley Werb and Jonathan Gaines. Stanley Werb and Jonathan Gaines are principals at Rivercrest Realty Investors. Founded in 1969 and based in Raleigh, North Carolina, Rivercrest Realty Investors is a privately owned and operated commercial real estate company engaged in the acquisition, long-term ownership and management of shopping centers, office buildings, and apartments throughout the eastern United States. Rivercrest Realty Investors currently owns 89 properties comprising 80 retail properties, two office properties, two self-storage properties and five multifamily properties.

The Properties. The Rivercrest Portfolio Properties comprise three anchored retail centers totaling 256,202 square feet in southwest North Carolina and central South Carolina. The Rivercrest Portfolio Properties were 99.5% occupied by 40 tenants as of June 1, 2019 and have averaged 98.2% occupancy since 2014. Anchor tenants and major tenants comprise 57.1% of the underwritten base rent and 68.6% of the total net rentable area. Other than the anchor tenants and major tenants, no tenant represents more than 3.2% of the underwritten base rent or 2.4% of the total net rentable area.

The Highlands Square Property totals 78,218 square feet, was constructed in 2001 and is situated on an 11.7 acre site located in Hendersonville, North Carolina. The Highlands Square Property is anchored by Staples, Petco Supplies & Fish, Dollar Tree, and Pier 1 Imports, and was 98.5% occupied by 12 tenants as of June 1, 2019. The Highlands Square Property has 448 parking spaces, resulting in a parking ratio of approximately 5.7 spaces per 1,000 SF of net rentable area.

The Northpointe Commons Property totals 91,884 square feet, was constructed in 2001 and is situated on a 9.4 acre site located in Columbia, South Carolina. The Northpointe Commons Property is anchored by Jo-Ann Fabrics and Crafts, Office Depot, Citi Trends, and Dollar Tree, and was 100.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #15	Cut-off Date Balance:	$25,180,000
Various	Rivercrest Portfolio	Cut-off Date LTV:	75.0%
Various, Various		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	11.3%

occupied by 13 tenants as of June 1, 2019. The Northpointe Commons Property has 460 parking spaces, resulting in a parking ratio of approximately 5.0 spaces per 1,000 SF of net rentable area.

The Hillside Plaza Property totals 86,100 square feet, was constructed in 2000 and is situated on a 13.8 acre site located in Forest City, North Carolina. The Hillside Plaza Property is anchored by Burke’s Outlet Store, Staples, and Hibbet Sports, and was 100.0% occupied by 15 tenants as of June 1, 2019. The Hillside Plaza Property has 461 parking spaces, resulting in a parking ratio of approximately 5.4 spaces per 1,000 SF of net rentable area.

Property Name Location	Net Rentable Area (SF)	Year Built/ Renovated	Occupancy	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Appraised Value	Allocated Cut-off LTV	UW NOI	% of UW NOI
Highlands Square Hendersonville, NC	78,218	2001/N/A	98.5%	$9,225,000	36.6%	$12,300,000	75.0%	$1,019,341	35.8%
Northpointe Commons Columbia, SC	91,884	2001/N/A	100.0%	$8,700,000	34.6%	$11,600,000	75.0%	$986,967	34.7%
Hillside Plaza Forest City, NC	86,100	2000/N/A	100.0%	$7,255,000	28.8%	$9,675,000	75.0%	$838,060	29.5%
Total	256,202		99.5%	$25,180,000	100.0%	$33,575,000	75.0%	$2,844,368	100.0%

Major Tenants.

Office Depot (21,400 SF, 8.4% of NRA, 8.5% of underwritten rent). Office Depot is a provider of supplies, products, and technology solutions to businesses through its business-to-business distribution platform online as well as approximately 1,300 stores. Office Depot has been a tenant at the Northpointe Commons Property since 2000, has a lease expiration of February 28, 2026, and has three, 5-year renewal options remaining.

Staples (23,942 SF, 9.3% of NRA, 8.4% of underwritten rent). Staples is a multinational office supply company, providing various products such as office supplies, office machines, technology, and business services both online and in stores. Founded in 1986, Staples operates approximately 1,900 stores in worldwide. Staples has been a tenant at the Highlands Square Property since 2001, has a lease expiration of October 31, 2021, and has three, 5-year renewal options remaining.

Burke’s Outlet Store (24,962 SF, 9.7% of NRA, 7.3% of underwritten rent). Burke’s Outlet Store is a chain of more than 450 discount apparel stores owned by Beall’s, Inc. Burke’s Outlet Store sells women’s clothing, men’s clothing, shoes, handbags and accessories, as well as bed and bath, home, and beauty products. Burke’s Outlet Store has been a tenant at the Hillside Plaza Property since 2010, has a lease expiration of January 31, 2021, and has two, 5-year renewal options remaining.

The following table presents a summary regarding the largest tenants at the Rivercrest Portfolio Properties:

Tenant Summary(1)
Tenant Name (Property)	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx ..% of Portfolio SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Portfolio Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration	Term. Option
Office Depot (Northpointe Commons Property)	NR/Ba3/B	21,400	8.4%	$267,500	$12.50	8.5%	NAV	NAV	NAV	2/28/2026	N
Staples (Highlands Square Property)	NR/B1/B+	23,942	9.3%	$263,362	$11.00	8.4%	NAV	NAV	NAV	10/31/2021	N
Burke’s Outlet Store (Hillside Plaza Property)	NR/NR/BBB-	24,962	9.7%	$230,000	$9.21	7.3%	$2,564,203	$102.72	9.0%	1/31/2021	N
Petco Supplies & Fish (Highlands Square Property)	NR/B3/CCC+	10,024	3.9%	$175,420	$17.50	5.6%	NAV	NAV	NAV	1/31/2023	N
Jo-Ann Fabrics and Crafts (Northpointe Commons Property)	NR/B2/B	21,500	8.4%	$150,500	$7.00	4.8%	$1,751,023	$81.44	13.5%	1/31/2021	N
Subtotal/Wtd. Avg.		101,828	39.7%	$1,086,782	$10.67	34.5%

Other Tenants		153,174	59.8%	$2,063,472	$13.47	65.5%
Vacant Space		1,200	0.5%	$0	$0.00	0.0%
Total/Wtd. Avg.		256,202	100.0%	$3,150,254	$12.35	100.0%

(1)	Information is based on the underwritten rent roll dated as of June 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Most Recent Sales determined as of December 31, 2018.

(4)	Occ. Cost % is based on the underwritten rent as of the June 1, 2019 underwritten rent roll divided by most recently reported sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #15	Cut-off Date Balance:	$25,180,000
Various	Rivercrest Portfolio	Cut-off Date LTV:	75.0%
Various, Various		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information with respect to the lease rollover at the Rivercrest Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
2019	1	1,200	$23.81	0.5%	0.5%	$28,576	0.9%	0.9%
2020	7	16,042	$16.25	6.3%	6.7%	$260,679	8.3%	9.2%
2021	12	108,166	$10.33	42.2%	48.9%	$1,116,888	35.5%	44.6%
2022	8	29,668	$16.49	11.6%	60.5%	$489,233	15.5%	60.2%
2023	6	29,047	$16.78	11.3%	71.9%	$487,354	15.5%	75.6%
2024	1	23,942	$5.25	9.3%	81.2%	$125,696	4.0%	79.6%
2025	0	0	$0.00	0.0%	81.2%	$0	0.0%	79.6%
2026	3	39,400	$12.85	15.4%	96.6%	$506,265	16.1%	95.7%
2027	0	0	$0.00	0.0%	96.6%	$0	0.0%	95.7%
2028	2	7,537	$17.99	2.9%	99.5%	$135,564	4.3%	100.0%
2029	0	0	$0.00	0.0%	99.5%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	99.5%	$0	0.0%	100.0%
Vacant	0	1,200	$0.00	0.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	40	256,202	$12.35	100.0%		$3,150,254	100.0%

(1)	Information is based on the underwritten rent roll dated as of June 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. Two of the Rivercrest Portfolio Properties (the Highlands Square Property and the Hillside Plaza Property) are located in southwest North Carolina, while the Northpointe Commons Property is located in central South Carolina.

Highlands Square Property – The Highlands Square Property is located in Hendersonville, North Carolina approximately 20.0 miles south of Asheville, North Carolina and 47.6 miles northwest of Spartanburg, South Carolina. The Highlands Square Property is located off of U.S Highway 64, a retail corridor in Hendersonville. Nearby national retailers include Walmart Supercenter, Sam’s Club, The Home Depot, CVS, Belk, Lowe’s Home Improvement, and T.J. Maxx. According to the appraisal, the estimated 2018 population within a three- and five-mile radius was 24,118 and 59,570, respectively, and the estimated average household income within the same radii was $62,207 and $66,232, respectively. The Highlands Square Property is located within the Henderson County submarket of the Asheville retail market. According to a third party market report, as of the first quarter of 2019 the Henderson County submarket had a total inventory of approximately 5.5 million SF, a vacancy rate of 2.4%, and an asking rental rate of $12.50 per square foot, triple net.

Northpointe Commons Property – The Northpointe Commons Property is located in Columbia, South Carolina approximately 12.3 miles northeast of downtown Columbia. The Northpointe Commons Property is located along Two Notch Road, a retail corridor in Columbia. Nearby national retailers include The Home Depot, JCPenney, Academy Sports, T.J. Maxx, Target, Best Buy, Publix Supermarket, and Walmart Supercenter. According to the appraisal, the estimated 2018 population within a three- and five-mile radius was 56,020 and 112,711, respectively, and the estimated average household income within the same radii was $92,200 and $84,147, respectively. The Northpointe Commons Property is located within the East submarket of the Columbia retail market. According to a third party market report, as of the first quarter of 2019 the East submarket had a total inventory of 3.8 million SF, a vacancy rate of 9.7%, and an asking rental rate of $13.23 per square foot, triple net.

Hillside Plaza Property – The Hillside Plaza Property is located in Forest City, North Carolina approximately 30.7 miles north of Spartanburg, South Carolina, 55.0 miles southeast of Asheville, North Carolina, and 67.2 miles west of Charlotte, North Carolina. The Hillside Plaza Property is located off of College Avenue (U.S. Highway 74), a retail corridor in Forest City. Nearby national retailers include Walmart Supercenter, ALDI, and Belk. According to the appraisal, the estimated 2018 population within a three- and five-mile radius was 16,006 and 29,399, respectively, and the estimated average household income within the same radii was $45,856 and $51,508, respectively. The Hillside Plaza Property is located within the Rutherford County retail market. According to a third party market report, as of the first quarter of 2019 the Rutherford County market had a total inventory of 2.8 million SF, a vacancy rate of 2.1%, and an asking rental rate of $8.53 per square foot, triple net.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #15	Cut-off Date Balance:	$25,180,000
Various	Rivercrest Portfolio	Cut-off Date LTV:	75.0%
Various, Various		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Rivercrest Portfolio Properties:

Market Rent Summary
Highlands Square	Anchor	Major	Large Inline	Inline
Market Rent (PSF)	$10.00	$15.00	$14.00	$20.00
Lease Term (Years)	10	10	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net
Northpointe Commons	Anchor	Major	Large Inline	Inline
Market Rent (PSF)	$8.50	$10.00	$15.00	$20.00
Lease Term (Years)	10	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net
Hillside Plaza	Anchor	Major	Large Inline	Inline
Market Rent (PSF)	$6.50	$12.50	$14.00	$20.00
Lease Term (Years)	10	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net

Source: Appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rivercrest Portfolio Properties:

Cash Flow Analysis
	2017	2018	6/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,036,345	$3,109,405	$3,149,471	$3,174,443	$12.39
Total Recoveries	$590,481	$638,912	$635,054	$627,885	$2.45
Percentage Rent	$884	$1,424	$1,424	$1,420	$0.01
Other Income	$27,726	$26,986	$16,082	$16,082	$0.06
Less Vacancy & Credit Loss	$0	$0	$0	($158,722)	($0.62)
Effective Gross Income	$3,655,436	$3,776,727	$3,802,031	$3,661,109	$14.29

Real Estate Taxes	$395,196	$403,637	$403,638	$465,364	$1.82
Insurance	$26,974	$29,510	$35,075	$28,434	$0.11
Other Expenses	$376,077	$395,989	$394,186	$322,942	$1.26
Total Expenses	$798,247	$829,136	$832,899	$816,740	$3.19

Net Operating Income	$2,857,189	$2,947,591	$2,969,132	$2,844,368	$11.10
Capital Expenditures	$0	$0	$0	$136,727	$0.53
TI/LC	$0	$0	$0	$104,600	$0.41
Net Cash Flow	$2,857,189	$2,947,591	$2,969,132	$2,603,041	$10.16

Occupancy %(2)	97.6%	100.0%	99.5%	95.0%
NOI DSCR (P&I)	2.02x	2.08x	2.10x	2.01x
NOI DSCR (IO)	2.91x	3.01x	3.03x	2.90x
NCF DSCR (P&I)	2.02x	2.08x	2.10x	1.84x
NCF DSCR (IO)	2.91x	3.01x	3.03x	2.66x
NOI Debt Yield	11.3%	11.7%	11.8%	11.3%
NCF Debt Yield	11.3%	11.7%	11.8%	10.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2019 and includes rent steps through August 2020 totaling $57,980.

(2)	UW Occupancy % represents economic occupancy. The Rivercrest Portfolio Properties were 99.5% leased as of June 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2019-BNK20

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel” and collectively with Morgan Stanley, Wells Fargo, BofA Securities and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

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